                                                                       EXHIBIT 2

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                             DISTRIBUTION AGREEMENT


                                     BETWEEN

                                  TENNECO INC.

                     (TO BE RENAMED TENNECO AUTOMOTIVE INC.)

                                       AND

                                ----------------

                        (FORMERLY TENNECO PACKAGING INC.)










                                          , 1999
                                ----------


================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I

         DEFINITIONS............................................................................................-1-
                  SECTION 1.01.  GENERAL........................................................................-1-
                  SECTION 1.02.  REFERENCES....................................................................-15-

ARTICLE II

         PRE-DISTRIBUTION TRANSACTIONS;
         CERTAIN COVENANTS.....................................................................................-15-
                  SECTION 2.01.  CORPORATE RESTRUCTURING TRANSACTIONS..........................................-15-
                  SECTION 2.02.  PRE-DISTRIBUTION STOCK DIVIDEND TO TENNECO....................................-16-
                  SECTION 2.03.  CERTIFICATE OF INCORPORATION AND BYLAWS OF PACKAGING..........................-16-
                  SECTION 2.04.  ELECTION OF DIRECTORS OF PACKAGING............................................-16-
                  SECTION 2.05.  TRANSFER AND ASSIGNMENT OF CERTAIN LICENSES AND
                  PERMITS......................................................................................-16-
                  SECTION 2.06.  TRANSFER AND ASSIGNMENT OF CERTAIN AGREEMENTS.................................-17-
                  SECTION 2.07.  OTHER TRANSACTIONS............................................................-18-
                  SECTION 2.08.  ELECTION OF OFFICERS..........................................................-18-
                  SECTION 2.09.  PACKAGING REGISTRATION STATEMENT..............................................-19-
                  SECTION 2.10.  STATE SECURITIES LAWS.........................................................-19-
                  SECTION 2.11.  LISTING APPLICATION...........................................................-19-
                  SECTION 2.12.  CERTAIN FINANCIAL AND OTHER ARRANGEMENTS......................................-19-
                  SECTION 2.13.  DIRECTOR, OFFICER AND EMPLOYEE RESIGNATIONS...................................-20-
                  SECTION 2.14.  TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION; TRANSFERS
                  DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE.................................................-20-
                  SECTION 2.15.  ANCILLARY AGREEMENTS..........................................................-21-
                  SECTION 2.16.  DEBT REALIGNMENT..............................................................-21-

ARTICLE III

         THE DISTRIBUTION......................................................................................-21-
                  SECTION 3.01.  TENNECO ACTION PRIOR TO THE DISTRIBUTION......................................-21-
                  SECTION 3.02.  THE DISTRIBUTION..............................................................-22-

ARTICLE IV

         CONDITIONS TO THE DISTRIBUTION........................................................................-22-
                  SECTION 4.01.  CONDITIONS PRECEDENT TO THE DISTRIBUTION......................................-22-
                  SECTION 4.02.  NO CONSTRAINT.................................................................-24-
                  SECTION 4.03.  DEFERRAL OF DISTRIBUTION DATE.................................................-24-


                  SECTION 4.04.  PUBLIC NOTICE OF DEFERRED DISTRIBUTION DATE...................................-24-

ARTICLE V

         COVENANTS.............................................................................................-25-
                  SECTION 5.01.  FURTHER ASSURANCES............................................................-25-
                  SECTION 5.02.  TENNECO NAME..................................................................-25-
                  SECTION 5.03.  SUPPLIES AND DOCUMENTS........................................................-25-
                  SECTION 5.04.  ASSUMPTION AND SATISFACTION OF LIABILITIES....................................-25-
                  SECTION 5.05.  NO REPRESENTATIONS OR WARRANTIES; CONSENTS....................................-26-
                  SECTION 5.06.  REMOVAL OF CERTAIN GUARANTEES.................................................-27-
                  SECTION 5.07.  PUBLIC ANNOUNCEMENTS..........................................................-27-
                  SECTION 5.08.  INTERCOMPANY AGREEMENTS.......................................................-28-
                  SECTION 5.09.  TAX MATTERS...................................................................-28-
                  SECTION 5.10.  1996 AGREEMENTS...............................................................-28-

ARTICLE VI

         ACCESS TO INFORMATION.................................................................................-29-
                  SECTION 6.01.  PROVISION, TRANSFER AND DELIVERY OF APPLICABLE CORPORATE
                  RECORDS......................................................................................-29-
                  SECTION 6.02.  ACCESS TO INFORMATION.........................................................-29-
                  SECTION 6.03.  REIMBURSEMENTS, OTHER MATTERS.................................................-30-
                  SECTION 6.04.  CONFIDENTIALITY...............................................................-30-
                  SECTION 6.05.  WITNESS SERVICES..............................................................-31-
                  SECTION 6.06.  RETENTION OF RECORDS..........................................................-31-
                  SECTION 6.07.  PRIVILEGED MATTERS............................................................-32-

ARTICLE VII

         INDEMNIFICATION.......................................................................................-33-
                  SECTION 7.01.  INDEMNIFICATION BY TENNECO....................................................-33-
                  SECTION 7.02.  INDEMNIFICATION BY PACKAGING..................................................-33-
                  SECTION 7.03.  NO INDEMNIFICATION IN RESPECT OF INDEMNITEE'S
                  INVESTMENT...................................................................................-33-
                  SECTION 7.04.  LIMITATIONS ON INDEMNIFICATION OBLIGATIONS....................................-34-
                  SECTION 7.05.  PROCEDURES FOR INDEMNIFICATION................................................-35-
                  SECTION 7.06.  INDEMNIFICATION PAYMENTS......................................................-38-
                  SECTION 7.07.  OTHER ADJUSTMENTS.............................................................-38-
                  SECTION 7.08.  OBLIGATIONS ABSOLUTE..........................................................-39-
                  SECTION 7.09.  SURVIVAL OF INDEMNITIES.......................................................-39-
                  SECTION 7.10.  REMEDIES CUMULATIVE...........................................................-39-
                  SECTION 7.11.  COOPERATION OF THE PARTIES WITH RESPECT TO ACTIONS AND THIRD
                  PARTY CLAIMS.................................................................................-39-
                  SECTION 7.12.  CONTRIBUTION..................................................................-40-
                  SECTION 7.13.  PROCEDURES WITH RESPECT TO TRANSACTION LIABILITIES............................-40-


ARTICLE VIII

         MISCELLANEOUS.........................................................................................-41-
                  SECTION 8.01.  COMPLETE AGREEMENT, CONSTRUCTION..............................................-41-
                  SECTION 8.02.  ANCILLARY AGREEMENTS..........................................................-41-
                  SECTION 8.03.  COUNTERPARTS..................................................................-42-
                  SECTION 8.04.  SURVIVAL OF AGREEMENTS........................................................-42-
                  SECTION 8.05.  RESPONSIBILITY FOR EXPENSES...................................................-42-
                  SECTION 8.06.  NOTICES.......................................................................-42-
                  SECTION 8.07.  WAIVERS.......................................................................-42-
                  SECTION 8.08.  AMENDMENTS....................................................................-42-
                  SECTION 8.09.  ASSIGNMENT....................................................................-42-
                  SECTION 8.10.  SUCCESSORS AND ASSIGNS........................................................-43-
                  SECTION 8.11.  TERMINATION...................................................................-43-
                  SECTION 8.12.  THIRD PARTY BENEFICIARIES.....................................................-43-
                  SECTION 8.13.  ATTORNEY FEES.................................................................-43-
                  SECTION 8.14.  TITLE AND HEADINGS............................................................-43-
                  SECTION 8.15.  EXHIBITS AND SCHEDULES........................................................-43-
                  SECTION 8.16.  SPECIFIC PERFORMANCE..........................................................-43-
                  SECTION 8.17.  GOVERNING LAW.................................................................-43-
                  SECTION 8.18.  SEVERABILITY..................................................................-44-
                  SECTION 8.19.  SUBSIDIARIES..................................................................-44-

                                LIST OF EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------
    A             AUTOMOTIVE BUSINESS PRO FORMA BALANCE SHEET
    B             AUTOMOTIVE SUBSIDIARIES
    C             CORPORATE RESTRUCTURING TRANSACTIONS
    D             DEBT REALIGNMENT PLAN
    E             FORM OF HUMAN RESOURCES AGREEMENT
    F             PACKAGING BUSINESS PRO FORMA BALANCE SHEET
    G             PACKAGING SUBSIDIARIES
    H             FORM OF TAX SHARING AGREEMENT
    I             SHARED AGREEMENTS
    J             EXCEPTIONS TO RESIGNATIONS OF COMMON DIRECTORS, OFFICERS AND EMPLOYEES
    K             FORM OF TRANSITION TRADEMARK LICENSE

                                                                       J&B DRAFT
                                                        SEPTEMBER 16, 1999(P.M.)


                             DISTRIBUTION AGREEMENT

         THIS DISTRIBUTION AGREEMENT is made and entered into as of _____________, 1999 by and between Tenneco Inc., a Delaware corporation to be renamed Tenneco Automotive Inc. ("TENNECO"), and _____________, a Delaware corporation formerly known as Tenneco Packaging Inc. ("PACKAGING").

                                 R E C I T A L S

         WHEREAS, the Board of Directors of Tenneco has deemed it appropriate and advisable to:

                  (a) separate and divide the existing businesses of Tenneco so that (i) Packaging and its subsidiaries shall own, directly or indirectly, the Packaging Business (as defined below), and (ii) Tenneco and its remaining subsidiaries shall own, directly or indirectly, the Automotive Business (as defined below);

                  (b) distribute, following consummation of such separation and division as a dividend to the holders of shares of common stock, par value $.01 per share, of Tenneco (the "TENNECO COMMON STOCK") all of the outstanding shares of common stock, $.01 par value, of Packaging (the "PACKAGING COMMON STOCK"); and

                  (c) change the name of Tenneco Inc. to Tenneco Automotive Inc. upon consummation of the transaction; and

         WHEREAS, each of Tenneco and Packaging has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such separation, division and distribution and to set forth other agreements that will govern certain other matters prior to and following such separation, division and distribution.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. GENERAL. Unless otherwise defined herein or unless the context otherwise requires, the following terms will have the meanings set forth or referenced below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

                  "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration tribunal.

                                                  TENNECO DISTRIBUTION AGREEMENT

                  "AFFILIATE" means, when used with respect to a specified Person, another Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For the purpose of this definition, "control" means (i) the ownership or control of more than 50% of the equity interest in any Person, or (ii) the ability to direct or cause the direction of the management or affairs of a Person, whether through the direct or indirect ownership of voting interests, by contract or otherwise.

                  "AGENT" means First Chicago Trust Company of New York, or such other trust company or bank designated by Tenneco and Packaging, who shall act as agent for the holders of Tenneco Common Stock in connection with the Distribution.

                  "AGREEMENT" means this Distribution Agreement by and between Tenneco and Packaging, including any amendments hereto and each Schedule and Exhibit attached hereto.


                  "ANCILLARY AGREEMENTS" means all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement) entered into by either of the parties hereto or any other member of its respective Group in connection with the Corporate Restructuring Transactions, the Distribution and the other transactions contemplated hereby or thereby, including, without limitation, the following:


                           (i)      the Conveyancing and Assumption Instruments;

                           (ii)     the Human Resources Agreement;

                           (iii)    the Tax Sharing Agreement;

                           (iv)     the Insurance Agreement;

                           (v)      the Transition Services Agreement; and

                           (vi)     the Transition Trademark License.

                  "AUTOMOTIVE ASSETS" means, collectively, all of the rights and assets owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date, including:

                           (i)  the capital stock of the Automotive
                  Subsidiaries;

                           (ii) all of the assets included on the Automotive
                  Business Pro Forma Balance Sheet which are owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date;



                                      -2-         TENNECO DISTRIBUTION AGREEMENT

                           (iii) all of the assets and rights expressly
                  allocated to Tenneco or any of the Automotive Subsidiaries under this Agreement or any of the Ancillary Agreements;

                           (iv) any other asset acquired by Tenneco or any of its Subsidiaries from the date of the Automotive Business Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Tenneco or one of its Subsidiaries as of the close of business on the Distribution Date and that is of a type or nature that would have resulted in such asset being included as an asset on the Automotive Business Pro Forma Balance Sheet had it been acquired on or prior to the date of the Automotive Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of assets included on the Automotive Business Pro Forma Balance Sheet; and

                           (v)   Tenneco Trademarks and Trade Names;

         provided, however, that notwithstanding the foregoing, the Automotive Assets shall not include the Packaging Assets or the capital stock of Packaging.

                  "AUTOMOTIVE BUSINESS" means the businesses (other than the Packaging Business or Prior Packaging Business) that, after giving effect to the Corporate Restructuring Transactions, are or were conducted by:

                           (i) Tenneco, the Automotive Subsidiaries or any of the other members of the Automotive Group;

                           (ii) any other division, Subsidiary or investment of Tenneco, or any Automotive Subsidiary or any of the other members of the Automotive Group managed or operated or in existence as of the date of this Agreement or any prior time, unless such other division, Subsidiary or investment is expressly included in the Packaging Group immediately after giving effect to the Corporate Restructuring Transactions; or

                           (iii) any business entity acquired or established by
                  or for Tenneco or any of the Automotive Subsidiaries between the date of the Automotive Pro Forma Balance Sheet and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset of Tenneco on the Automotive Business Pro Forma Balance Sheet had it been acquired or established on or prior to the date of the Automotive Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Subsidiaries and assets included on the Automotive Business Pro Forma Balance Sheet.

                  "AUTOMOTIVE BUSINESS PRO FORMA BALANCE SHEET" means the column entitled "Consolidated Tenneco Pro Forma" on the Tenneco Unaudited Pro Forma Consolidated

                                      -3-        TENNECO DISTRIBUTION AGREEMENT

         Balance Sheet (prepared in accordance with GAAP) as of June 30, 1999 attached hereto as Exhibit A, other than any amounts reflected in that column for the line items titled "Short- term debt (including current maturities on long-term debt)" and "Long-term debt." The parties agree that the liabilities of each party and its respective Subsidiaries for indebtedness for borrowed money shall be determined pursuant to the Debt Realignment.

                  "AUTOMOTIVE GROUP" means Tenneco, the Automotive Subsidiaries and, after giving effect to the Corporate Restructuring Transactions and the Distribution, the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of Tenneco or any of the Automotive Subsidiaries.

                  "AUTOMOTIVE INDEMNITEE" means:

                           (i) Tenneco, the Automotive Subsidiaries and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distribution; and

                           (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

                  "AUTOMOTIVE LIABILITIES" means, collectively, all of the following Liabilities other than Transaction Liabilities:

                           (i)   all of the Liabilities included on the
                  Automotive Business Pro Forma Balance Sheet which remain outstanding as of the close of business on the Distribution Date;

                           (ii) all of the Liabilities which are incurred or which otherwise accrue or are accrued at any time on, prior to, or after the date of the Automotive Business Pro Forma Balance Sheet and which arise or arose out of, or in connection with, the Automotive Assets, Automotive Business or Prior Automotive Business, determined on a basis consistent with the determination of the Liabilities of Tenneco which are included on the Automotive Business Pro Forma Balance Sheet;

                           (iii) all of the Liabilities of Tenneco, each
                  Automotive Subsidiary and each member of the Automotive Group under, or to be retained or assumed by Tenneco, any Automotive Subsidiary or any other member of the Automotive Group pursuant to, the Corporate Restructuring Transactions, the Debt Realignment, this Agreement (including, without limitation, the liabilities arising from the matters allocated to it in the Litigation Letter) or any of the Ancillary Agreements;

                           (iv) all of the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, on or following the Distribution Date) arising out of or in connection with or otherwise relating to the management

                                                  TENNECO DISTRIBUTION AGREEMENT
                                       -4-
                  or conduct before or after the Distribution Date of the Automotive Business or any Prior Automotive Business;

                           (v) all Automotive Securities Liabilities and Tenneco Securities Liabilities; and

                           (vi) all other Liabilities of Tenneco, of each Automotive Subsidiary and of each of member of the Automotive Group which do not constitute Packaging Liabilities.

                  "AUTOMOTIVE RECORDS" has the meaning ascribed to such term in
         Section 6.01(c) hereof.

                  "AUTOMOTIVE SECURITIES LIABILITIES" means any and all Securities Liabilities, other than Transaction Securities Liabilities, of Tenneco or any entity that was or is a Subsidiary of Tenneco on or before the Distribution Date arising out of, or in connection with, or relating to any information, data (financial or otherwise, and including pro forma financial data) or disclosures (or any omissions of information, data or disclosures) provided, made or omitted (or alleged to have been provided, made or omitted) on or prior to the Distribution Date to the extent relating to or concerning the business, operations, financial or other results, prospects, plans, potential risks, financing or management of the Prior Automotive Business, Automotive Business, Automotive Assets or Automotive Group before or after the Distribution irrespective of (A) who authored, prepared or provided such information, data or disclosures (or, as the case may be, the section or discussion in which certain information, data or disclosure is alleged to have been omitted), or (B) the form in which, or medium through which (e.g., in writing, orally, electronically, etc.), such information, data, disclosure, section or discussion was provided.

                  "AUTOMOTIVE SUBSIDIARIES" means the Subsidiaries of Tenneco set forth on Exhibit B hereto and all other Subsidiaries of Tenneco other than Packaging and the Packaging Subsidiaries.

                  "BOOKS AND RECORDS" means all books, records, manuals, agreements and other materials (in any form or medium), including without limitation, all mortgages, licenses, indentures, contracts, financial data, customer lists, marketing materials and studies, advertising materials, price lists, correspondence, distribution lists, supplier lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blue prints, research and development files, records, data and laboratory books, accounts records, sales order files, litigation files, computer files, computer disks and tapes, microfiche, tape recordings and photographs.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor law.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                                                  TENNECO DISTRIBUTION AGREEMENT
                                       -5-

                  "CONSENTS" has the meaning ascribed to such term in Section 5.05(d) hereof.

                  "CONVEYANCING AND ASSUMPTION INSTRUMENTS" means collectively, the various written agreements, instruments and other documents to be entered into to effect the Corporate Restructuring Transactions or to otherwise effect the transfer of assets and the assumption of Liabilities in the manner contemplated by this Agreement, the Ancillary Agreements and the Corporate Restructuring Transactions.

                  "CORPORATE RESTRUCTURING TRANSACTIONS" means, collectively,
         (i) each of the distributions, transfers, conveyances, contributions, assignments and other transactions described and set forth on Exhibit C hereto, and (ii) such other distributions, transfers, conveyances, contributions, assignments and other transactions that may be required to be accomplished, effected or consummated by any of Tenneco, Packaging or any of their respective divisions, investments, Subsidiaries or Affiliates in order to separate and divide, in a series of transactions that, to the extent intended to qualify for tax-free transactions under the Code, shall qualify for tax-free treatment under the Code, the existing businesses of Tenneco so that, except as otherwise expressly set forth on Exhibit C hereto:

                           (i) the Packaging Assets shall be owned, directly and indirectly, by Packaging; and

                           (ii) the businesses and assets of Tenneco that remain
                  after the separations and divisions described in clause (i) above, including, without limitation, the Automotive Assets are, after giving effect to the Distribution, owned, directly and indirectly, by Tenneco.

                  "DEBT REALIGNMENT" means the repayment, realignment, refinancing, exchange and/or modification of the consolidated indebtedness of Tenneco, as described in Exhibit D attached hereto.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "DISTRIBUTION" means the distribution on the Distribution Date as a dividend to holders of record of shares of Tenneco Common Stock as of the Distribution Record Date of all of the outstanding Packaging Common Stock owned by Tenneco on the basis provided in Section 3.02 hereof.

                  "DISTRIBUTION DATE" means such date as may hereafter be determined by Tenneco's Board of Directors as the date on which the Distribution shall be effected.

                  "DISTRIBUTION RECORD DATE" means the close of business on the date determined by the Board of Directors of Tenneco for the purpose of determining the holders of record of Tenneco Common Stock entitled to participate in the Distribution.


                                                  TENNECO DISTRIBUTION AGREEMENT
                                       -6-

                  "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other Governmental restrictions (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq.), whether now or hereafter in existence, relating to the environment, natural resources or human health and safety or endangered or threatened species of fish, wildlife and plants or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals, or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means United States generally accepted accounting principles and practices, as in effect on the date of this Agreement, as promulgated by the Financial Accounting Standards Board and its predecessors.

                  "GOVERNMENTAL AUTHORITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "GROUP" means (i) with respect to Tenneco, the Automotive Group, and (ii) with respect to Packaging, the Packaging Group.

                  "HUMAN RESOURCES AGREEMENT" means the Human Resources Agreement by and between Tenneco and Packaging, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit E.

                  "INDEMNIFIABLE LOSSES" means, with respect to any Person, any and all losses, liabilities, penalties, claims, damages, demands, costs and expenses (including, without limitation, reasonable attorneys' fees, investigation expenses and any and all other out-of-pocket expenses, but excluding any punitive or consequential damages) or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by such Person either (a) in investigating, preparing for, defending against or otherwise arising out of or in connection with any Actions, any potential or threatened Actions or any Third Party Claims for which such Person would be entitled to indemnification under Article VII hereof, or (b) in respect of any other event, occurrence or matter for which such Person would be entitled to indemnification under Article VII hereof, in each case whether accrued or incurred on, before or after the date of this Agreement.

                  "INDEMNIFYING PARTY" has the meaning ascribed to such term in
         Section 7.04(a) hereof.

                                                  TENNECO DISTRIBUTION AGREEMENT
                                       -7-

                  "INDEMNITEE" has the meaning ascribed to such term in Section 7.04(a) hereof.

                  "INSURANCE AGREEMENT" means the Insurance Agreement by and between Tenneco and Packaging, which agreement shall be entered into on or prior to the Distribution Date and which shall provide for the separation and administration of existing insurance programs and the purchase of "run-off" policies for fiduciaries and directors and officers.

                  "INSURANCE PROCEEDS" means, with respect to any insured party, those monies, net of any applicable premium adjustment retrospectively-rated premium, deductible, retention or cost of reserve paid or held by or for the benefit of such insured, which are either:

                           (i) received by an insured from an insurance carrier; or

                           (ii) paid by an insurance carrier on behalf of an insured.

                  "LAW" means any constitutional provision, statute, law, ordinance, rule, regulation, permit, decree, injunction, order, ruling, determination, finding or writ of any Governmental Authority.

                  "LIABILITIES" means any and all debts, liabilities, obligations, responsibilities, response actions, losses, damages (whether compensatory, punitive or statutory), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursements and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

                  "LITIGATION LETTER" means the letter agreement between Tenneco and Packaging relating to the notice and defense of existing Third Party Claims.

                  "NYSE" means the New York Stock Exchange.

                  "PACKAGING ASSETS" means, collectively, all of the following rights and assets that are owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date:

                           (i)   the capital stock of the Packaging
                  Subsidiaries;


                                                  TENNECO DISTRIBUTION AGREEMENT
                                       -8-

                           (ii) all of the assets included on the Packaging Business Pro Forma Balance Sheet that are owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date;

                           (iii) all of the assets and rights expressly allocated to Packaging or any Packaging Subsidiary under this Agreement, the Contribution Agreement or any of the Ancillary Agreements; and

                           (iv) any other asset acquired by Tenneco or any of its Subsidiaries from the date of the Packaging Business Pro Forma Balance Sheet or to the close of business on the Distribution Date that is owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date and that is of a type or nature that would have resulted in such asset being included as an asset on the Packaging Business Pro Forma Balance Sheet had it been acquired on or prior to the date thereof, determined on a basis consistent with the determination of the assets included on the Packaging Business Pro Forma Balance Sheet.

                  "PACKAGING BUSINESS" means the businesses that, after giving effect to the Corporate Restructuring Transactions, are or were conducted by:

                           (i) Packaging, the Packaging Subsidiaries or any of the other members of the Packaging Group; or

                           (ii) any business entity acquired or established by or for Tenneco, Packaging or any of the Packaging Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset on the Packaging Business Pro Forma Balance Sheet, had it been acquired or established on or prior to the date thereof, determined on a basis consistent with the determination of the Subsidiaries and assets included on the Packaging Business Pro Forma Balance Sheet.


                  "PACKAGING BUSINESS PRO FORMA BALANCE SHEET" means the column entitled "Packaging Pro Forma Combined" on the Packaging Unaudited Pro Forma Combined Balance Sheet (prepared in accordance with GAAP) as of June 30, 1999 attached hereto as Exhibit F other than any amounts reflected in that column for the line items titled "Short- term debt" and "Long-term debt". The parties agree that the liabilities of each party and its respective Subsidiaries for indebtedness for borrowed money shall be determined pursuant to the Debt Realignment.


                  "PACKAGING COMMON STOCK" has the meaning ascribed to such term in the Recitals to this Agreement.

                  "PACKAGING" has the meaning ascribed to such term in the Recitals to this Agreement.

                                                  TENNECO DISTRIBUTION AGREEMENT
                                       -9-

                  "PACKAGING GROUP" means Packaging, the Packaging Subsidiaries and, after giving effect to the Corporate Restructuring Transactions and the Distribution, the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of any of Packaging or any of the Packaging Subsidiaries.

                  "PACKAGING INDEMNITEES" means:

                           (i) Packaging, the Packaging Subsidiaries and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distribution; and

                           (ii) each of the respective past, present and future
                  directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, employees and agents.

                  "PACKAGING INFORMATION STATEMENT" means the information statement or registration statement relating to Packaging and the transactions contemplated hereby to be distributed to holders of Tenneco Common Stock pursuant to the terms of this Agreement.

                  "PACKAGING LIABILITIES" means, collectively, all of the following Liabilities other than Transaction Liabilities:

                           (i) all of the Liabilities included on the Packaging Business Pro Forma Balance Sheet which remain outstanding as of the close of business on the Distribution Date;

                           (ii) all of the Liabilities which are incurred or which otherwise accrue or are accrued at any time on, prior to or after the date of the Packaging Business Pro Forma Balance Sheet, and which arise or arose out of, or in connection with the Packaging Assets, Packaging Business or Prior Packaging Business, determined on a basis consistent with the determination of Liabilities of Packaging on the Packaging Business Pro Forma Balance Sheet;

                           (iii) all of the Liabilities of Packaging, each
                  Packaging Subsidiary or any other member of the Packaging Group under, or to be retained or assumed by Packaging, any Packaging Subsidiary or any of the other members of the Packaging Group pursuant to the Corporate Restructuring Transactions, the Debt Realignment, this Agreement (including, without limitation, the liabilities arising from the matters allocated to it in the Litigation Letter) or any of the Ancillary Agreements;

                           (iv) all of the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Packaging Business or Prior Packaging Business;

                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -10-

                           (v)   the Packaging Securities Liabilities; and

                           (vi) all other Liabilities of Packaging, of each Packaging subsidiary and of each member of the Packaging Group that are not expressly included in clauses (i) through (v) of the definition of Automotive Liabilities.

                  "PACKAGING RECORDS" has the meaning ascribed to such term in
         Section 6.01(a) hereof.

                  "PACKAGING REGISTRATION STATEMENT" means the Registration Statement on Form 10 to be filed with the Commission pursuant to the requirements of Section 12 of the Exchange Act and the rules and regulations thereunder in order to register the Packaging Common Stock under Section 12(b) of the Exchange Act.

                  "PACKAGING SECURITIES LIABILITIES" means any and all Securities Liabilities, other than Transaction Securities Liabilities, of Tenneco or any entity that was or is a Subsidiary of Tenneco on or prior to the Distribution Date arising out of, or in connection with, or relating to any information, data (financial or otherwise, and including pro forma financial data) or disclosures (or any omissions of information, data or disclosures) provided, made or omitted (or alleged to have been provided, made or omitted) on or prior to the Distribution Date to the extent relating to or concerning the business, operations, financial or other results, prospects, plans, potential risks, financing or management of the Prior Packaging Business, Packaging Business, Packaging Assets or Packaging Group before or after the Distribution irrespective of (A) who authored, prepared or provided such information, data or disclosures (or, as the case may be, the section or discussion in which certain information, data or disclosure is alleged to have been omitted), or (B) the form in which, or medium through which (e.g., in writing, orally, electronically, etc.), such information, data, disclosure, section or discussion was provided.

                  "PACKAGING SUBSIDIARIES" means the Subsidiaries listed on Exhibit G hereto.

                  "PERSON" means any natural person, corporation, business trust, join venture, association, company, partnership, limited liability company or other entity, or any government, or any agency or political subdivision thereof.

                  "PRIOR AUTOMOTIVE BUSINESS" means, collectively, the businesses that were conducted by any division, Subsidiary, other business entity or investment of Tenneco (or one of its former Subsidiaries or former Affiliates) that (i) at any time prior to the Distribution Date, were included in the "automotive parts" segment for purposes of segment reporting in any Annual Report on Form 10-K of Tenneco or the entity that, from December 8, 1987 to December 12, 1996, was known as "Tenneco Inc.", and (ii) were sold, transferred or otherwise discontinued or disposed of prior to the Distribution Date.

                  "PRIOR PACKAGING BUSINESS" means, collectively, the businesses that were conducted by any division, Subsidiary, other business entity or investment of Tenneco (or one of its

                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -11-
         former Subsidiaries or former Affiliates) that (i) at any time prior to the Distribution Date were included in the "packaging," "specialty packaging," or "paperboard packaging" segments for purposes of segment reporting in any Annual Report on Form 10-K of Tenneco or the entity that, from December 8, 1987 to December 12, 1996, was known as "Tenneco Inc.", and (ii) were sold, transferred or otherwise discontinued or disposed of prior to the Distribution Date.

                  "PRIOR RULINGS" means, collectively, the private letter ruling issued by the Internal Revenue Service on October 30, 1996 with control number PLR-240198-96, and the three private letter rulings supplementing that ruling, issued by the Internal Revenue Service on December 4, 1996 (control number PLR-252639-96), December 5, 1996 (control number PLR-253203-96) and May 27, 1997 (control number PLR-104206-97).

                  "PRIVILEGE" has the meaning ascribed to such term in Section 6.07(a) hereof.

                  "PRIVILEGED INFORMATION" has the meaning ascribed to such term in Section 6.07(a) hereof.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES LIABILITIES" means any and all losses, liabilities, penalties, claims, damages, demands, costs or expenses or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by a Person arising out of or relating in whole or in part to any Action, any potential or threatened Action or any Third Party Claim (or potential or threatened Third Party Claim) by any Governmental Authority or any other Person that is based on any violations or alleged violations of the Securities Act, Exchange Act, any of the rules or regulations of the Commission promulgated under the Securities Act or Exchange Act, or any other securities or other similar Law.

                  "SUBSIDIARY" means, with respect to any Person:

                           (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

                           (ii) any non-corporate entity in which such Person or such Person and one or more Subsidiaries of such Person either (a) directly or indirectly, at the date of determination thereof, has at least majority ownership interest, or (b) at the date of determination is a general partner or an entity performing similar functions (e.g., manager of a limited liability company or a trustee of a trust).


                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -12-

                  "TAX" or "TAXES" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, occupation, services, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

                  "TAX SHARING AGREEMENT" means the Tax Sharing Agreement by and among Tenneco and Packaging, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit I.

                  "TENNECO" means Tenneco Inc., a Delaware corporation.

                  "TENNECO COMMON STOCK" has the meaning ascribed to such term in the Recitals to this Agreement.

                  "TENNECO CORPORATE RECORDS" has the meaning ascribed to such term in Section 6.01(a) hereof.

                  "TENNECO HOLDERS" means the holders of record of Tenneco Common Stock as of the Distribution Record Date.

                  "TENNECO SECURITIES LIABILITIES" means any and all Securities Liabilities of Tenneco or any of its Subsidiaries including, without limitation, Tenneco Automotive Inc., other than Packaging Securities Liabilities or Transaction Securities Liabilities.

                  "TENNECO TRADEMARKS AND TRADE NAMES" means trademarks, service marks, and trade names containing "TENNECO", "TEN", or "TENN" or variations thereof, along with their respective applications and registrations wherever used or registered.

                  "TERMINATION DATE" means the date on which this Agreement is terminated pursuant to and in accordance with the provisions of Section
         8.11 of this Agreement.

                  "THIRD PARTY CLAIM" has the meaning as defined in Section 7.05(a) hereof.

                  "TRADEMARK TRANSITION LICENSE" has the meaning ascribed to such term in Section 5.02 hereof.


                  "TRANSACTION LIABILITIES" means any and all Transaction Securities Liabilities and any and all Liabilities imposed on Tenneco, Packaging, or any member of their respective Group, jointly or severally, arising as a result of the actions taken in connection with or pursuant to this Agreement, any Ancillary Agreement, the Debt Realignment or any of the Corporate Restructuring Transactions that are based on:



                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -13-

                           (i) any violation or alleged violation of the DGCL or any other corporate or other similar Law, to the extent such violation occurred or is alleged to have occurred on or prior to the Distribution Date; or

                           (ii) any violation or alleged violation by any officer or director of any member of the Packaging Group or the Automotive Group of such officer's or director's fiduciary duty as an officer or director.


                  "TRANSACTION SECURITIES LIABILITIES" means any and all Securities Liabilities imposed on Tenneco, Packaging, or any member of their respective Group, jointly or severally, arising as a result of the actions taken in connection with or pursuant to this Agreement, any Ancillary Agreement, the Debt Realignment or any of the Corporate Restructuring Transactions that are not Automotive Securities Liabilities or Packaging Securities Liabilities.


                  "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement by and between Tenneco and Packaging, which agreement shall be entered into on or prior to the Distribution Date pursuant to which Packaging shall provide certain administrative services to Tenneco after the Distribution Date.

                  "1996 AGREEMENTS" means the following agreements, and any amendments thereto:

                           (i) Distribution Agreement, dated November 1, 1996, by and among El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.), Tenneco Inc. (formerly New Tenneco Inc.) and Newport News Shipbuilding Inc., as amended (the "1996 DISTRIBUTION AGREEMENT");

                           (ii) Debt and Cash Allocation Agreement, dated December 11, 1996, by and among El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.), Tenneco Inc. (formerly New Tenneco Inc.) and Newport News Shipbuilding Inc. (the "1996 DEBT AND CASH ALLOCATION AGREEMENT");

                           (iii) Benefits Agreement, dated December 11, 1996, by and among El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.), Tenneco Inc. (formerly New Tenneco Inc.) and Newport
                                    News Shipbuilding Inc.;

                           (iv) Insurance Agreement, dated December 11, 1996, by and among El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.), Tenneco Inc. (formerly New Tenneco Inc.) and Newport News Shipbuilding Inc.;

                           (v) Tax Sharing Agreement, dated December 11, 1996, by and among El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.), Newport

                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -14-

                                    News Shipbuilding Inc., Tenneco Inc.
                                    (formerly New Tenneco Inc.) and El Paso
                                    Natural Gas Company;

                           (vi) First Amendment to Tax Sharing Agreement, dated as of December 11, 1996, among El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.), Tenneco Inc. (formerly New Tenneco Inc.) and Newport News Shipbuilding Inc.;

                           (vii) Transition Services Agreement, dated June 19, 1996, by and among Tenneco Business Services Inc., El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.) and El Paso Natural Gas Company;

                           (viii) Trademark Transition License Agreement, dated December 11, 1996, by and between Newport News Shipbuilding Inc. and Tenneco Inc. (formerly New Tenneco Inc.) (the "Newport News License"); and

                           (ix) Trademark Transition License Agreement, dated December 11, 1996, by and between Tenneco Inc. (formerly New Tenneco Inc.) and El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.) (the "El Paso License").

         SECTION 1.02. REFERENCES. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified to one of the Sections of this Agreement. References to "including" shall be deemed to mean "including, without limitation."

                                   ARTICLE II

                         PRE-DISTRIBUTION TRANSACTIONS;
                                CERTAIN COVENANTS

         SECTION 2.01. CORPORATE RESTRUCTURING TRANSACTIONS. On or prior to the Distribution Date (but in all events prior to the Distribution) and subject to
Section 2.06 below, each of Tenneco and Packaging shall, and shall cause each of their respective divisions, investments, Subsidiaries and Affiliates to, as applicable, take such action or actions as is necessary to cause, effect and consummate the Corporate Restructuring Transactions. Each of Tenneco and Packaging hereby agrees that any one or more of the Corporate Restructuring Transactions may be modified, supplemented or eliminated on or prior to the Distribution Date; provided such modification, supplement or elimination is determined to be necessary or appropriate (i) to divide the existing businesses of Tenneco so that Tenneco's packaging businesses and administrative services operations shall be owned, directly and indirectly, by Packaging, or so that Tenneco's automotive businesses shall be owned, directly and indirectly by Tenneco after giving effect to the Distribution, in each case so long as the ruling referred to in the following clause (ii) will not be adversely affected by such modification, supplement, or elimination, or (ii) to obtain a ruling from the Internal Revenue Service as described in Section 4.01(d).

                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -15-

         SECTION 2.02. PRE-DISTRIBUTION STOCK DIVIDEND TO TENNECO. On or prior to the Distribution Date (but in all events prior to the Distribution), Packaging shall issue to Tenneco, as a stock dividend, the number of shares of Packaging Common Stock as is required to effect the Distribution, as certified by the Agent. In connection therewith, Tenneco shall deliver to Packaging for cancellation the share certificate (or certificates) then held by it representing all Packaging Common Stock, and Packaging shall issue a new certificate (or certificates) to Tenneco representing the total number of shares of Packaging Common Stock to be owned by Tenneco after giving effect to such stock dividend.

         SECTION 2.03. CERTIFICATE OF INCORPORATION AND BYLAWS OF PACKAGING. On or prior to the Distribution Date (but in all events prior to the Distribution), Tenneco and Packaging shall each take all necessary actions so that, as of the Distribution Date, the certificate of incorporation and bylaws of Packaging are amended and/or restated in such manner as is determined appropriate by Tenneco.

         SECTION 2.04. ELECTION OF DIRECTORS OF PACKAGING. On or prior to the Distribution Date, Tenneco, as the sole stockholder of Packaging, shall take all necessary action so that as of the Distribution Date the directors of Packaging will be as set forth in the Packaging Information Statement.

         SECTION 2.05.  TRANSFER AND ASSIGNMENT OF CERTAIN LICENSES AND PERMITS.

                  (a) LICENSES AND PERMITS RELATING TO THE PACKAGING BUSINESS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, Tenneco shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to) duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Packaging Group (as directed by Packaging) all transferrable licenses, permits and authorizations issued by any Governmental Authority that relate exclusively to the Packaging Business but which are held in the name of Tenneco, any member of the Automotive Group, or any of their respective employees, officers, directors, stockholders or agents.

                  (b) LICENSES AND PERMITS RELATING TO THE AUTOMOTIVE BUSINESS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, Packaging shall (and if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to) duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Automotive Group (as directed by Tenneco) all transferrable licenses, permits and authorizations issued by any Governmental Authority that relate exclusively to the Automotive Business but which are held in the name of any member of the Packaging Group or any of their respective employees, officers, directors, stockholders or agents.


                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -16-

         SECTION 2.06.  TRANSFER AND ASSIGNMENT OF CERTAIN AGREEMENTS.

                  (a) TRANSFER AND ASSIGNMENT OF AUTOMOTIVE BUSINESS AGREEMENTS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this Section 2.06, Packaging shall (and, if applicable, shall cause any of the other members of its Group over which it has legal or effective direct or indirect control to) assign, transfer and convey to Tenneco (or such other member of the Automotive Group as Tenneco shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the Automotive Business or any member of the Automotive Group.

                  (b) TRANSFER AND ASSIGNMENT OF PACKAGING BUSINESS AGREEMENTS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this Section 2.06, Tenneco shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to) assign, transfer and convey to Packaging (or such other member of the Packaging Group as Packaging shall direct) all of its (or such other Person's) right, title and interest in and to any and all agreements that relate exclusively to the Packaging Business or any member of the Packaging Group.

                  (c) SHARED AGREEMENTS.

                           (i) Exhibit I attached hereto contains a list of certain third party agreements with Tenneco Business Services, Inc. under or through which both the Automotive Group and Packaging Group has obtained or does obtain goods or services. As set forth in Section 1 of Exhibit I, certain of these agreements have been modified to provide that Tenneco and Packaging may each order, receive and pay for the goods and services to which such agreements apply for its respective Group as if each company had a separate contract. The third-party agreements listed in Section 2 of on Exhibit I will be administered by Packaging or one of its Subsidiaries after the Distribution and the allocated costs for such goods or services will be billed to and paid by Tenneco on a recurring basis.

                           (ii) Except with respect to the 1996 Agreements and the agreements listed on Exhibit I hereto, and subject to the provisions of Section 5.08 below, any agreement to which any party hereto (or any other member of such party's Group) is a party that inures to the benefit of or relates to the Automotive Business and the Packaging Business, but that is not a Packaging Asset or otherwise the subject of this Agreement or any Ancillary Agreement, shall be assigned in part, at the expense and risk of the Assignee (as defined herein), on or prior to the Distribution Date or as soon as reasonably practicable thereafter, so that each party (or such other member of such party's Group) shall be entitled to the rights and benefits inuring to its business under such agreement.


                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -17-

                  (d) OBLIGATIONS OF ASSIGNEES. The assignee of any agreement assigned, in whole or in part, hereunder (an "ASSIGNEE") shall, as a condition to such assignment, assume and agree to pay, perform and fully discharge all obligations of the assignor under such agreement (whether such obligations arose or were incurred prior to, on or subsequent to the Distribution Date and irrespective of whether such obligations have been asserted as of the Distribution Date) or, in the case of a partial assignment under Section 2.06(c)(ii) above, such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, or otherwise as determined in accordance with the practice of the parties prior to the Distribution. Furthermore, the Assignee shall use its reasonable efforts to cause the assignor of such agreement to be released from the Assignee's obligations under the assigned agreements.

                  (e) NO ASSIGNMENT OF CERTAIN AGREEMENTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the Assignee thereto until such consent is obtained. If an attempted assignment thereof would be ineffective or would adversely affect the rights of any party hereto (or a member of its Group) so that the Assignee would not, in fact, receive all such rights, the parties hereof will make efforts consistent with Section 5.05(d) hereof to effect any arrangement designed reasonably to provide for the Assignee the benefits of, and to permit the Assignee to assume liabilities under, any such agreement subject to the remaining sentences of this Section 2.06(e). There are certain software license agreements held in the name of a member of the Packaging Group that presently inure to the benefit of the Automotive Business and the Packaging Business. Notwithstanding any other provision of this Agreement and subject to the terms of the Transition Service Agreement, each such license agreement shall continue to be held by that member of the Packaging Group without any obligation of any party to cause the assignment or inurement to the benefit of such license agreement, or to effect any arrangement to provide such benefit, to the Automotive Business, except where the license agreement expressly permits the benefits and obligations to be divided among the Businesses or as may be negotiated with the licensor by that member of the Packaging Group and such other parties.

         SECTION 2.07. OTHER TRANSACTIONS. On or prior to the Distribution Date (but in all events prior to the Distribution), each of Tenneco and Packaging shall have consummated those other transactions in connection with the Corporate Restructuring Transactions and the Distribution that are contemplated by the Packaging Information Statement and the ruling request submitted by Tenneco to the Internal Revenue Service dated April 29, 1999 (as subsequently supplemented), and not specifically referred to in Sections 2.01 through 2.06 above, as long as such other transactions will not adversely affect the ruling from the Internal Revenue Service.

         SECTION 2.08. ELECTION OF OFFICERS. On or prior to the Distribution Date, each of Tenneco and Packaging shall, as applicable, take all actions necessary and desirable so that as of the Distribution Date the officers of Packaging will be as set forth in the Packaging Information Statement.

                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -18-

         SECTION 2.09. PACKAGING REGISTRATION STATEMENT. Tenneco and Packaging shall prepare or cause to be prepared, and Packaging shall file or cause to be filed with the Commission, the Packaging Registration Statement. The Packaging Registration Statement shall include or incorporate by reference the Packaging Information Statement setting forth appropriate disclosure concerning Tenneco, Packaging, the Distribution and such other matters as may be required to be disclosed therein by the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Tenneco and Packaging shall take all such actions as may be reasonably necessary or appropriate in order to cause the Packaging Registration Statement to become effective by order of the Commission pursuant to the Exchange Act.

         SECTION 2.10. STATE SECURITIES LAWS. Prior to the Distribution Date, Tenneco and Packaging shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in order to effect the Distribution.

         SECTION 2.11. LISTING APPLICATION. Prior to the Distribution Date, Tenneco and Packaging shall prepare and file with the NYSE a listing application and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause the NYSE to list on or prior to the Distribution Date, subject to official notice of issuance, the Packaging Common Stock.

         SECTION 2.12.  CERTAIN FINANCIAL AND OTHER ARRANGEMENTS.

                  (a) SETTLEMENT OF INTERCOMPANY ACCOUNTS BETWEEN PACKAGING GROUP AND AUTOMOTIVE GROUP. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between any member of the Packaging Group, on the one hand, and any member of the Automotive Group, on the other hand, shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of Tenneco and Packaging.

                  (b) OPERATIONS IN ORDINARY COURSE. Except as otherwise provided in this Agreement or any Ancillary Agreement during the period from the date of this Agreement through the Distribution Date, each of Tenneco and Packaging shall, and shall cause any entity that is a Subsidiary of such party at any time during such period to, conduct its business in a manner substantially consistent with current and past operating practices and in the ordinary course.


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



         SECTION 2.13. DIRECTOR, OFFICER AND EMPLOYEE RESIGNATIONS. Subject to the provisions of Section 2.04 and Section 2.08 above:

                  (a) RESIGNATIONS BY DIRECTORS AND EMPLOYEES OF THE AUTOMOTIVE GROUP. Tenneco shall cause all of its directors and all employees of the Automotive Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies (including committees and trusts responsible for benefit plans and compensation structures) of each member of the Packaging Group on which they serve, and from all positions as officers or employees of any member of the Packaging Group, except as otherwise set forth on Exhibit J hereto or in the Packaging Information Statement or as otherwise mutually agreed to in writing on or prior to the Distribution Date by Tenneco and Packaging.

                  (b) RESIGNATIONS BY DIRECTORS AND EMPLOYEES OF THE PACKAGING GROUP. Packaging shall cause all of its directors and all employees of the Packaging Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies (including committees and trusts responsible for benefit plans and compensation structures) of each member of the Automotive Group on which they serve, and from all positions as officers or employees of any member of the Automotive Group, except as otherwise set forth on Exhibit J hereto or in the Packaging Information Statement or as otherwise mutually agreed to in writing on or prior to the Distribution Date by Packaging and Tenneco.

         SECTION 2.14. TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION; TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE. To the extent that any transfers or transactions contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties hereto shall cooperate and make efforts consistent with Section 5.05(d) hereof (and shall cause each of their respective Affiliates and each member of their respective Groups over which they have legal or effective direct or indirect control to cooperate and make such efforts) to effect such transfers or transactions as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of Law cannot be transferred or assumed, provided, however, that the parties hereto shall cooperate (and shall cause each of their respective Affiliates and each member of their respective Groups over which they have legal or effective direct or indirect control to cooperate) to seek to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred or assumed pursuant to this Article II and Section 5.04, in a manner consistent with
Section 5.05(d) hereof. In the event that any such transfer of assets or assumption of Liabilities has not been consummated, from and after the Distribution Date the party retaining such asset or Liability (or, as applicable, such other member or members of such party's Group) shall hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action pursuant to Section 5.05(d) hereof as may be reasonably requested by the party to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such asset or Liability been

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



transferred or assumed as contemplated hereby. As and when any such asset or Liability becomes transferable or assumable, such transfer shall be effected forthwith. As of the Distribution Date, each party hereto (or, if applicable, such other members of such party's Group) shall be deemed to have acquired (or, as applicable, retained) complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party (or any other member of such party's Group) is entitled to acquire or required to assume pursuant to the terms of this Agreement.

         SECTION 2.15. ANCILLARY AGREEMENTS. Prior to the Distribution Date, each of Tenneco and Packaging shall enter into, or where applicable shall cause such other members of their respective Group to enter into, (a) the Ancillary Agreements and (b) any other agreements in respect of the Corporate Restructuring Transactions and the Distribution as are reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

         SECTION 2.16. DEBT REALIGNMENT. Tenneco and Packaging shall each use commercially reasonable efforts so that, immediately prior to the Distribution, the Debt Realignment plan set forth on Exhibit D attached hereto has been effected in accordance with the goal set forth in clause 1 of Exhibit D. Notwithstanding the foregoing, neither Tenneco nor Packaging, nor any member of its respective Group, shall have any recourse, claim, or cause of action to or against any other member of either Group if the ultimate result of the Debt Realignment, the manner of the Debt Realignment or any element or component thereof varies from that set forth in Exhibit D.

                                   ARTICLE III

                                THE DISTRIBUTION

         SECTION 3.01. TENNECO ACTION PRIOR TO THE DISTRIBUTION. Subject to the terms and conditions set forth herein, Tenneco shall take, or cause to be taken, the following acts or actions in connection with, and to otherwise effect in accordance with the terms of this Agreement, the Distribution.

                  (a) DECLARATION OF DISTRIBUTION AND ESTABLISHMENT OF DISTRIBUTION DATE. The Board of Directors of Tenneco shall, in its sole discretion and subject to and in accordance with this Agreement, the applicable rules of the NYSE and provisions of the DGCL, declare the Distribution and establish the Distribution Record Date, the Distribution Date, the date on which Packaging Common Stock shall be mailed to the Tenneco Holders and all appropriate procedures in connection with the Distribution to the extent not provided for herein; provided, however, that no such action shall create any obligation on the part of Tenneco to effect the Distribution or in any way limit Tenneco's power of termination as set forth in Section 8.11 hereof or alter the consequences of any such termination from those specified in such Section.


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



                  (b) NOTICE TO NYSE. Tenneco shall, to the extent possible, give the NYSE not less than ten days advance notice of the Distribution Record Date in compliance with Rule 10b-17 under the Exchange Act.

                  (c) MAILING OF PACKAGING INFORMATION STATEMENT. Tenneco shall, as soon as practicable after the Packaging Registration Statement shall have been declared effective under the Exchange Act, cause the Packaging Information Statement to be mailed to the holders of Tenneco Common Stock.

         SECTION 3.02.  THE DISTRIBUTION.

                  (a) DUTIES AND OBLIGATIONS OF TENNECO. Subject to the conditions contained herein, on the Distribution Date but effective immediately following the close of business on the Distribution Date Tenneco shall:

                           (i) deliver to the Agent the share certificates representing the Packaging Common Stock issued to Tenneco by Packaging, pursuant to Section 2.02 hereof, endorsed by Tenneco in blank, for the benefit of the Tenneco Holders; and

                           (ii) instruct the Agent to distribute, as soon as practicable following consummation of the Distribution, to the Tenneco Holders one share of Packaging Common Stock for every one share of Tenneco Common Stock held by such Tenneco Holders as of the Distribution Record Date.

                  (b) DUTIES AND RESPONSIBILITIES OF PACKAGING. Packaging shall provide, or cause to be provided, to the Agent sufficient certificates representing Packaging Common Stock, in such denominations as the Agent may request in order to effect the Distribution. All shares of Packaging Common Stock issued in connection with the Distribution will be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights.

                                   ARTICLE IV

                         CONDITIONS TO THE DISTRIBUTION

         SECTION 4.01. CONDITIONS PRECEDENT TO THE DISTRIBUTION. The obligation of Tenneco to cause the Distribution to be consummated shall be subject, at the option of Tenneco, to the fulfillment or waiver, on or prior to the Termination Date, of each of the following conditions.

                  (a) ANCILLARY AGREEMENTS. Each of the parties to each Ancillary Agreement shall have executed and delivered such Ancillary Agreement and all Ancillary Agreements shall be in full force and effect.

                  (b) REGISTRATION STATEMENT. The Packaging Registration Statement shall have been declared effective by order of the Commission and no stop order shall have been

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                                      -22-
         entered, and no proceeding for that purpose shall have been initiated or threatened by the Commission with respect thereto.

                  (c) NYSE LISTING. The Packaging Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (d) TAX RULING. Tenneco shall have received rulings from the Internal Revenue Service reasonably acceptable to Tenneco and Packaging, which rulings shall be in full force and effect as of the Distribution Date, to the effect that:

                           (i) the Distribution as contemplated hereunder will be tax-free for federal income tax purposes to Tenneco under
                  Section 355(c)(1) of the Code and to the stockholders of Tenneco under Section 355(a) of the Code;

                           (ii) the merger, pursuant to a plan of complete liquidation, of Tenneco Packaging Specialty and Consumer Products Inc. with and into Packaging will be tax-free for federal income tax purposes to Packaging and Tenneco Packaging Specialty and Consumer Products Inc. under Sections 332 and 337 of the Code, respectively;

                           (iii) the transfers of property by Tenneco to
                  Packaging and the entity now known as Tenneco Automotive Inc. will be tax-free for federal income tax purposes under Sections 361(a) and 351(a), respectively; and

                           (iv) the foregoing transactions will have no adverse effect on the Prior Rulings.

                  (e) PRE-DISTRIBUTION TRANSACTIONS. Each of the transactions and other matters contemplated by Article II and Section 3.01 hereof (including, without limitation, each of the distributions, transfers, conveyances, contributions, assignments or other transactions included in, or otherwise necessary to consummate, the Corporate Restructuring Transactions) and the Debt Realignment shall have been fully effected, consummated and accomplished.

                  (f) COVENANTS. The covenants contained in Article V of this Agreement that are required to be performed on or before the Distribution Date shall have been fully performed.

                  (g) NO PROHIBITIONS. Consummation of the transactions contemplated hereby shall not be prohibited by Law and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Distribution, or any transaction contemplated by this Agreement, it being understood that the parties hereto hereby agree to use their reasonable best efforts to

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



         cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible.

                  (h) CONSENTS. Tenneco and Packaging and the other members of their respective Groups shall have obtained all Consents the failure of which to obtain would, in the determination of the Board of Directors of Tenneco, have a material adverse effect on the Automotive Group or the Packaging Group, each taken as a whole, and such Consents shall be in full force and effect.

         SECTION 4.02.  NO CONSTRAINT. Notwithstanding the provisions of
Section 4.01 above, the fulfillment or waiver of any or all of the conditions precedent to the Distribution set forth therein shall not:

                           (i) create any obligation on the part of Tenneco or any other party hereto to effect the Distribution;

                           (ii) in any way limit Tenneco's right and power under Section 8.11 to terminate this Agreement and the process leading to the Distribution and to abandon the Distribution; or

                           (iii) alter the consequences of any such termination
                  under Section 8.11 from those specified in such Section.

         SECTION 4.03. DEFERRAL OF DISTRIBUTION DATE. If the Distribution Date shall have been established by the Board of Directors of Tenneco but all the conditions precedent to the Distribution set forth in this Agreement have not theretofore been fulfilled or waived, or Tenneco does not reasonably anticipate that they will be fulfilled or waived, on or prior to the date established as the Distribution Date, Tenneco may, by resolution of its Board of Directors (or a committee thereof, so authorized), defer the Distribution Date to a later date or terminate this Agreement under Section 8.11.

         SECTION 4.04. PUBLIC NOTICE OF DEFERRED DISTRIBUTION DATE. If the Board of Directors (or a committee thereof, so authorized) of Tenneco shall defer the Distribution Date in accordance with Section 4.03 above and public announcement of the prior Distribution Date has theretofore been made, Tenneco shall promptly thereafter issue, in accordance with the advice of legal counsel, a public announcement with respect to such deferment and shall, with the advice of legal counsel, take such other actions as may be deemed necessary or desirable with respect to the dissemination of such information.

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




                                    ARTICLE V

                                    COVENANTS

         SECTION 5.01. FURTHER ASSURANCES. Each of Tenneco and Packaging shall use all reasonable efforts to:

                  (a) take or cause to be taken all actions, and to do or cause to be done all things reasonably necessary, proper or advisable under applicable Law and agreements or otherwise to consummate and make effective the transactions contemplated hereby, including without limitation using commercially reasonable efforts to obtain any, consents and approvals from, enter into any amendatory agreements with and make any applications, registrations or filings with, any third Person or any Governmental Authority necessary or desirable in order to consummate the transactions contemplated hereby or to carry out the purposes of this Agreement; and

                  (b) execute and deliver such further instruments and documents and take such other actions as the other party may reasonably request in order to consummate the transactions contemplated hereby and effectuate the purposes of this Agreement.

         SECTION 5.02. TENNECO NAME. As part of the Corporate Restructuring Transactions the Tenneco Trademarks and Trade Names will be assigned to a member of the Automotive Group designated by Tenneco. Tenneco shall grant to Packaging and to each of the members of the Packaging Group a transition license, substantially in the form of Exhibit K hereto (the "TRADEMARK TRANSITION LICENSE"), to use certain Tenneco Trademarks and Trade Names.

         SECTION 5.03. SUPPLIES AND DOCUMENTS. Tenneco shall, pursuant to the terms of the Trademark Transition License, grant a license (on a nonexclusive basis) to Packaging and to each of the members of the Packaging Group to use existing supplies and documents which have imprinted thereon any of the Tenneco Trademarks and Trade Names to the extent that such supplies and documents were existing in the inventory of such member of the Packaging Group as of the Distribution Date.

         SECTION 5.04. ASSUMPTION AND SATISFACTION OF LIABILITIES. Except as otherwise specifically set forth in any Ancillary Agreement, from and after the Distribution Date:

                  (a) Tenneco shall, and shall cause each of the other members of the Automotive Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all Automotive Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distribution;

                  (b) Packaging shall, and shall cause each of the other members of the Packaging Group over which it has legal or effective direct or indirect control to, assume, pay, perform

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                                      -25-
         and discharge all Packaging Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distribution; and

                  (c) Tenneco and Packaging each severally and not jointly covenant and agree to assume, pay, and discharge one half of the amount of any and all Transaction Liabilities.

         SECTION 5.05.  NO REPRESENTATIONS OR WARRANTIES; CONSENTS.

                  (a) GENERAL. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement (including the Ancillary Agreements) or otherwise, making to any other party hereto any representation or warranty whatsoever, including without limitation, any representation or warranty:

                           (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party; or

                           (ii) as to the legal sufficiency to convey title to any asset as of the execution, delivery and filing of this Agreement or any Ancillary Agreement, including, without limitation, any Conveyancing and Assumption Instrument.

                  (b) DISCLAIMER OF MERCHANTABILITY OR FITNESS OF ASSETS. Each party hereto further understands and agrees that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the Automotive Group or the Packaging Group, as the case may be, pursuant to the Corporate Restructuring Transactions and the other terms and provisions of this Agreement, any Conveyancing and Assumption Agreement or any Ancillary Agreement, and all such assets which are so transferred will be transferred on an "AS IS, WHERE IS" basis, and the party to which any such assets are transferred hereunder, or which retains assets hereunder, shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that the title of such party or any other member of its respective Group to any such assets shall be other than good and marketable and free from encumbrances.

                  (c) NO REPRESENTATIONS OR WARRANTIES REGARDING CONSENTS. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or any Ancillary Agreement or in any other agreement or document contemplated by this Agreement or any Ancillary Agreement or otherwise, representing or warranting in any way to any other party hereto that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable Law. Each of the parties hereto further agrees and understands that the party to which any assets to be or are transferred as contemplated by the Corporate Restructuring Transactions or the other provisions of this Agreement shall bear the economic and legal risk that any necessary consents or approvals are not obtained, that any necessary

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                                      -26-
         amendatory agreements are not executed and delivered or that any requirements of Laws are not complied with.

                  (d) COVENANT TO USE REASONABLE EFFORTS TO OBTAIN CONSENTS. Notwithstanding the provisions of Section 5.05(c) above, each of the parties hereto shall (and shall cause each of their respective Affiliates and each member of its respective Group over which it has direct or indirect legal or effective control to) use commercially reasonable efforts to obtain all consents and approvals (the "CONSENTS"), to enter into all amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the Corporate Restructuring Transactions, the Distribution and all other transactions contemplated by this Agreement and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of the Automotive Group and the Packaging Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and Liabilities contemplated by this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement, or their successors in interest, shall take all such necessary or desirable action.

         SECTION 5.06.  REMOVAL OF CERTAIN GUARANTEES.

                  (a) REMOVAL OF TENNECO AS GUARANTOR OF PACKAGING LIABILITIES. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, each of Tenneco and Packaging shall use its commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Tenneco and any other member of the Automotive Group removed as a guarantor of, or obligor under or for, any Packaging Liability.

                  (b) REMOVAL OF PACKAGING AS GUARANTOR OF AUTOMOTIVE LIABILITIES. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, each of Tenneco and Packaging shall use its commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Packaging and any other member of the Packaging Group removed as a guarantor of, or obligor under or for, any Automotive Liability.

         SECTION 5.07. PUBLIC ANNOUNCEMENTS. Each party hereto shall consult with each other before issuing any press release or otherwise issuing any other similar written public statement with respect to this Agreement or the Distribution and shall not issue any such press release or make any such public statement without the prior consent of each other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of any other party, issue such press release or other similar written public statement as may be required by law or any listing agreement with a national securities exchange to which any party hereto (or any member of such party's Group) is a party if it has used all reasonable efforts to consult with such other party and to obtain such party's consent but has been unable to do so in a timely manner.


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



         SECTION 5.08. INTERCOMPANY AGREEMENTS. Effective as of the consummation of the Distribution, each of Packaging and Tenneco shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control to) terminate each and every agreement between it and any member of the other Group other than this Agreement, any of the Ancillary Agreements, and any agreements between third Persons who are not members of either Group, on the one hand, and members of both Groups, on the other hand; provided, however, that such termination shall not have any effect whatsoever on any of its rights or obligations that accrued or were incurred prior to the Distribution Date (subject to the terms of Section 2.12 above).

         SECTION 5.09. TAX MATTERS. Each of Tenneco and Packaging intend the Distribution to be treated as a tax-free distribution under Code Sections 355(a) and 361(c)(1) and each such party shall use its reasonable best efforts to cause the Distribution to so qualify. Neither Tenneco, on the one hand, nor Packaging, on the other hand, shall take, or permit any member of its Group over which it has legal or effective direct or indirect control to take, any action which might cause:

                           (i) the Distribution to fail to qualify as a tax-free distribution under Code Section 355(a) or Code
                  Section 361(c)(1);

                           (ii) the merger, pursuant to a plan of complete liquidation, of Tenneco Packaging Specialty and Consumer Products Inc. with and into Packaging to not be tax-free for federal income tax purposes to Packaging and Tenneco Packaging Specialty and Consumer Products Inc. under Sections 332 and 337 of the Code, respectively;

                           (iii) the transfers of property by Tenneco to
                  Packaging and the entity now known as Tenneco Automotive Inc. to not be tax-free for federal income tax purposes under Sections 361(a) and 351(a), respectively;

                           (iv) the foregoing transactions to have an adverse effect on the Prior Rulings; or

                           (v) any other transfer described in the Corporate Restructuring Transactions that is intended (as described in Tenneco's request for rulings from the Internal Revenue Service) to qualify as a tax-free transfer under Code Sections 332, 351, 355 or 368 to fail to so qualify.

         SECTION 5.10.  1996 AGREEMENTS.

                  (a) ALLOCATION OF BENEFITS AND LIABILITIES. Except as expressly provided otherwise in an Ancillary Agreement, Tenneco and Packaging each shall use its commercially reasonable efforts to allocate and provide to the other party to the greatest extent feasible the economic and operational benefits and liabilities of the 1996 Distribution Agreement and the 1996 Debt and Cash Allocation Agreement, which allocation shall be based on the nature of the underlying asset or liability giving rise to the allocated benefit or liability. To the extent such benefit or liability is derived from or relates to an Automotive

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                                      -28-

         Asset, an Automotive Liability, the Automotive Business, or the Prior Automotive Business, it shall be allocated to Tenneco. To the extent such benefit or liability is derived or related to a Packaging Asset, a Packaging Liability, the Packaging Business, or the Prior Packaging Business, it shall be allocated to Packaging.

                  (b) ASSIGNMENT OF CERTAIN AGREEMENTS. Tenneco and Packaging each shall use its commercially reasonable efforts to cause the Newport News License and the El Paso License to be assigned to Tenneco.

                                   ARTICLE VI

                              ACCESS TO INFORMATION

         SECTION 6.01. PROVISION, TRANSFER AND DELIVERY OF APPLICABLE CORPORATE RECORDS.

                  (a) PROVISION, TRANSFER AND DELIVERY OF PACKAGING RECORDS. Tenneco shall (and shall cause each other member of its Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at Packaging's cost) to Packaging of the Books and Records in its possession, if any, that relate primarily to the Packaging Business or are necessary to operate the Packaging Business (collectively, the "Packaging Records"), except to the extent such items are already in the possession of any member of the Packaging Group. The Packaging Records shall be available to Tenneco for review and duplication, at its cost, pursuant to the terms of this Agreement.

                  (b) PROVISION, TRANSFER AND DELIVERY OF AUTOMOTIVE RECORDS. Packaging shall (and shall cause each other member of its Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at Tenneco's cost) to Tenneco of the Books and Records in its possession, if any, (i) that relate primarily to the Automotive Business or are necessary to operate the Automotive Business (collectively, the "AUTOMOTIVE RECORDS"), (ii) that relate to any Tenneco business other than the Packaging Business, or (iii) that consist of the corporate minutes of the Board of Directors (or committees thereof) of Tenneco or otherwise relate to the business, administrative and management operations of Tenneco as the parent holding company of the Automotive Business, Packaging Business and all other Tenneco businesses or operations (collectively, the "TENNECO CORPORATE RECORDS") except to the extent such items are already in the possession of any member of the Automotive Group. The Automotive Records and the Tenneco Corporate Records shall be the property of Tenneco, but shall be available to Packaging for review and duplication, at its cost, pursuant to the terms of this Agreement.

         SECTION 6.02. ACCESS TO INFORMATION. Unless otherwise contemplated by
Section 6.06, from and after the Distribution Date, each of Tenneco and Packaging shall (and shall cause each of the other members of its respective Group over which it has legal or effective direct or indirect control to) afford to each other party and its authorized accountants, counsel and other designated

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representatives reasonable access and duplicating rights (all such duplicating costs to be borne by the requesting party) during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, Books and Records and other data and information of such party and each other member of such party's Group relating to operations prior to the Distribution insofar as such access is reasonably required by the other requesting party for the conduct of the requesting party's business (but not for competitive purposes).

         SECTION 6.03. REIMBURSEMENTS, OTHER MATTERS. Except to the extent otherwise contemplated hereby or by any Ancillary Agreement, a party providing Books and Records or access to information to any other party (or such party's representatives) under this Article VI shall be entitled to receive from such other party, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Books and Records or access to information.

         SECTION 6.04.  CONFIDENTIALITY.

                  (a) GENERAL RESTRICTION ON DISCLOSURE. Each of Tenneco and Packaging shall not (and shall not permit any other member of its respective Group over which it has legal or effective direct or indirect control to) use or permit the use of (without the prior written consent of the other) and shall hold, and shall cause its consultants, advisors and other representatives and any other member of its respective Group (over which it has legal or effective direct or indirect control) to hold, in strict confidence, all information concerning each other party hereto and the other members of such other party's Group in its possession, custody or control to the extent such information either

                           (i)   relates to the period up to the Distribution
                  Date,

                           (ii)  relates to any Ancillary Agreement, or

                           (iii) is obtained in the course of performing
                  services for the other party pursuant to any Ancillary Agreement, and each party hereto shall not (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control not to) otherwise release or disclose such information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, without the prior written consent of the other affected party or parties, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by Law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

                  (b) COMPELLED DISCLOSURE. To the extent that a party hereto or a member of its Group over which it has legal or effective direct or indirect control is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such party agrees to assert or cause to be asserted such privilege in good faith prior to making such disclosure. Each of the parties shall consult

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         with each relevant other party in connection with any such judicial or administrative process, including without limitation, in determining whether any privilege is available, and shall not object to each such relevant party and its counsel participating in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

                  (c) EXCEPTIONS TO CONFIDENTIAL TREATMENT. Anything herein to the contrary notwithstanding, no party hereto shall be prohibited from using or permitting the use of, or required to hold in confidence, any information to the extent that (i) such information has been or is in the public domain through no fault of such party, (ii) such information is, after the Distribution Date, lawfully acquired from other sources by such party, or (iii) this Agreement, any Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information by such party.

         SECTION 6.05. WITNESS SERVICES. At all times from and after the Distribution Date, each of Tenneco and Packaging shall use its reasonable efforts to make available to each other party hereto, upon reasonable written request, the officers, directors, employees and agents of each member of its respective Group for fact finding, consultation or interviews and as witnesses to the extent that:

                  (a) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party or any member of its respective Group may from time to time be involved; and

                  (b) there is no conflict in the Action between the requesting party or any member of its respective Group and the party to which a request is made pursuant to this Section 6.05 or any member of such party's Group.

                  Except as otherwise agreed by the parties, a party providing witness services to any other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts relating to supplies, disbursements and other out-of-pocket expenses (but not salary expenses) of employees who participate in fact finding, consultation or interviews or are witnesses, as are actually and reasonably incurred in providing such fact finding, consulting, interviews or witness services by the party providing such services.

         SECTION 6.06. RETENTION OF RECORDS. Except when a longer period is required by Law or is specifically provided for herein or in any Ancillary Agreement, each party hereto shall cause the members of its Group over which it has legal or effective direct or indirect control, to retain, for a period of at least seven years following the Distribution Date, all material information (including without limitation all material Books and Records) relating to such Group and its operations prior to the Distribution Date. Notwithstanding the foregoing, any party hereto may offer in writing to deliver to the other parties all or a portion of such information as it relates to members of the offering party's Group and, if such offer is accepted in writing within 90 days after receipt thereof, the offering party shall promptly arrange for the delivery of such information (or copies thereof) to each

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accepting party (at the expense of such accepting party). If such offer is not so accepted, except as required by Law the offered information may be destroyed or otherwise disposed of by the offering party at any time thereafter.

         SECTION 6.07.  PRIVILEGED MATTERS.

                  (a) PRIVILEGED INFORMATION. Each of the parties hereto shall, and shall cause the members of its Group over which it has legal or effective direct or indirect control to, use its reasonable efforts to maintain, preserve, protect and assert all privileges including, without limitation, all privileges arising under or relating to the attorney-client relationship (including without limitation the attorney-client and attorney work product privileges) that relate directly or indirectly to any member of any other Group for any period prior to the Distribution Date ("PRIVILEGE" or "PRIVILEGES"). Each of the parties hereto shall use its reasonable efforts not to waive, or permit any member of its Group over which it has legal or effective direct or indirect control to waive, any such Privilege that could be asserted under applicable Law without the prior written consent of the other parties. With respect to each party, the rights and obligations created by this Section 6.07 shall apply to all information as to which a member of any Group did assert or, but for the Distribution, would have been entitled to assert the protection of a Privilege ("PRIVILEGED INFORMATION") including, but not limited to, any and all information that either:

                           (i)   was generated or received prior to the
                  Distribution Date but which, after the Distribution, is in the possession of a member of another Group; or

                           (ii) is generated or received after the Distribution Date but refers to or relates to Privileged Information that was generated or received prior to the Distribution Date.

                  (b) PRODUCTION OF PRIVILEGED INFORMATION. Upon receipt by a party or any member of its Group of any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information, or if a party or any member of its Group obtains knowledge that any current or former employee of such party or any member of its Group has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information, such party shall promptly notify the other parties of the existence of the request and shall provide the other parties a reasonable opportunity to review the information and to assert any rights it may have under this Section 6.07 or otherwise to prevent the production or disclosure of Privileged Information. No party will, or will permit any member of its Group over which it has direct or indirect legal or effective control to, produce or disclose any information arguably covered by a Privilege under this Section 6.07 unless:

                           (i) each other party has provided its express written consent to such production or disclosure; or


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                           (ii)  a court of competent jurisdiction has entered
                  an order which is not then appealable or a final, nonappealable order finding that the information is not entitled to protection under any applicable privilege.

                  (c) NO WAIVER. The parties hereto understand and agree that the transfer of any Books and Records or other information between any members of the Automotive Group or the Packaging Group shall be made in reliance on the agreements of Tenneco and Packaging, as set forth in
         Section 6.04 and Section 6.07 hereof, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The Books and Records being transferred pursuant to Section
         6.01 hereof, the access to information being granted pursuant to
         Section 6.02 hereof, the agreement to provide witnesses and individuals pursuant to Section 6.05 hereof and the transfer of Privileged Information to either party pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section or otherwise.

                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.01. INDEMNIFICATION BY TENNECO. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Tenneco shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Packaging Indemnitees from and against any and all Indemnifiable Losses of the Packaging Indemnitees arising out of, by reason of or otherwise in connection with (i) the Automotive Liabilities, (ii) to the extent Tenneco has not discharged its obligations under Section 5.04(c) above, Tenneco's share of any Transaction Liability, or (iii) the breach by Tenneco or any Automotive Subsidiary of any provision of this Agreement or any Ancillary Agreement.

         SECTION 7.02. INDEMNIFICATION BY PACKAGING. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Packaging shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Automotive Indemnitees from and against any and all Indemnifiable Losses of the Automotive Indemnitees arising out of, by reason of or otherwise in connection with either (i) the Packaging Liabilities, (ii) to the extent Packaging has not discharged its obligations under Section 5.04(c) above, Packaging's share of any Transaction Liability, or (iii) the breach by Packaging or any Packaging Subsidiary of any provision of this Agreement or any Ancillary Agreement.

         SECTION 7.03. NO INDEMNIFICATION IN RESPECT OF INDEMNITEE'S INVESTMENT. Notwithstanding anything to the contrary contained herein, Tenneco shall not be obligated to indemnify, defend and hold harmless the Packaging Indemnitees from and against, and Packaging shall not be obligated to indemnify, defend and hold harmless the Automotive Indemnitees from and against, any Indemnifiable Losses to the extent such Indemnifiable Losses arise out of, by reason of or otherwise in connection with (i) the direct or indirect ownership, from and after the Distribution Date, of any equity or other investment interest by such Indemnitee in a member of the Indemnifying Party's Group or (ii) any direct or indirect contractual or similar arrangement arising in the ordinary

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course of business between a member of the Automotive Group and a member of the
Packaging Group, except as otherwise contemplated by the terms of such arrangement.

         SECTION 7.04.  LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

                  (a) REDUCTIONS FOR INSURANCE PROCEEDS AND OTHER RECOVERIES. The amount that any party (an "INDEMNIFYING PARTY") is or may be required to pay to any other Person (an "INDEMNITEE") pursuant to
         Section 7.01 or Section 7.02 above, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related Indemnifiable Losses. The existence of a claim by an Indemnitee for insurance or against a third party in respect of any Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather, the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for such insurance or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the parties hereto that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions,
         (ii) relieved of the responsibility to pay any claims for which it is obligated or (iii) entitled to any subrogation rights with respect to any obligation hereunder. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Losses and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Losses, then such Indemnitee shall hold such Insurance Proceeds in trust for the benefit of such Indemnifying Party and shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

                  (b) FOREIGN CURRENCY ADJUSTMENTS. In the event that any indemnification payment required to be made hereunder or under any Ancillary Agreement shall be denominated in a currency other than U.S. Dollars, the amount of such payment shall be translated into U.S. Dollars using the foreign exchange rate for such currency determined in accordance with the following rules:

                           (i) with respect to any Indemnifiable Losses arising from the payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the foreign exchange rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

                           (ii) with respect to any Indemnifiable Losses covered by insurance, the foreign exchange rate for such currency shall be the foreign exchange rate employed

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



                  by the insurance company providing such insurance in settling such Indemnifiable Losses with the Indemnifying Party; and

                           (iii) with respect to any Indemnifiable Losses not
                  covered by either clause (i) or (ii) above, the foreign exchange rate for such currency shall be determined as of the date that notice of the claim with respect to such Indemnifiable Losses shall be given to the Indemnitee.

         SECTION 7.05. PROCEDURES FOR INDEMNIFICATION. Except as otherwise specifically provided in any Ancillary Agreement, including, without limitation, the Tax Sharing Agreement and the Human Resources Agreement:

                  (a) NOTICE OF THIRD PARTY CLAIMS. If a claim or demand is made against an Indemnitee by any Person who is not a member of the Automotive Group or the Packaging Group (a "THIRD PARTY CLAIM") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 30 business days) after receipt by such Indemnitee of written notice of the Third Party Claim, provided, however, that failure to give such notification shall not affect the Indemnitee's right to indemnification hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). The Indemnifying Party shall have 30 days from personal delivery or mailing of such written notice to notify the Indemnitee (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnitee with respect to such claim or demand and (ii) whether or not it assumes the defense of such claim or demand. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 15 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                  (b) LEGAL DEFENSE OF THIRD PARTY CLAIMS. If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense of the Third Party Claim (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party

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         Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Notwithstanding the foregoing:

                           (i) the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim either seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages; provided, however, that if such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages;

                           (ii) an Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if, in the Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such Third Party Claim or if the claim for indemnification relates to a matter that, if determined adversely, could reasonably be expected to expose the Indemnitee to criminal prosecution or penalties; and

                           (iii) if at any time after assuming the defense of a
                  Third Party Claim an Indemnifying Party shall fail to prosecute or withdraw from the defense of such Third Party Claim, the Indemnitee shall be entitled to resume the defense thereof and the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in such defense.

                  (c) SETTLEMENT OF THIRD PARTY CLAIMS. Except as otherwise provided below in this Section 7.05(c), or as otherwise specifically provided in any Ancillary Agreement, if the Indemnifying Party has assumed the defense of any Third Party Claim, then:

                           (i) in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld or delayed); provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party, and


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                           (ii)  the Indemnitee will agree to any settlement,
                  compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee;

         provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If the Indemnifying Party has not assumed the defense of a Third Party Claim then in no event shall the Indemnitee settle, compromise or discharge such Third Party Claim without providing prior written notice to the Indemnifying Party, which shall have the option within 15 business days following receipt of such notice to

                           (i)   approve and agree to pay the settlement,

                           (ii) approve the amount of the settlement, reserving the right to contest the Indemnitee's right to indemnity pursuant to this Agreement,

                           (iii) disapprove the settlement and assume in writing
                  all past and future responsibility for such Third Party Claim (including all of Indemnitee's prior expenditures in connection therewith), or

                           (iv) disapprove the settlement and continue to refrain from participation in the defense of such Third Party Claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith.

         In the event the Indemnifying Party does not respond to such written notice from the Indemnitee within such 15 business-day period, the Indemnifying Party shall be deemed to have elected option (i) above.

                  (d) OTHER CLAIMS. Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 30 business days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30 business-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30 business-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable Law or under this Agreement.


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                  (e) EXISTING THIRD PARTY CLAIMS. Effective as of the
         Distribution Date, Tenneco and Packaging shall each be deemed to have
         (i) received notification of a claim for indemnification from the other party with respect to the Third Party Claims allocated to it under the Litigation Letter, and (ii) elected to assume the defense of the Third Party Claims allocated to it under the Litigation Letter pursuant to
         Section 7.05(b). Thereafter, the relationships of the parties with respect to such Third Party Claims shall be governed by the provisions of Section 7.05.

         SECTION 7.06. INDEMNIFICATION PAYMENTS. Indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when invoices or bills are received or loss, liability, claim, damage or expense is incurred.

         SECTION 7.07.  OTHER ADJUSTMENTS.

                  (a) ADJUSTMENTS FOR TAXES. The amount of any Indemnifiable Loss shall be:

                           (i) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase); and

                           (ii) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss.

         In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss, and such Tax cost or Tax benefit shall be determined on a stand-alone basis (based upon the operations of such Indemnitee) after eliminating any effect resulting from the consolidation or inclusion for Tax purposes of the operations of any affiliates, companies, partnerships, or any other Person with the Indemnitee.

                  (b) REDUCTIONS FOR SUBSEQUENT RECOVERIES OR OTHER EVENTS. In addition to any adjustments required pursuant to Section 7.04 hereof or
         Section 7.07(a) above, if the amount of any Indemnifiable Losses shall, at any time subsequent to any indemnification payment made by the Indemnifying Party pursuant to this Article VII, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.


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         SECTION 7.08. OBLIGATIONS ABSOLUTE. The foregoing contractual obligations of indemnification set forth in this Article VII shall:

                           (i) also apply to any and all Third Party Claims that allege that any Indemnitee is independently, directly, vicariously or jointly and severally liable to such third party;

                           (ii) to the extent permitted by applicable law, apply even if the Indemnitee is partially negligent or otherwise partially culpable or at fault, whether or not such liability arises under any doctrine of strict liability; and

                           (iii) be in addition to any liability or obligation
                  that an Indemnifying Party may have other than pursuant to this Agreement.

         SECTION 7.09. SURVIVAL OF INDEMNITIES. The obligations of Tenneco and Packaging under this Article VII shall survive the sale or other transfer by any of them of any assets or businesses or the assignment by any of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities.

         SECTION 7.10. REMEDIES CUMULATIVE. The remedies provided in this
Article VII shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

         SECTION 7.11. COOPERATION OF THE PARTIES WITH RESPECT TO ACTIONS AND THIRD PARTY CLAIMS.

                  (a) IDENTIFICATION OF PARTY IN INTEREST. Any party to this Agreement that has responsibility for an Action or Third Party Claim shall identify itself as the true party in interest with respect to such Action or Third Party Claim and shall use its commercially reasonable efforts to obtain the dismissal of any other party to this Agreement from such Action or Third Party Claim.

                  (b) DISPUTES REGARDING RESPONSIBILITY FOR ACTIONS AND THIRD PARTY CLAIMS. If there is uncertainty or disagreement concerning which party to this Agreement has responsibility for any Action or Third Party Claim (including any Action or Third Party Claim with respect to any 1996 Agreement not otherwise provided for), the following procedure shall be followed in an effort to reach agreement concerning responsibility for such Action or Third Party Claim:

                           (i) In general, each party shall control the portion
                  of such dispute or controversy that directly and exclusively relates to a liability or benefit borne by such party. To the extent any issue involved in, or aspect of, such dispute or controversy does not directly and exclusively relate to the liability or benefit of one party, Tenneco and Packaging shall jointly control and otherwise handle such issue or matter upon such terms as they may agree. The parties in disagreement over the

                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -39-
                  responsibility for an Action or Third Party Claim shall exchange brief written statements setting forth their position concerning which party has responsibility for the Action or Third Party Claim in accordance with the provisions of this
                  Article VII. These statements shall be exchanged within 10 days of a party putting another party on written notice that the other party is or may be responsible for the Action or Third Party Claim.

                           (ii) If within 10 days of the exchange of the written statement of each party's position agreement is not reached on responsibility for the Action or Third Party Claim, the General Counsel for each of the parties in disagreement over responsibility for the Action or Third Party Claim shall speak either by telephone or in person to attempt to reach agreement on responsibility for the Action or Third Party Claim.

                  (c) EFFECT OF FAILURE TO FOLLOW PROCEDURE. Failure to follow the procedure set forth in clause (b) above shall not affect the rights and responsibilities of the parties as established by the other provisions of this Article VII.

                  (d) EXCHANGE OF INFORMATION. In connection with the handling of current or future Actions or Third Party Claims, the parties may determine that it is in their mutual interest to exchange privileged or confidential information. If so, the parties agree to discuss whether it is in their mutual interest to enter into a joint defense agreement or information exchange agreement to maintain the confidentiality of their communications and to permit them to maintain the confidentiality of proprietary information or information that is otherwise confidential or subject to an applicable privilege, including but not limited to the attorney-client, work product, executive, deliberative process or self-evaluation privileges.

         SECTION 7.12. CONTRIBUTION. To the extent that any indemnification provided for under Section 7.01 or Section 7.02 is unavailable to an Indemnitee or is insufficient in respect of any of the Indemnifiable Losses of such Indemnitee then the Indemnifying Party under such Section, in lieu of indemnifying such Indemnitee thereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Indemnifiable Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnitee on the other hand from the transaction or other matter which resulted in the Indemnifiable Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and of the Indemnitee on the other hand in connection with the action, inaction, statements or omissions that resulted in such Indemnifiable Losses as well as any other relevant equitable considerations.

         SECTION 7.13. PROCEDURES WITH RESPECT TO TRANSACTION LIABILITIES.

                  (a) NOTICE. If a Third Party Claim is made against either party or such party's Group which may give rise to a Transaction Liability, such party shall notify the other party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event

                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -40-
         within 15 business days) after receipt by such party of written notice of the Third Party Claim, provided, however, that failure to give such notification shall not affect either party's right to indemnification hereunder except to the extent a party shall have been actually prejudiced as a result of such failure. The parties shall deliver to each other, promptly (and in any event within 15 business days) after the receipt thereof, copies of all notices and documents (including court papers) received by a party relating to such Third Party Claim.

                  (b) LEGAL DEFENSE. If the parties jointly determine that a Third Party Claim may give rise to a Transaction Liability, the parties shall jointly agree on the manner of the defense of such Third Party Claim, including the selection of counsel and responsibility for strategic decisions, and share equally all costs and expenses incurred in connection with defending such Claim. If the parties disagree as to whether any Third Party Claim may or may not give rise to a Transaction Liability, the parties shall proceed in accordance with Section 7.11(b) above with respect to such Third Party Claim.

                  (c) SETTLEMENT. In no event will either party admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim that the parties have jointly determined may give rise to a Transaction Liability without the other party's prior written consent (which consent shall not be unreasonably withheld or delayed); provided, however, that either party shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the other party if such party releases the other party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge contains a full and unconditional release of the other party with no obligation to pay any amounts on account of such Claim and would not otherwise adversely affect the other party.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. COMPLETE AGREEMENT, CONSTRUCTION. This Agreement, including the Exhibits and Schedules hereto, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule or Exhibit hereto, the Schedule or Exhibit, as the case may be, shall prevail. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

         SECTION 8.02. ANCILLARY AGREEMENTS. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements except as specifically and expressly provided by the Ancillary Agreements.


                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -41-

         SECTION 8.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 8.04. SURVIVAL OF AGREEMENTS. Except as otherwise expressly provided herein, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

         SECTION 8.05. RESPONSIBILITY FOR EXPENSES. Subject to the provisions of the Debt Realignment, Tenneco and Packaging will each pay for all its fees, costs and expenses incurred by it or a member of its respective Group on or prior to the Distribution Date in connection with the Distribution. Except as otherwise set forth in this Agreement or any Ancillary Agreement each party shall bear its own costs and expenses incurred after the Distribution Date.

         SECTION 8.06. NOTICES. All notices and other communications to a party hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to such party (and will be deemed given on the date on which the notice is received by such party) at the address for such party set forth below (or at such other address for the party as the party shall, from time to time, specify by like notice to the other parties):

If to Tenneco, at:         500 North Field Drive
                           Lake Forest, Illinois 60045
                           Telecopier:
                           Attention: General Counsel

If to Packaging, at:       1900 West Field Court
                           Lake Forest, Illinois 60045
                           Telecopier:
                           Attention: General Counsel

         SECTION 8.07. WAIVERS. The failure of any party hereto to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

         SECTION 8.08. AMENDMENTS. Subject to the terms of Section 8.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

         SECTION 8.09. ASSIGNMENT. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other, and any

                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -42-
attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

         SECTION 8.10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

         SECTION 8.11. TERMINATION. This Agreement may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of Tenneco without the approval of Packaging or the stockholders of Tenneco. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by all of the parties hereto; provided, however, that Article VII shall not be terminated or amended after the Distribution in respect of the third party beneficiaries thereto without the consent of such persons.

         SECTION 8.12. THIRD PARTY BENEFICIARIES. Except as provided in Article VII hereof (relating to Indemnitees), this Agreement is solely for the benefit of the parties hereto and the members of their respective Groups and Affiliates, and should not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         SECTION 8.13. ATTORNEY FEES. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

         SECTION 8.14. TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         SECTION 8.15. EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         SECTION 8.16. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that there is no adequate remedy at law for the failure by such parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages. Accordingly, each of the parties hereto agrees that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

         SECTION 8.17. GOVERNING LAW. ALL QUESTIONS OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND

                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -43-

THE SCHEDULES AND EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY, AS SUCH PARTY'S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND (iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

         SECTION 8.18. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8.19. SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                             TENNECO INC.

                                             By
                                               --------------------------------
                                             Name:
                                             Title:

                                             TENNECO PACKAGING INC.

                                             By
                                               --------------------------------
                                             Name:
                                             Title:


                                                  TENNECO DISTRIBUTION AGREEMENT
                                      -44-

                                   EXHIBIT A


                                    TENNECO

                   UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                   JUNE 30, 1999
                                     (MILLIONS)


                                                                             PRO FORMA ADJUSTMENTS
                                                                   -----------------------------------------
                                                                                   SPIN-OFF     CONSOLIDATED
                                                       TENNECO        DEBT       AND RELATED      TENNECO
                                                     AS REPORTED   REALIGNMENT   TRANSACTIONS    PRO FORMA
                                                     -----------   -----------   ------------   ------------
                      ASSETS
Current assets:
  Cash and temporary cash investments..............    $   40         $  --        $    --         $   40
  Receivables......................................       606            --            100(c)         785
                                                                                        79 (b)
  Inventories......................................       401            --             --            401
  Other current assets.............................       129            31(a)          --            160
                                                       ------         -----        -------         ------
    Total current assets...........................     1,176            31            179          1,386
Plant, property, and equipment, net................     1,049            --             --          1,049
Goodwill and intangibles, net......................       510            --             --            510
Other assets and deferred charges..................       260            41(a)         (54)(f)        247
Net assets of discontinued operations..............     1,421            --         (1,421)(d)         --
                                                       ------         -----        -------         ------
    Total assets...................................    $4,416         $  72        $(1,296)        $3,192
                                                       ======         =====        =======         ======
                  LIABILITIES AND
                SHAREOWNERS' EQUITY
Current liabilities:
  Short-term debt (including current maturities on
    long-term debt)................................    $  206         $(206)(a)    $    --         $   --
  Trade payables...................................       351            --             20(c)         371
  Other current liabilities........................       287            --             --            287
                                                       ------         -----        -------         ------
    Total current liabilities......................       844          (206)            20            658
Long-term debt.....................................       832           841(a)          --          1,673
Deferred income taxes..............................        39            --            (22)(f)         17(e)
Other liabilities and deferred credits.............       168            --             --            168
Minority interest..................................       411          (394)(a)         --             17
Shareowners' equity................................     2,122          (169)(a)     (1,421)(d)        659
                                                                                        80(c)
                                                                                       (32)(f)
                                                                                        79(b)
                                                       ------         -----        -------         ------
    Total liabilities and shareowners' equity......    $4,416         $  72        $(1,296)        $3,192
                                                       ======         =====        =======         ======



   See the accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.



                                                  TENNECO DISTRIBUTION AGREEMENT

                                    TENNECO

          NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


(a) To reflect adjustments to Tenneco's debt for the debt realignment and the assumed payment of interest on Tenneco consolidated debt tendered or exchanged as part of the pre-spin-off debt realignment. The adjustment to equity reflects the net impact of the debt realignment, the recording of debt issue costs and deferred income taxes related to the debt realignment. Tenneco will acquire certain subsidiary preferred stock as part of the debt realignment. At this time, Tenneco cannot determine the ultimate amount of securities which will be purchased in the cash tender offers, or the ultimate amount of the original securities which will be exchanged for new securities in the exchange offers, and the amounts could vary significantly. These pro forma adjustments assume that 100% of the securities subject to the cash tender offers are purchased and 100% of the original securities are exchanged for new securities. These pro forma adjustments also assume that the new securities will be recorded at the net carrying amount of the original securities (in other words, the new securities are assumed not to be "substantially different;" see "Accounting Treatment of the Exchange Offers"). The results of the exchange offers could vary based on a number of factors, including the level of acceptance of the exchange offers, the ultimate interest rate of the exchanged securities and whether the exchanges will be considered extinguishments for accounting purposes. Based on current interest rate markets, it is expected that the exchange offers will not be extinguishments for accounting purposes. Tenneco expects to incur an extraordinary charge as a result of the debt realignment related to the cash tender offers. Tenneco estimates that this cost will be approximately $20 to $25 million after-tax based on current market rates of interest. Other costs, including transaction costs related to the acquisition of certain subsidiary preferred stock and costs associated with foreign tax restructuring initiatives, will be incurred by Tenneco in connection with the corporate restructuring transactions and the spin-off which Tenneco estimates will be approximately $50 million after-tax. The effect on Tenneco's debt of these costs has been reflected in this pro forma adjustment. However, these charges have not been included in the unaudited pro forma consolidated statements of income.

(b) To reflect the purchase of Automotive accounts receivable at fair value which had previously been sold to a third party.

(c) To reflect affiliated receivables and payables with Packaging that were eliminated in the Tenneco consolidated balance sheet.

(d) To reflect the spin-off of Packaging common stock to holders of Tenneco common stock at an exchange ratio of one share of Packaging common stock for each share of Tenneco common stock.


(e) Deferred income taxes at June 30, 1999 include $79 million of net operating loss carryforwards which will be utilized by Packaging upon the planned sale of Packaging's remaining interest in its containerboard joint venture.



(f) To reflect the increase in net periodic pension costs resulting from the transfer to Packaging of prepaid pension costs attributable to Automotive employees. Automotive employees will no longer participate in the Tenneco Retirement Plan following the spin-off and Packaging will become the sponsor of this plan. These prepaid pension costs will be transferred to Packaging in connection with the corporate restructuring transactions.





                                                  TENNECO DISTRIBUTION AGREEMENT

                                    EXHIBIT B

                             AUTOMOTIVE SUBSIDIARIES

TENNECO INC. (DELAWARE) (to be renamed Tenneco Automotive Inc.)
     Tenneco Automotive Inc. (to be renamed)...........................................................100%
         Beijing Monroe Automobile Shock Absorber Company Ltd.  (Peoples
              Republic of China)........................................................................51
              (Tenneco Automotive Inc. owns 51%; and Beijing Automotive Industry
              Corporation, an unaffiliated company, owns 49%)
         Dalian Walker-Gillet Muffler Co. Ltd. (Peoples Republic of China)..............................55
              (Tenneco Automotive Inc. owns 55%; and non-affiliates own 45%)
         McPherson Strut Company Inc. (Delaware).......................................................100
         Precision Modular Assembly Corp. (Delaware)...................................................100
         Shanghai Walker Exhaust Company, Ltd. (Peoples Republic of China)..............................55
              (Tenneco Automotive Inc. owns 55%; and Shanghai Tractor and Internal
               Combustion Engine Company, Ltd., an unaffiliated company, owns 45%)
         Tenneco Asheville Inc. (Delaware).............................................................100
         Tenneco Asia Inc. (Delaware)..................................................................100
         Tenneco Automotive Foreign Sales Corporation Limited (Jamaica)................................100
         Tenneco Automotive Japan Ltd. (Japan).........................................................100
         Tenneco Automotive Nederlands B.V. (Netherlands)..............................................100
         Tenneco Automotive RSA Company (Delaware).....................................................100
         Tenneco Automotive Trading Company (Delaware).................................................100
         Tenneco Brake, Inc. (Delaware)................................................................100
         Tenneco Europe Limited (Delaware).............................................................100
              Wimetal S. A. (France)....................................................................<1
                  (Tenneco Europe Limited owns 1 share; Walker Limited owns 1 share;
                   Walker France S.A. owns 99%; and each of David Zerhusen, Howard van Schoyck, Daniel Barth, Daniel Bellanger, Herman Weltens and
                   Theo Bonneu, affiliated persons, owns 1 share)
         Tenneco Inc. (Nevada).........................................................................100
         Tenneco International Finance Limited (United Kingdom)(1).....................................100
         Tenneco International Holding Corp. (Delaware)................................................100
              Monroe Australia Pty. Limited (Australia)................................................100
                  Monroe Springs (Australia) Pty. Ltd. (Australia).....................................100
                  Monroe Superannuation Pty. Ltd. (Australia)..........................................100
                  Walker Australia Pty. Limited (Australia)............................................100
              Tenneco Automotive Europe N.V. (Belgium).................................................100
                  Monroe Amortisor Imalat Ve Ticaret A.S. (Turkey)......................................99.85
                      (Tenneco Automotive Europe N.V. owns 99.85%;  and various
                       unaffiliated individual stockholders own 0.15%)
              Tenneco Automotive Italia S.r.l. (Italy)..................................................85
                  (Tenneco International Holding Corp. owns 85%; and Tenneco Automotive
              France, S.A. owns 15%)
              Tenneco Automotive Polska Sp. z.O.O........................................................1
                  (Tenneco International Holding Corp. owns 1%; and Tenneco Global Holdings
                   Inc. owns 99%)

                                                  TENNECO DISTRIBUTION AGREEMENT
                                       B-1


SUBSIDIARIES OF TENNECO INC.
     SUBSIDIARIES OF TENNECO AUTOMOTIVE INC.
         SUBSIDIARIES OF TENNECO INTERNATIONAL HOLDING CORP.
              Tenneco Romania Sr(1)(Romania).............................................................0.14%
                  (Tenneco International Holding Corp. owns 0.14%; and Tenneco Global
                   Holdings Inc. owns 99.86%)
              Tenneco Automotive Sverige A.B. (Sweden).................................................100
              Tenneco Canada Inc. (Ontario)............................................................100
              Tenneco Global Holdings Inc. (Delaware)..................................................100
                  Fric-Rot S.A.I.C. (Argentina).........................................................55
                      (Tenneco Global Holdings Inc. owns 55%; Maco Inversiones S.A.
                       owns 44.85%; and unaffiliated parties own .15%)
                  Maco Inversiones S.A. (Argentina)....................................................100
                      Fric-Rot S.A.I.C. (Argentina).....................................................44.85
                           (Maco Inversiones S.A. owns 44.85%; Tenneco Global Holdings
                            Inc. owns 55%; and unaffiliated parties own .15%)
                  Monroe Springs (New Zealand) Pty. Ltd. (New Zealand).................................100
                  Monroe Czechia s.r.o. (Czech Republic)...............................................100
                  Tenneco Automotive Iberica, S.A. (Spain).............................................100
                  Tenneco Automotive Polska Sp. z.O.O. (Poland).........................................99
                      (Tenneco Global Holdings Inc. owns 99%; and Tenneco International
                       Holding Corp. owns 1%)
                  Tenneco Romania Srl (Romania).........................................................99.86
                      (Tenneco Global Holdings Inc. owns 99.86%; and Tenneco International
                       Holding Corp. owns 0.14%)
                  Tenneco Mauritius Limited (Mauritius)................................................100
                      Hydraulics Limited (India)........................................................51
                           (Tenneco Mauritius Limited owns 51% and Bangalore Union
                           Services Limited, an unaffiliated company, owns 49%)
                           Renowned Automotive Products Manufacturers Ltd. (India)......................83
                           (Hydraulics Limited owns 83%; and non-affiliates own 17%)
                      Tenneco Automotive India Private Limited (India).................................100
                           Walker Exhaust India Private Limited (India)................................100
                               (Tenneco Automotive India Private Limited owns less than
                                100%; and an unaffiliated party owns the balance)
              Tenneco Holdings Danmark A/S (Denmark)...................................................100
                  Gillet Exhaust Technologie (Proprietary) Limited (South Africa)......................100
                  Gillet Lazne Belohrad, s.r.o. (Czech Republic) ......................................100
                  Kinetic Ltd. (Australia)..............................................................99
                      (Tenneco Holdings Danmark A/S owns 99%+; and unaffiliated
                       entities own less than 1%)
                  Tenneco Automotive Holdings South Africa Pty. Ltd. (South Africa).....................51
                      (Tenneco Holdings Danmark A/S owns 51%; and an unaffiliated party owns 49%)
                      Armstrong Hydraulics South Africa (Pty.) Ltd. (South Africa).....................100
                      Armstrong Properties (Pty.) Ltd. (South Africa)..................................100

(1) In dissolution.

                                                  TENNECO DISTRIBUTION AGREEMENT



SUBSIDIARIES OF TENNECO INC.
     SUBSIDIARIES OF TENNECO AUTOMOTIVE INC.
         SUBSIDIARIES OF TENNECO GLOBAL HOLDINGS INC.
              SUBSIDIARIES OF TENNECO AUTOMOTIVE HOLDINGS SOUTH AFRICA PTY. LTD.
                      Monroe Manufacturing (Pty.) Ltd. (South Africa)..................................100%
                      Smiths Industrial (SWA) (Pty.) Ltd. (South Africa)...............................100
                  Tenneco Automotive Port Elizabeth (Proprietary) Limited
                  (South Africa).......................................................................100
                  Tenneco Automotive Portugal - Componentes para Automovel, S.A.
                      (Portugal).......................................................................100
                  Walker Danmark A/S (Denmark).........................................................100
              Tenneco Automotive France S.A. (France)..................................................100
                  (Tenneco International Holding Corp. owns 470,371 shares; Daniel
                   Bellanger owns 16 shares; Robert Bellanger owns 8 shares; and
                   each of Walker Europe, Inc., Alain Bellanger, Theodore
                   Bonneu, Roy Kolotylo and David Zerhusen owns 1 share)
                  Gillet Tubes Technologies G.T.T. (France)............................................100
                  Monroe Packaging N.V. (Belgium).......................................................99.9
                      (Tenneco Automotive Europe N.V. owns 99.9%; and Tenneco
                       Automotive France S.A. owns 0.1%)
                  Tenneco Automotive Europe Coordination Center N.V. (Belgium)..........................99.9
                      (Tenneco Automotive Europe N.V. owns 99.9%; and Tenneco
                       Automotive France S.A. owns 0.1%)
                  Tenneco Automotive Italia S.r.l. (Italy)..............................................15
                      (Tenneco International Holding Corp. owns 85%; and Tenneco
                       Automotive France S.A. owns 15%)
                  Walker France Constructeurs S.A.R.L. (France)........................................100
                  Wimetal S.A. (France).................................................................99
                      (Tenneco Automotive France S.A. owns 99%; Tenneco Europe Limited owns 1 share, Walker Limited owns 1 share; and each of David Zerhusen,
                       Howard van Schoyck, Daniel Barth, Daniel Bellanger, Herman Weltens
                       and Theo Bonneu, affiliated persons, owns 1 share)
         The Pullman Company (Delaware)................................................................100
              Autopartes Walker S.A. de C.V.  (Mexico).................................................100
                  Consorcio Terranova S.A. de C.V. (Mexico).............................................99.99
                      (Autopartes Walker S.A. de C.V. owns 99.99%; and Josan
                      Latinamericana S.A. de C.V., an unaffiliated company, owns 0.01%)
                  Monroe-Mexico S.A. de C.V. (Mexico)..................................................100
                      Tenneco Automotive Servicios de Mexico, S.A. de C.V. (Mexico)......................0.01
                           (Monroe-Mexico, S.A. de C.V. owns 1 share; and Proveedora
                            Walker S. de R.L. de C.V. owns 49,999 shares)
                  Proveedora Walker S. de R.L. de C.V. (Mexico) ........................................99.99
                      (Autopartes Walker S.A. de C.V.owns 99.99%; and Pullmex S. de
                       R.L. de C.V. owns .01%)

                                                  TENNECO DISTRIBUTION AGREEMENT



SUBSIDIARIES OF TENNECO INC.
     SUBSIDIARIES OF TENNECO AUTOMOTIVE INC.
         SUBSIDIARIES OF THE PULLMAN COMPANY
              SUBSIDIARIES OF PROVEEDORA WALKER S. DE R.L. DE CV
                      Pullmex S. de R.L. de C.V. (Mexico)................................................0.01%
                           (Proveedora Walker S. de R.L. de C.V. owns 0.01% and
                            Autopartes Walker S.A. de C.V. owns 99.99%)
                      Tenneco Automotive Servicios de Mexico, S.A. de C.V. (Mexico).....................99.99
                           (Proveedora Walker S. de R.L. de C.V. owns 49,999 shares, and
                            Monroe-Mexico, S.A. de C.V. owns 1 share)
                  Pullmex S. de R.L. de C.V.............................................................99.99
                      (Autopartes Walker S.A. de C.V. owns 99.9%; and Proveedora
                       Walker S. de R.L. de   C.V. owns 0.1%)
                      Proveedora Walker S. de R.L. de C.V. (Mexico) .....................................0.01
                           (Pullmex S. de R.L. de C.V. owns 0.01%; and Autopartes
                            Walker S.A. de C.V. owns 99.99%)
              Clevite Industries Inc. (Delaware).......................................................100
              Peabody International Corporation (Delaware).............................................100
                  Barasset Corporation (Ohio)..........................................................100
                  Peabody Galion Corporation (Delaware)................................................100
                  Peabody Gordon-Piatt, Inc. (Delaware)................................................100
                  Peabody N.E., Inc. (Delaware)........................................................100
                  Peabody World Trade Corporation (Delaware)...........................................100
                  Peabody-Myers Corporation (Illinois).................................................100
                  Pullman Canada Ltd. (Canada)..........................................................61
                      (Peabody International Corporation owns 61%; and The Pullman
                       Company owns 39%)
              Pullman Canada Ltd. (Canada)..............................................................39
                  (The Pullman Company owns 39%; and Peabody International
                   Corporation owns 61%)
              Pullman Standard Inc. (Delaware).........................................................100
              Tenneco Brazil Ltda. (Brazil)............................................................100
                  Tenneco Automotive Brasil Ltda. (Brazil).............................................100
         Thompson and Stammers Dunmow (Number 6) Limited (United Kingdom)..............................100
         Thompson and Stammers Dunmow (Number 7) Limited (United Kingdom)..............................100
         TMC Texas Inc. (Delaware).....................................................................100
         Walker Electronic Silencing Inc. (Delaware)...................................................100
         Walker Europe, Inc. (Delaware)................................................................100
              Tenneco Automotive France S.A. (France)....................................................1
                  (Tenneco International Holding Corp. owns 470,371 shares; Daniel
                   Ballenger owns 16 shares; Robert Bellanger owns 8 shares; and
                   each of Walker Europe, Inc., Alain Bellanger, Theodore
                   Bonneu, Roy Kolotylo and David Zerhusen owns 1 share)
         Walker Limited (United Kingdom)...............................................................100


                                                  TENNECO DISTRIBUTION AGREEMENT


SUBSIDIARIES OF TENNECO INC.
     SUBSIDIARIES OF TENNECO AUTOMOTIVE INC.
         SUBSIDIARIES OF WALKER LIMITED (UNITED KINGDOM)
              Gillet Torsmaskiner UK Limited (United Kingdom)...........................................50
                  (Walker Limited owns 100 A Ordinary Shares, 50% of total equity; and
                   AB Torsmaskiner, an unaffiliated company, owns 100 B Ordinary
                   Shares, 50% of total equity)
                  Exhaust Systems Technology Limited (United Kingdom)...................................99.99%
                      (Gillet Torsmaskiner UK Limited owns 99.99%; and Heinrich
                       Gillet GmbH & Co. owns .01%)
              Tenneco Automotive UK Limited (United Kingdom)...........................................100
                  Gillet Exhaust Manufacturing Limited (United Kingdom)................................100
                  Gillet Pressings Cardiff Limited (United Kingdom)....................................100
                  Walker (UK) Limited (United Kingdom).................................................100
                      J.W. Hartley (Motor Trade) Limited (United Kingdom)..............................100
                      Tenneco - Walker (U.K.) Ltd. (United Kingdom)....................................100
              Tenneco Management (Europe) Limited (United Kingdom).....................................100
              Wimetal S. A. (France).....................................................................1
                  (Walker Limited owns 1 share; Tenneco Europe Limited owns 1 share; Tenneco Automotive France S.A. owns 99%; and each of
                   David Zerhusen, Howard van Schoyck, Daniel Barth, Daniel
                   Bellanger, Herman Weltens and Theo Bonneu, affiliated
                   persons, owns 1 share)
         Walker Manufacturing Company (Delaware).......................................................100
              Ced's Inc. (Illinois)....................................................................100
         Walker Norge A/S (Norway).....................................................................100
     Tenneco Deutschland Holdinggesellschaft mbH (Germany)..............................................99.97
         (Tenneco Inc. owns 99.97%; and Atlas Vermoegensverwaltung, an unaffiliated company, owns 0.03%)
         GILLET Unternehmesverwaltungs GmbH (Germany)..................................................100
              Heinrich Gillet GmbH & Co. KG (Germany)....................................................0.1
                  (GILLET Unternehmesverwaltungs GmbH owns 0.1%; and Tenneco
                   Deutschland Holdinggesellschaft mbH owns 99.9%. The
                   subsidiaries of Heinrich Gillet GmbH & Co. KG are listed
                   below.)
         Heinrich Gillet GmbH & Co. KG (Germany)........................................................99.9
              (Tenneco Deutschland Holdinggesellschaft mbH owns 99.9%; and
               GILLETUnternehmesverwaltungs GmbH owns 0.1%)
              ELGIRA Montagebetrieb fur Abgasanlagen Rastatt GmbH (Germany).............................50
                  (Heinrich Gillet GmbH & Co. KG owns 50%; and an unaffiliated party owns 50%)
              Exhaust Systems Technology Limited (United Kingdom)........................................0.01
                  (Heinrich Gillet GmbH & Co. KG owns 0.01%; and Gillet Torsmaskiner
                   UK Limited owns 99.99%)
              Gillet-Abgassysteme Zickau Gmbh (Germany)................................................100
                  Elagest AB (Sweden)...................................................................50
                      (Gillet-Abgassysteme Zickau GmbH owns 50%; and an
                       unaffiliated party owns 50%)

                                                  TENNECO DISTRIBUTION AGREEMENT
                                       B-5


SUBSIDIARIES OF TENNECO INC.
     SUBSIDIARIES OF TENNECO AUTOMOTIVE INC.
     SUBSIDIARIES OF TENNECO DEUTSCHLAND HOLDINGGESELLSCHAFT MBH
         SUBSIDIARIES OF HEINRICH GILLET GMBH & CO. KG
              Mastra-Gillet Industria e Comercio Ltda. (Brazil).........................................50
                  (Heinrich Gillet GmbH & Co. KG owns 50%; and Mastra Industria e
                   Comercio Ltda., an unaffiliated company, owns 50%)
              Montagewerk Abgastechnik Emden GmbH (Germany..............................................50%
                  (Heinrich Gillet GmbH & Co. KG owns 50%; and an unaffiliated party owns 50%)
         Tenneco Automotive Deutschland GmbH (Germany).................................................100
         WALKER GILLET (Europe) GmbH (Germany).........................................................100


(1)   In dissolution.

                                                  TENNECO DISTRIBUTION AGREEMENT

                                    EXHIBIT C

                      CORPORATE RESTRUCTURING TRANSACTIONS

     Set forth below are the transactions that, as applicable, the members of each of the Packaging and Automotive Groups will consummate in connection with the Distributions and Spin. A list of defined terms is included as Schedule 1 to this Exhibit. Capitalized terms used but not otherwise defined in Schedule 1 have the meaning ascribed to them under the Distribution Agreement.


A.   REALIGNMENT OF INTERCOMPANY OBLIGATIONS.

     The following transactions will be effected to realign the intercompany accounts of the Automotive and Packaging Groups. After the completion of these transactions, TI will have a single net intercompany obligation from TPI and all other intercompany obligations (other than trade accounts) will be exclusively between entities which are members of the same Group. Following the completion of these transactions, there will be no further transfers of funds between members of different Groups other than pursuant to transactions occurring in the ordinary course of business (trade accounts) and transfers required or otherwise permitted pursuant to these Corporate Restructuring Transactions.

     1.  REALIGNMENT OF AG INTERCOMPANY OBLIGATIONS.

     Realignment of AG Foreign Intercompany Accounts. Each foreign member of AG having a net intercompany obligation owing from a member of PG (excluding trade accounts receivable) will transfer such net intercompany obligation to TMEL in exchange for an intercompany advance receivable from TMEL in an amount equal to the aggregate amount of the net intercompany receivables and notes transferred. TMEL will assume the net intercompany obligation owed by each foreign member of AG having a net intercompany obligation to a member of PG (excluding trade accounts payable) in exchange for the issuance by each such AG member of an intercompany advance payable to TMEL in an amount equal to the aggregate amount of the net intercompany obligations assumed

     Realignment of AG Domestic Intercompany Obligations. Each domestic member of AG having a net intercompany obligation owing from a member of PG (excluding trade accounts receivable) will transfer such net intercompany obligation to TI in exchange for an intercompany advance receivable from TI in an amount equal to the aggregate amount of the net intercompany receivables and notes transferred. TI will assume the net intercompany obligations owed by each domestic member of AG having a net intercompany obligation to a member of PG (excluding trade accounts payable) in exchange for the issuance by each such AG member of an intercompany advance payable to TI in an amount equal to the aggregate amount of the net intercompany obligations assumed.


                                                  TENNECO DISTRIBUTION AGREEMENT

     2.  REALIGNMENT OF PG INTERCOMPANY OBLIGATIONS

     Realignment of PG Foreign Intercompany Accounts. Each foreign member of PG having a net intercompany obligation from a member of AG (excluding trade accounts receivable) will transfer such net intercompany obligation to TPUKL in exchange for an intercompany advance receivable from TPUKL in an amount equal to the aggregate amount of the net intercompany receivables and notes transferred. TPUKL will assume the net intercompany obligations owed by each foreign member of PG having a net intercompany obligation to a member of the AG (excluding trade accounts payable) in exchange for the issuance by each such PG member of an intercompany advance payable to TPUKL in an amount equal to the aggregate amount of the net intercompany obligations assumed.

     Realignment of PG Domestic Intercompany Obligations. Each domestic member of PG having a net intercompany obligation owing from a member of AG (excluding trade accounts receivable) will transfer such net intercompany obligation to TPI in exchange for an intercompany advance receivable from TPI in an amount equal to the aggregate amount of the net intercompany receivables and notes transferred. TPI will assume the net intercompany obligations owed by each domestic member of PG having a net intercompany obligation to a member of AG (excluding trade accounts payable) in exchange for the issuance by each such PG member of an intercompany advance payable to TPI in an amount equal to the aggregate amount of the net intercompany obligations assumed.


B.   DEBT REALIGNMENT

     1. Each of TI and TPI shall participate in the Debt Realignment.


                                                  TENNECO DISTRIBUTION AGREEMENT

                                                  TENNECO DISTRIBUTION AGREEMENT

C. IMPLEMENTATION OF CORPORATE RESTRUCTURING TRANSACTIONS. The following transactions will be effected pursuant to the requirement in Section 2.01 of the Distribution Agreement that the parties and their affiliates "take such action or actions as is necessary to cause, effect and consummate the Corporate Restructuring Transactions." Transactions occurring on the same day shall be deemed to have occurred in the order listed herein regardless of the order in which the documentation is executed, filed, or accepted, and regardless of the order in which the funds or other assets are transferred.

     1. SEPARATION OF THE GERMAN AND U.K. PACKAGING AND AUTOMOTIVE PARTS BUSINESSES

     German Restructuring:
     --------------------

         a. TDH will form six new German corporate subsidiaries
(each, a"GP GmbH") and PDH:
              (1) Omni-Pac GP GmbH;
              (2) OPE GP GmbH;
              (3) Sengewald V GP GmbH;
              (4) Kobusch GP GmbH;
              (5) Sengewald K GP GmbH;
              (6) Nord-West GP GmbH; and
              (7) PDH

         b. The TDH corporate subsidiaries will be converted to German partnerships or GmbH & Co KGs ("operating target KGs").

         c. TDH will transfer (in trust) a nominal interest (.1%) in each of OPE GmbH, Kobusch GmbH, Nord-West GmbH, Sengewald V GmbH, and Sengewald K GmbH to the corresponding GP GmbHs.

         d. TI will sell its 1% interest in Omni-Pac to Omni-Pac GP GmbH.

     An entity classification election will be made for US tax purposes so that each of the operating target KGs, as well as all other direct and indirect subsidiaries of the operating target KGs will be treated as divisions/branches of TDH effective as of the conversion date.

                                                  TENNECO DISTRIBUTION AGREEMENT

         e. Packaging Deutschland will form six new German limited partnerships ("financing KGs" or "F KGs") corresponding to the six operating target KGs created in b. above: Omni-Pac F KG; OPE F KG; Omni-Pac F KG; Nord-West F KG; Sengewald V F KG; and Sengewald K F KG.

     An entity classification election will be made for US tax purposes so that each of the financing KGs will be treated as divisions of Packaging Deutschland GmbH effective as of the date of formation.

         f. Each of the six general partner GmbHs formed in a. above will become a general partner of one of the respective financing KGs formed in e. above. Packaging Deutschland GmbH will receive 100% limited partnership interest in each of the newly created financing KGs in exchange for nominal equity contribution.

         g. TDH will sell Halle real estate to Sengewald V F KG.


         h. Each of the financing KGs will acquire respective operating target KG limited partnership interests from TDH.

                                                  TENNECO DISTRIBUTION AGREEMENT

         i.   TDH will sell the following entities to PDH:
              (1) Omni-Pac GP GmbH;
              (2) OPE GP GmbH;
              (3) Kobusch GP GmbH;
              (4) Nord-West GP GmbH;
              (5) Sengewald V GP GmbH; and
              (6) Sengewald K GP GmbH.

         j. TDH will sell its entire limited partnership interests in the following entities:
              (1) Omni-Pac KG to Omni-Pac F KG;
              (2) OPE KG to OPE F KG;
              (3) Kobusch KG to Kobusch F KG;
              (4) Nord-West KG to Nord-West F KG; and
              (5) Sengewald V KG to Sengewald V F KG.

         k. Sengewald V KG will sell its entire limited partnership interests in Sengewald K KG to Sengewald K F KG.

         l. TI will transfer 99.97% share in Sentinel GmbH Verpackungen to TPI as equity contribution.

         m.   The following mergers will occur:

              (1) Omni-Pac F KG (survivor) and Omni-Pac KG;
              (2) OPE F KG (survivor) and OPE KG;
              (3) Kobusch F KG (survivor) and Kobusch KG;
              (4) Nord-West F KG (survivor) and Nord-West KG;
              (5) Sengewald V F KG (survivor) and Sengewald V KG; and
              (6) Sengewald K F KG (survivor) and Sengewald K KG.

     UK Restructuring.
     -----------------

         a. TI will make an entity classification election for US tax purposes so that each of the following entities will be treated as a division of its parent:
              (1) OPUKL;
              (2) Packaging Scotland;
              (3) Alpha;
              (4) Caerphilly;
              (5) Films;
              (6) Livingston;
              (7) Stanley;
              (8) Brucefield; and


                                                  TENNECO DISTRIBUTION AGREEMENT
                                       C-6

              (9) Polbeth.

         b. Baldwin will purchase all of the stock of the following subsidiaries from Walker: TPUKL; OPUKL; and Packaging Scotland.

         c.   TPUKL will become PG internal finance company.

         d. Walker Ltd will transfer its shares in Omni-Pac UK and TPL to Baldwin.

     2. ALBRIGHT AND WILSON NOTE. TI will transfer the Albright and Wilson note to TMC.

     3. TPI NAME CHANGE. TPI will change its name to _________ and will register to do business in the following states (where Specialty is registered and TPI is not): Arkansas, Louisiana, New Hampshire, and South Dakota

     4. TI CONTRIBUTION OF CAPITAL TO TPI. TI will transfer all of its ownership interests (100% unless otherwise indicated) in the following entities to TPI as a contribution to capital:

        a.    Baldwin
        b.    Wood Products Leasing Company (DE)
        c.    Tenneco Packaging Hungary Holdings Inc. (DE)
        d.    Tenneco Packaging International Holdings Inc. (DE)
        e.    Scriptoria N.V. (Belgium)(1)
        f.    Airpack Polska SP z.O.O. (Poland)
        g.    Airpack Japan K.K. (Japan)
        h.    Tenneco Packaging Europe B.V. (Netherlands)
        i.    Wellenfoam N.V. (Belgium)(2)
        j.    Kobusch Packaging Egypt Ltd. (Egypt)(3)
        k.    Tenneco Packaging - Chile Holdings Inc. (Delaware)
        l.    Airpack SPA (Italy)(4)
        m.    Aircal S.A. (France)(5)

-----------

(1) TI owns 99.56%; Tenneco Packaging International Holdings Inc. holds 18 shares; the balance of shares outstanding are held by unaffiliated persons.
(2) TI owns all of the shares except for one, which is owned by Tenneco Packaging International Holdings Inc. (Delaware).
(3)    TI owns 99% and Kobusch Folien GmbH (Germany) owns 1%.
(4) TI owns 98%; Tenneco Packaging International Holdings Inc. (Delaware) owns 2%.
(5) TI owns all of the shares except seven which are held by the company's four directors and TPI, Tenneco Protective Packaging Inc. (Delaware), and Tenneco Packaging International Holdings Inc. (Delaware).

                                                 TENNECO DISTRIBUTION AGREEMENT

        n.    Tenneco PPI Company (DE)
        o.    Omni-Pac S.A.R.L. (France)(1)
        p.    Tenneco Packaging Hexacomb S.A. (Spain)
        q.    Tenneco Romania Holdings Inc. (DE)
        r.    Tenneco Packaging Leasing Company (DE)
        s.    TBSHI
        t.    Tenneco NV Inc.
        u.    Tenneco International Finance B.V. (Netherlands)
        v.    Tenneco International Business Development Limited (DE)
        w.    Tenneco Management Company (DE)
        x.    Tenneco Retail Receivables Co. (DE)
        y.    Sentinel GmbH Verpackungen (Germany)(2)
        z.    Alupak
       aa.    Tenneco Packaging RSA Company (DE)

     5. TENNECO TRADEMARKS AND TRADE NAMES. The Tenneco Trademarks and Trade Names will be assigned to a member of the AG.

------------

(1)     TI owns 97% and Omni-Pac GmbH (Germany) owns 3%.

(2)     A small percentage of shares is owned by Scriptoria N.V. (Belgium).

                                                 TENNECO DISTRIBUTION AGREEMENT

     6. TPI RECAPITALIZATION. Immediately before the Distribution, TPI will be recapitalized as provided in Section 2.02 of the Distribution Agreement.

     7. SPECIALTY MERGER. Pursuant to a plan of complete liquidation, Specialty will be merged with and into TPI, with TPI as the surviving corporation.

     8. TI CONTRIBUTION OF CAPITAL TO TAI. Following step C4, TI will transfer all of its remaining assets (other than its ownership interests in TAI, TPI and Tenneco Deutschland) to TAI as a contribution to capital.

     9. TAI NAME CHANGE. Prior to the Distribution Date, TAI will change its name to ________.



-----------


                                                  TENNECO DISTRIBUTION AGREEMENT
                                       C-9

D.   DISTRIBUTIONS

     1. DIVIDEND OF TPI STOCK. On the Distribution Date following the consummation of steps C1 through C7, TI will distribute all of the stock of TPI to Tenneco shareholders as a distribution with respect to stock (i.e., return of contributed surplus) pro rata on the basis of one share of TPI stock for one share of Tenneco common stock outstanding. Cash will be paid in lieu of issuing fractional shares of TPI stock. Each share of stock of TPI will have attached to it stock purchase rights (the "Rights") which will entitle the holder to purchase certain stock of TPI, as the case may be, upon the occurrence of certain triggering events.

     2. TI STOCK SPLIT. One day after the Distribution Date, TI will effect a reverse stock split. Cash will be paid in lieu of issuing fractional shares of TI stock.

     3. TI NAME CHANGE. Prior to the Distribution Date, but after C9, a merger subsidiary will be incorporated in Delaware as Tenneco Automotive Inc. Effective as of 8:00 a.m. EST on the day following the Distribution Date, TI will merge into the Merger Subsidiary with TI as survivor under the name Tenneco Automotive Inc.










                                                  TENNECO DISTRIBUTION AGREEMENT

                                   SCHEDULE 1

                      CORPORATE RESTRUCTURING TRANSACTIONS
                              LIST OF DEFINED TERMS

"AG"                       =    Automotive Group
"Alpha"                    =    Alpha Products (Bristol) Limited (UK)
"Alupak"                   =    Alupak A.G. (Switzerland)
"ASCC"                     =    Asset Securitization Cooperative Corporation
"Baldwin"                  =    The Baldwin Group, Ltd. (UK)
"Brucefield"               =    Brucefield Plastics Limited (Scotland)
"Caerphilly"               =    Tenneco Packaging (Caerphilly) Limited (UK)
"CIBC"                     =    Canadian Imperial Bank of Commerce
"Films"                    =    Tenneco Packaging (Films) Limited (UK)
"Hexacomb"                 =    Tenneco Packaging Hexacomb S.S. (Spain)
"Iberica"                  =    Tenneco Automotive Iberica S.A. (Spain)
"KG"                       =    German limited partnership
"Klinik"                   =    Klinik GmbH (Germany)
"Kobusch"                  =    Kobusch Folien GmbH (Germany
"Livingston"               =    Tenneco Packaging (Livingston) Limited (Scotland)
"Nord-West"                =    Nord-West Verpackung GmbH (Germany)
"Omni-Pac                  =    Omni-Pac GmbH (Germany)
"OPE"                      =    Omni-Pac Ekco GmbH (Germany)
"OPUKL"                    =    Omni-Pac U.K. Limited (UK)
"Packaging Deutschland"    =    Packaging Deutschland GmbH (Germany)
"Packaging Scotland"       =    Tenneco Packaging Limited (Scotland)
"PCA"                      =    Packaging Corporation of America
"PDH"                      =    Tenneco Packaging Deutschland Holdinggesellschaft mbH (Germany)
"PG"                       =    Packaging Group
"Polbeth"                  =    Polbeth Packaging (Corby) Limited (Scotland)
"Sengewald V"              =    Sengewald Verpackungen GmbH (Germany)
"Sengewald K"              =    Sengewald Klinicprodukte GmbH (Germany)
"Specialty"                =    Tenneco Packaging Specialty and Consumer Products Inc. (DE)
"Stanley"                  =    Tenneco Packaging (Stanley) Limited (UK)
"TA France"                =    Tenneco Automotive France S.A. (France)
"TAI"                      =    Tenneco Automotive Inc. (DE)
"TARSAC"                   =    Tenneco Automotive RSA Company Inc. (DE)
"TAVIAI"                   =    Tenneco AVI Acquisition Inc, (DE)
"TBSHI"                    =    Tenneco Business Services Holdings Inc. (DE)
"TBSI"                     =    Tenneco Business Services Inc. (DE)
"TCI"                      =    Tenneco Canada Inc.


                                                  TENNECO DISTRIBUTION AGREEMENT
                                      C-11

"TDH"                      =    Tenneco Deutschland Holinggessellschaft mbH (Germany)
"TI"                       =    Tenneco Inc. (DE)
"TIHC"                     =    Tenneco International Holdings Corp. (DE)
"TMC"                      =    Tenneco Management Company (DE)
"TMC Texas"                =    TMC Texas Inc. (DE)
"TMEL"                     =    Tenneco Management (Europe) Limited (UK)
"TPI"                      =    Tenneco Packaging Inc. (DE)
"TPRSAC"                   =    Tenneco Packaging RSA Company Inc. (DE)
"TPUKL"                    =    Tenneco Packaging (UK) Limited (UK)
"Walker"                   =    Walker Limited (UK)
"WE"                       =    W.E. Verwaltungsgesellschaft mbH

                                                  TENNECO DISTRIBUTION AGREEMENT

                                    EXHIBIT D

                                DEBT REALIGNMENT


                         [TO BE PROVIDED BY AMENDMENT]


                                                  TENNECO DISTRIBUTION AGREEMENT

                                                                      EXHIBIT E

                                    FORM OF
                           HUMAN RESOURCES AGREEMENT


     THIS HUMAN RESOURCES AGREEMENT is made and entered into as of this
      day of         , 19  , by, between and among TENNECO INC., a Delaware
corporation to be renamed Tenneco Automotive Inc. ("Tenneco" or "Automotive Company"), and Tenneco Packaging Inc. (to be renamed), a Delaware corporation ("Packaging Company").

     WHEREAS, pursuant to the terms of that certain Distribution Agreement by
and between Tenneco and Packaging Company and dated as of           (the
"Distribution Agreement"), the parties have entered into this Agreement regarding certain labor, employment, compensation and benefit matters occasioned by the Distribution.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Distribution Agreement, each of the parties hereto, on behalf of itself and each other entity over which it has direct or indirect legal or effective control, hereby agrees as follows:

     SECTION 1. DEFINITIONS. The following terms, when capitalized herein, shall have the meanings set forth below in this Section 1. All other capitalized terms which are used but are not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

          "ACTIVE EMPLOYEES" means, with respect to each Group, all employees regularly engaged in the performance of services to, for or on behalf of any member of such Group as of the close of business on the Distribution Date; provided, that all such employees of Tenneco Management Company ("TMC") who are employed by a member of the Automotive Group immediately after the Distribution shall, for all purposes hereunder, be treated as Active Employees of the Automotive Group.

          "COMMON STOCK" means Tenneco Common Stock or Packaging Common Stock, as applicable.

          "FORMER EMPLOYEES" means, with respect to each Group, all former employees of Tenneco and/or its Subsidiaries (including, but not limited to, such employees who, as of the close of business on the Distribution Date, are on leave of absence, long-term disability or layoff with recall rights) who, if they were regularly engaged in the performance of services to, for or on behalf of Tenneco or any of its Subsidiaries at the close of business on the Distribution Date, would be an Active Employee of such Group, determined on a basis consistent with the determination of the Active Employees of such Group.


                                                 TENNECO DISTRIBUTION AGREEMENT

          "Tenneco Salaried Welfare Plans" means, collectively, the Tenneco Inc.
           ------------------------------
     Health Care Plan, the Tenneco Inc. Group Life Insurance Plan, the Tenneco Inc. Long Term Disability Plan, the Tenneco Inc. Travel Accident Insurance Plan, the Tenneco Inc. Health Care Flexible Spending Account Program and the Tenneco Inc. Dependent Day Care Flexible Spending Account Plan.

     SECTION 2.  General Employment Matters.
                 --------------------------


 2.01 General Obligations. From and after the Distribution Date, each of
      -------------------
Automotive Company and Packaging Company shall (and shall, as applicable, cause each of the other members of its respective Group over which it has direct or indirect legal or effective control to) (a) continue the employment of all of the Active Employees of its respective Group, subject, however to the terms of
Section 2.03 below and (b) except as otherwise specifically provided herein, pay, perform and discharge any and all labor, employment, compensation and benefit liabilities, whether arising prior to, on or after the Distribution Date, with respect to all such Active Employees and all Former Employees of its respective Group. Notwithstanding the foregoing, all payments to be made to Active Employees and Former Employees of TMC who are not employed by the Automotive Group or the Packaging Group (excluding TMC) immediately after the Distribution out of general corporate assets shall be made, processed and administered by Tenneco Business Services Inc. ("TBS") (rather than by Packaging Company or another member of the Packaging Group). Packaging Group shall maintain one or more rabbi trusts to facilitate such payments.

     2.02 Initial Compensation of Active Employees. The initial compensation
          ----------------------------------------
(base salary or wage level) of each Active Employee of each such Group as of the Distribution Date shall be the same as the compensation (base salary or wage level) of such Active Employee immediately prior to the Distribution Date.

     2.03 No Additional Employment Rights Created. Nothing in this Agreement
          ---------------------------------------
shall give any Active Employee of any Group any right to continued employment by any member of that Group or the other Group beyond the Distribution Date, which is in addition to or supplemental to any such right he or she may have arising under contract or otherwise.

     SECTION 3.  Collective Bargaining.
                 ---------------------

     3.01 Continuation of Existing Collective Bargaining Agreements. Each of
          ---------------------------------------------------------
Automotive Company and Packaging Company shall (and shall cause, as applicable, each other member of its Group over which it has direct or indirect legal or effective control to) continue to honor all collective bargaining agreements covering the Active Employees of its respective Group which are in effect as of the close of business on the Distribution Date, in accordance with and subject to the terms of each such collective bargaining agreement.

     3.02 Recognition of Incumbent Labor Organizations. Each of Automotive
          --------------------------------------------
Company and Packaging Company shall (and shall cause, as applicable, each other member of its Group over which it has direct or indirect legal or effective control to) continue to recognize all


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
incumbent labor organizations which, as of the close of business on the Distribution Date, have established collective bargaining relationships in respect of the Active Employees of its respective Group.

     3.03 Continued Sponsorship of Hourly Employee Benefit Plans. Except as
          ------------------------------------------------------
otherwise specifically provided herein, each of Automotive Company and Packaging Company shall continue (and shall, as applicable, cause each other member of its respective Group over which it has direct or indirect legal or effective control to continue) to sponsor all employee benefit plans for hourly employees which, as of the close of business on the Distribution Date, are in existence and relate to the Active Employees and/or Former Employees of its respective Group, subject to its rights under such plans to amend or terminate such plans.

     3.04 Provisions of Wages, Rights and Other Employment Benefits Required
          ------------------------------------------------------------------
Under Existing Collective Bargaining Agreements. Without limiting the generality
-----------------------------------------------
of the foregoing, each of Automotive Company and Packaging Company shall (and shall cause each other member of its respective Group over which it has direct or indirect legal or effective control to) provide those of its Active Employees whose employment is subject to collective bargaining agreements and/or established collective bargaining relationships as of the close of business on the Distribution Date with the wages, benefits, and terms and conditions of employment required by such agreements or relationships, except that (i) participation in the Tenneco Inc. Employee Stock Purchase Plan will be suspended as provided in Section 4.06 hereof, and (ii) the provisions of any defined contribution plan calling for contributions or investment in the common stock of Tenneco Inc. shall be amended in accordance with Section 4.05 hereof.

     3.05 Limitation on Obligations. Each of the parties hereto hereby agrees
          -------------------------
and acknowledges that nothing contained in this Agreement, including its obligation to continue its applicable collective bargaining agreements or relationships, shall be construed to restrict any right it, or any other member of its respective Group, may have to terminate, renegotiate, reopen or otherwise seek changes in any of its collective bargaining agreements or relationships.

     SECTION 4. United States Salaried Pension and Thrift Benefits and Stock
                ------------------------------------------------------------
Purchase Plan.
-------------

     4.01 Tenneco Retirement Plan. Effective as of the Impact Date (as defined
          -----------------------
below), Automotive Company and all other members of that Group shall cease to be sponsors of the Tenneco Retirement Plan (the "TRP"), and Packaging Company shall become the sponsor of the TRP; provided that Packaging's sponsorship shall be subject to the terms and conditions of the TRP. The TRP shall retain liability for all pension benefits accrued by the Active Employees and Former Employees of the Automotive Group who are or were formerly participants in the TRP through the last day of the calendar month in which the Distribution Date occurs (the "Impact Date"). Following the Distribution Date, Automotive Group will have no liability, contingent or otherwise, with respect to the TRP, including without limitation any liability for benefits accrued through the Impact Date (including early retirement benefits and related subsidies, as to which all age, service and participation requirements were satisfied on or before


                                                 TENNECO DISTRIBUTION AGREEMENT

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



the Impact Date) for Active Employees or Former Employees of the Automotive Group, and Packaging Company shall assume or retain, as the case may be, all such liabilities.

          Packaging Company shall succeed Tenneco Inc. under and with respect to the Tenneco General Employee Benefit Trust (the "GEBT"). As soon as practicable after the Distribution Date, Packaging Company shall cause the GEBT to transfer to a trustee designated by Automotive Company the assets of the GEBT attributable to the Automotive Group's hourly defined benefit pension plans. Such transfer shall be in cash, except that Tenneco Common Stock may be transferred, subject to the limitations of applicable law, and the assets managed by one of more managers may be transferred.

          Packaging Company shall create an investment committee (the "New Committee") to manage the assets of the GEBT, equivalent to the committee which performed those functions as of the Distribution Date (the "Old Committee"), and the New Committee shall have as members, the members of the Old Committee as of the Distribution Date until the earlier of March 31, 2000 or the date such persons die, resign or are removed in accordance with rules equivalent to the rules applicable to the Old Committee.

     4.02 Amendment of TRP. The sponsor of the TRP shall amend the TRP to (a)
          ----------------
"freeze" the benefit accruals of the Active Employees of the Automotive Group as of the Impact Date, and (b) provide that all benefits accrued as of the Impact Date by the Active Employees of the Automotive Group shall be fully vested and non-forfeitable (as will the benefits to Former Employees of the Automotive Group to the extent required by applicable laws) and the sponsor shall inform, in writing, as soon as practicable following the Impact Date, each such Employee of his or her accrued benefits under the TRP as of the Impact Date.

     4.03 No Credit for Post-Impact Date Service. Except as may be required by
          --------------------------------------
law, the TRP shall not be required to count service with any entity other than a member of the Packaging Group after the Impact Date for any purpose, nor shall there be any requirement that Active Employees of the Automotive Group be permitted to "grow into" normal or early retirement benefits under the TRP based upon events occurring after the Impact Date.

     4.04 Tenneco Thrift Plan. The active participation in the Tenneco Thrift
          -------------------
Plan and the Tenneco Thrift Plan for Hourly Employees (collectively the "Tenneco DC Plan") by persons other than the Active Employees of the Packaging Group shall cease effective as of January 31, 2000 (the "Transition Date"). In addition, Automotive Company and all other members of that Group shall cease to be sponsors of the Tenneco DC Plan as of the Transition Date, and Packaging Company shall become the sponsor of the Tenneco DC Plan from and after the Transition Date. Automotive Group shall bear the costs of employer matching contributions attributable to the participation of its employees in the Tenneco DC Plan for the period commencing with the Distribution Date.


                                                 TENNECO DISTRIBUTION AGREEMENT

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



     4.05 Establishment of DC Plans.
          -------------------------

          (a) Automotive Thrift Plan. Automotive Company shall (and/or cause its
              ----------------------
respective Group members to) establish or make available on or with effect from the Transition Date, one or more defined contribution plans for the benefit of its Active Employees (collectively, the "Automotive Thrift Plan") which may, subject to Section 4.05(d) hereof, be subject to amendment or termination by Automotive Company or the applicable member of the Automotive Group.

          (b) Transfer of Account Balances to Automotive Thrift Plan. As soon as
              ------------------------------------------------------
practicable following the Transition Date, Packaging Company shall cause the Tenneco DC Plan to transfer to the Automotive Thrift Plan, the account balances of each Active Employee of the Automotive Group and each Former Employee of the Automotive Group with respect to whom the Tenneco DC Plan maintains an account as of the close of business on the Transition Date. Such transfers shall be in cash, except that the Automotive Thrift Plan will accept the following: (i) Tenneco Common Stock, Packaging Common Stock received in the Distribution, stock of Newport News Shipbuilding Inc. (if any remains in such account balances) and stock of El Paso Energy Corporation (if any remains in such account balances) for the Tenneco Common Stock fund portion of such account balances; (ii) amounts credited to the Tenneco DC Plan which are held in mutual funds which are also investment media in the Automotive Thrift Plan; and (iii) participant loans.

          (c) Investment Options. Tenneco Common Stock shall not be offered as
              ------------------
an investment option with respect to contributions made after the Distribution Date by the Packaging Group employees to the thrift plans of the Packaging Group. The sponsor of each of the Tenneco DC Plan and the Automotive Thrift Plan shall cause the plan to afford each participant therein, for a period of at least 90 days following the Distribution Date, an election to sell the Common Stock of the entities held in the plan's stock fund which does not directly or indirectly employ him or her immediately following the Distribution Date. From and after the Distribution Date employer stock contributions with respect to Packaging Group employees shall be in Packaging Common Stock and employer stock contributions with respect to the Automotive Group employees shall be in Tenneco Common Stock.


                                                 TENNECO DISTRIBUTION AGREEMENT

          (d) Certain Automotive Obligations. The Automotive Company shall (and
              ------------------------------
     shall cause each member of its Group over which it has legal or effective direct or indirect control to) sponsor, establish, administer, maintain, amend and otherwise deal with one or more defined contribution pension plans (including the Automotive Thrift Plan) in a manner consistent with any and all representations which Tenneco or its affiliates at the time makes or has made to the Internal Revenue Service, including without limitation, any actions that may be required to increase and/or maintain the amount of Tenneco Common Stock held by such plans.

     4.06 Tenneco Stock Purchase Plan. Participation in the Tenneco Inc.
          ---------------------------
Employee Stock Purchase Plan will be suspended effective June 30, 1999 and will not resume prior to the Distribution Date.

     SECTION 5. Pension Matters Outside the United States. With respect to the
                -----------------------------------------
business and operations of each Group in jurisdictions outside the United States, each of the parties hereto shall (and, as applicable, shall cause each other member of its Group over which it has direct or indirect legal or effective control to) assume and retain any and all pension liabilities and attendant plans and their assets related to its Active Employees and Former Employees.

     SECTION 6.   Executive and Directors' Compensation.
                  -------------------------------------

     6.01 Tenneco Supplemental Executive Retirement Plan. Effective upon the
          ----------------------------------------------
Distribution Date, Tenneco and Packaging Company shall cause the Tenneco Inc. Supplemental Executive Retirement Plan and the Tenneco Inc. Pilots' Supplemental Retirement Plan (collectively, the "SERP") to be amended to cause the separation of participation in, and liabilities under, the SERP as follows: (1) Packaging Company shall (a) become the sponsor of the SERP with respect to all Active Employees and Former Employees of its respective Group and, subject to the terms of the 1996 Benefits Agreement (as defined below), all active and former employees of the Shipbuilding Group and Energy Group (each as defined below), and all other participants in the SERP not specifically allocated to Automotive Company below and (b) assume and agree to pay, perform and discharge all liabilities under the SERP with respect to such employees, whether accrued before, on or after the Distribution Date; and (2) Automotive Company shall continue sponsorship of the SERP with respect to all Active Employees and Former Employees of its respective Group and shall assume and agree to pay, perform and discharge all liabilities under the SERP with respect to such employees, whether accrued before, on or after the Distribution Date. All accrued benefits under the SERP as of the close of business on the Distribution Date shall be fully vested and nonforfeitable; provided, that this rule shall not be applied to grant an employee an amount equal to the benefit he or she has accrued under the Tenneco Retirement Plan but only the amount provided by the SERP, nor shall it be applied to alter or diminish any service requirement contained in any special appendix or other document providing benefits in addition to those called for by the SERP generally.

     6.01A Pullman Supplemental Pension Benefits. Notwithstanding any other
           -------------------------------------
provision hereof, the Automotive Company shall retain and succeed to any and all liabilities for non-qualified defined benefit pension benefits for Active Employees and Former Employees of its


                                                 TENNECO DISTRIBUTION AGREEMENT
respective Group who were formerly employed by The Pullman Company, Peabody International Corporation or any predecessor of either, including without limitation, benefits under the Peabody Special Benefits Plan, the Peabody Supplemental Plan and the Pullman Supplemental Plan (the "Pullman Plans"). Automotive Company shall retain sponsorship of the rabbi trust created in connection with the Pullman Plans.

     6.02 Tenneco Inc. Deferred Compensation Plan. The participation of the Active Employees and Former Employees of the Automotive Group in the Tenneco Inc. Deferred Compensation Plan (the "DC Plan") shall cease as of the Distribution Date. As of the Distribution Date, (i) Automotive Company shall assume the liability for the accounts of its Active Employees and Former Employees in the DC Plan, (ii) Packaging Company shall assume the liability for the accounts of the Active Employees and Former Employees of the Packaging Group in the DC Plan, and (iii) Packaging Company shall succeed to sponsorship of the DC Plan. The Automotive Group Active Employee's or Former Employee's account in the DC Plan as of the Distribution Date shall become the opening balance of such Active Employee's or Former Employee's account in a nonqualified deferred compensation plan created, as of the Distribution Date by the Automotive Group. Such opening balances shall become fully vested as of the close of business on the Distribution Date.

     6.03 Tenneco Benefits Protection Program and Rabbi Trust. The Tenneco Inc. Benefits Protection Trust (the "BPT") and the Tenneco Inc. Rabbi Trust (collectively the "Trusts") shall be terminated prior to the Distribution, and neither Packaging Company nor Automotive Company shall have any liability with respect to either of the Trusts or any of the terms of either.


     6.04 [RESERVED]



     6.05 Stock Options. Effective as of the Distribution Date, Tenneco shall cause all outstanding options to purchase Tenneco Common Stock held by employees and officers other than (i) Active Employees and Former Employees of Automotive Group, (ii) employees of Packaging Corporation of America and (iii) employees of the folding carton division (or persons who have succeeded to the rights of any persons described in (i), (ii) or (iii) with respect to options to purchase Tenneco Common Stock) to be replaced by options to purchase Packaging Common Stock. Subject to the requirements of applicable law and generally accepted accounting principles, the number, exercise price and other terms of such replacement options shall be determined in a manner consistent with that described in Exhibit A attached hereto. Options held by persons described in clause (ii) or (iii) above, not exercised prior to the Distribution Date shall be canceled effective as of the Distribution Date.


          Options held by Active Employees and Former Employees of Automotive Group (or persons who have succeeded to the rights of such persons) shall, unless exercised prior to the Distribution Date, remain outstanding as adjusted as provided herein after the Distribution Date, subject to the requirements of applicable law and generally accepted accounting principles. The parties recognize that in some jurisdictions, Automotive employees were granted rights other than stock options in lieu of the Special Stock Option Award of 100 options per grantee, and in


                                                 TENNECO DISTRIBUTION AGREEMENT

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



those jurisdictions, the outstanding rights will be adjusted comparably. The Automotive Company options and rights shall have the same terms and conditions as prior to the Distribution Date except that the number of options and the option exercise price shall be adjusted as described in Exhibit A attached hereto.

          To the extent that the exercisability of options to purchase Tenneco Common Stock currently is subject to the attainment of share price hurdles, those hurdles will also be adjusted with respect to both options to purchase Packaging Common Stock and Tenneco Common Stock.

          Tenneco may grant special pre-Distribution Date exercisability with respect to some or all options which are not otherwise exercisable.


     6.06 Directors. Except for stock options which will expire at the Distribution in accordance with their terms, stock options held by directors of Tenneco and/or Packaging Company shall be treated as provided in
Section 6.05 hereof as if the director in question were an employee. Notwithstanding the foregoing, stock options held by directors who do not continue on the board of Packaging Company or Automotive Company will be replaced by Packaging Company options in accordance with Section 6.05 hereof. The 1997 Tenneco Inc. Board of Directors Deferred Compensation Plan shall be treated as provided in Section 6.02 hereof, and the directors' accounts shall be treated as if the directors were employees. If an individual becomes a director of both Packaging Company and Automotive Company immediately after the Distribution Date, his or her options, unless they expire at the Distribution, shall be split and maintained one-half by Packaging Company and one-half by Automotive Company; and with respect to individuals who were outside directors prior to the Distribution Date, their deferred compensation accounts shall be split similarly.


     Any continuing liabilities under the terminated Outside Directors' Retirement Plan including the obligation to grant restricted stock in lieu of such plan shall be retained and performed by Automotive Company.

     SECTION 7.  Welfare Plans.


     7.01 Tenneco Salaried Welfare Plans. Effective on December 31, 1999, each member of the Automotive Group shall cease to be a sponsor of the Tenneco Salaried Welfare Plans, Active Employees and Former Employees of Automotive Group shall cease to participate in the Tenneco Salaried Welfare Plans as of that date, and Packaging Company shall serve as the sponsor of the Tenneco Salaried Welfare Plans from and after that date. Automotive Company shall reimburse Packaging Company for all claims paid with respect to the participation of its employees in such plans.


     SECTION 8.  General.

     8.01 Post-Distribution Administration of Plans. The parties hereto agree to administer all plans consistently herewith, and to the extent necessary to amend plans accordingly.


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

     8.02 Cost and Expenses. Except as otherwise expressly provided herein, each
          -----------------
party shall bear all costs and expenses, including but not limited to legal, administrative and actuarial fees, incurred in the design, drafting, administration and implementation of any and all plans and compensation structures which it enables or creates and the amendment of its existing plans or compensation structures.

     8.03     RESERVED
              --------

     8.04 Human Resources Support Services. Subject to the rules set forth
          --------------------------------
below, Packaging Company shall provide (or have provided by TBS or otherwise to) Automotive Company or its Affiliates the following corporate-wide human resource support services that are currently being provided to the Automotive Company and/or members of the Automotive Group:

          a. Benefits administration by Hewitt & Associates LLC and other outside administrators. Packaging Company will provide management of the services that are outsourced and continue benefits administration services currently being provided by TBS.

          b. Assistance in executive compensation plans, including stock options, restricted stock, performance shares, deferred compensation, director's stock options, and director's restricted stock.

          c.       Generation of EEO reports.

          d. Packaging Company will prepare, process and disburse invoices and check requests for Prudential relocations or cause such services to be provided.

     Packaging Company shall provide the services described in this Section 8.04 for the period from the Distribution Date through the earlier of (i) December 31, 2000 and (ii) the date as of which Automotive Company no longer desires such services, provided that Automotive Company shall have given Packaging Company at least 60 days' advance written notice of such date.

     In consideration for such services, other than third party fees as described in the next sentence, Automotive Company shall pay Packaging Company
            per      . Any third party fees for such services for outsourced
providers utilized with respect to the Automotive Group as of the date hereof, or for new outsourced providers selected with prior consent of Automotive Company (which consent shall not be unreasonably withheld or delayed), will be billed directly by the third party to Automotive Company; provided, that if the third party refuses to bill Automotive Company directly, Automotive Company shall reimburse Packaging Group for all amounts which it pays such third party on behalf of Automotive Company. Reference is made to the Transition Services Agreement between Tenneco and Packaging Company of even date herewith (the "Transition Services Agreement"). The services described in this Section 8.04 shall be considered Packaging Services (as such term is defined in the Transition Services Agreement) for purposes of Sections 2.3, 3, 4, 5 and 7 of the Transition

                                                 TENNECO DISTRIBUTION AGREEMENT

Services Agreement and shall be provided in accordance with and subject to the terms and conditions thereof. The provisions of Sections 4.2, 4.3, 4.4 and 7 of the Transition Services Agreement shall survive termination of the provision of services hereunder.

     SECTION 9.  Miscellaneous.
                 -------------

     9.01 1996 Benefits Agreement. Effective on the Distribution Date, Tenneco
          -----------------------
shall assign to Packaging Company all of its rights under, and Packaging Company shall assume and agree to pay, perform and discharge when due (and will thereafter indemnify each member of the Automotive Group against) all obligations, liabilities and responsibilities of Industrial Company under, the certain Benefits Agreement (the "1996 Benefits Agreement"), dated as of December 11, 1996, by and among New Tenneco Inc., Newport News Shipbuilding Inc. and the company then known as Tenneco Inc. The rights Tenneco shall assign to Packaging Company under the 1996 Benefits Agreement shall include, without limitation, the right to receive and retain all reimbursements for the payment of SERP benefits to employees and former employees of the Shipbuilding Group and Energy Group (capitalized terms used in this Section 9.01 and in Section 6.01 and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the 1996 Benefits Agreement).

     9.02 Complete Agreement; Construction. This Agreement and the Distribution
          --------------------------------
Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement or the Distribution Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement or any other Ancillary Agreement, this Agreement shall control.

     9.03 Other Ancillary Agreements. This Agreement is not intended to address,
          --------------------------
and should not be interpreted to address, the matters specifically and expressly covered by any of the other Ancillary Agreements.

     9.04 Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     9.05 Survival of Agreements. Except as otherwise expressly provided herein,
          ----------------------
all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     9.06 Notices. All notices and other communications to a party hereunder
          -------
shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to such party (and will be deemed given on the date on which the notice is received by such party) at the address for such party set forth in the Distribution Agreement (or at such other


                                                 TENNECO DISTRIBUTION AGREEMENT
address for the party as the party shall, from time to time, specify by like notice to the other parties).

     9.07 Waivers. The failure of any party hereto to require strict performance
          -------
by any other party of any provision in this Agreement will not waive or diminish the party's right to demand strict performance thereafter of that or any other provision hereof.

     9.08 Amendments. This Agreement may not be modified or amended except by an
          ----------
agreement in writing signed by the parties hereto.

     9.09 Assignment. This Agreement shall be assignable in whole in connection
          ----------
with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other (which consent shall not be unreasonably withheld or delayed), and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

     9.10 Successors and Assigns. The provisions of this Agreement shall be
          ----------------------
binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

     9.11 No Third Party Beneficiaries. This Agreement is solely for the benefit
          ----------------------------
of the parties hereto and the members of their respective Groups, after giving effect to the Distribution, and should not be deemed to confer upon other third parties any remedy, claim, liability, right of reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     9.12 Attorney Fees. A party determined to be in breach of this Agreement
          -------------
shall, on demand, indemnify and hold harmless the other party hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement; provided, that such determination shall be effective only when made by the court having final jurisdiction of the matter and the period for appeal from that court, if any, shall have expired. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

     9.13 Title and Headings. Titles and headings to sections herein are
          ------------------
inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.


                                                 TENNECO DISTRIBUTION AGREEMENT

     9.14 Governing Law. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE
          -------------
CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY, AS SUCH PARTY'S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND (iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

     9.15 Severability. In the event any one or more of the provisions contained
          ------------
in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     9.16 Subsidiaries. Each of the parties hereto shall cause to be performed,
          ------------
and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.


                                                 TENNECO DISTRIBUTION AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 TENNECO INC.


                                 By:
                                       ----------------------------------------
                                 Name:
                                       ----------------------------------------
                                 Title:
                                       ----------------------------------------


                                       ----------------------------------------

                                 TENNECO PACKAGING INC. (to be renamed)

                                 By:
                                       ----------------------------------------
                                 Name:
                                       ----------------------------------------
                                 Title:
                                       ----------------------------------------




                                                 TENNECO DISTRIBUTION AGREEMENT

                                    EXHIBIT A
                           OPTION CONVERSION FORMULA*/

Formula
-------
Original option exercise price         x    New                                 =   New
------------------------------
Original market price of Tenneco            market price of Tenneco                 option exercise price
  Common Stock**/                             Common Stock or Packaging             ("New Option Price")
                                              Common Stock, as applicable***/

No. of shares underlying original option x original option exercise price       =   Number of shares
-------------------------------------------------------------------------
                           New Option Price                                         underlying new option

Assume
------
   1,000          No. of shares Tenneco Common Stock underlying original option
$  45.31          Original option exercise price
$  25.00          Original market price of Tenneco Common Stock
$   7.00          New market price for Tenneco Common Stock
$  18.00          New market price for Packaging Common Stock

Adjusted Tenneco Options (for Automotive Group employees)
------------------------

         $45.31     x      $7.00    =   $12.69 New Option Price
         ------
         $25.00

         1,000 x $45.31             =   3,571 shares Tenneco Common Stock
         --------------                 underlying new option
             $12.69



----------------------------

*/ May be adjusted, as necessary, to reflect a reverse stock split by Tenneco which becomes effective after the Distribution.

**/ Based on the closing sale price of the "full value" Tenneco Common Stock (i.e. not giving effect to the declaration of any dividend) on the New York Stock Exchange ("NYSE") on the day immediately prior to the Distribution Date.

***/ For the new market price of Tenneco Common Stock: Based on the closing sale price of Tenneco Common Stock "without due bills" on the day immediately prior to the Distribution Date, unless "when issued" trading for Tenneco Automotive Inc. Common Stock exists on such date, in which case the new market price of the Tenneco Common Stock would be based on the closing "when issued" market sale price of Tenneco Automotive Inc. Common Stock on such date. For the new market price of Packaging Common Stock: Based on the closing "when issued" market sale price of Packaging Common Stock on the day immediately prior to the Distribution Date, as applicable.



                                                 TENNECO DISTRIBUTION AGREEMENT

New Packaging Company Options (for Packaging Group employees)
-----------------------------
   $45.31            x       $18.00     =   $32.62 New Option Price
   ------
   $25.00

   1,000 x $45.31                       =   1,389 shares Packaging Common Stock
   --------------                           underlying new option
       $32.62




                                                 TENNECO DISTRIBUTION AGREEMENT

                                   EXHIBIT F

                                   PACKAGING
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 1999
                                 (IN MILLIONS)

                                                                                  PRO FORMA ADJUSTMENTS
                                                                              -----------------------------
                                                                                                 SPIN-OFF        PACKAGING
                                                              PACKAGING          DEBT          AND RELATED       PRO FORMA
                                                              HISTORICAL      REALIGNMENT      TRANSACTIONS      COMBINED
                           ASSETS                             ----------      -----------      ------------      ---------
Current assets:
  Cash and temporary cash
    investments.............................................    $   18          $   --           $    --          $   18
  Receivables...............................................       375              --               119(b)          494
  Inventories...............................................       447              --                --             447
  Prepayments and other.....................................        72              --                --              72
                                                                ------          ------           -------          ------
      Total current assets..................................       912              --               119           1,031
Plant, property, and equipment, net.........................     1,495              --                --           1,495
Goodwill and intangibles, net...............................     1,028              --                --           1,028
Other assets and deferred charges...........................       918              59(a)             85(c)        1,062
Net assets of discontinued
  operations................................................       133              --                --             133
                                                                ------          ------           -------          ------
      Total assets..........................................    $4,486          $   59           $   204          $4,749
                                                                ======          ======           =======          ======
                   LIABILITIES AND EQUITY
Current liabilities:
  Short-term debt...........................................    $  367          $  829(a)        $    --          $1,196(e)
  Trade payables............................................       357              --                --             357
  Other current liabilities.................................       336              --                --             336
                                                                ------          ------           -------          ------
      Total current liabilities.............................     1,060             829                --           1,889
Long-term debt..............................................     1,494            (494)(a)            --           1,000(e)
Deferred income taxes.......................................       380             (52)(a)            34(c)          362
Other liabilities and deferred credits......................       198              --                --             198
Minority interest...........................................        14              --                --              14
Equity:
  Combined equity...........................................     1,340            (224)(a)           119(b)           --
                                                                                                      51(c)
                                                                                                  (1,286)(d)
  Common stock..............................................        --              --                 2(d)            2
  Paid-in capital...........................................        --              --             1,284(d)        1,284
  Retained earnings.........................................        --              --                --(d)           --
                                                                ------          ------           -------          ------
      Total liabilities and equity..........................    $4,486          $   59           $   204          $4,749
                                                                ======          ======           =======          ======

See the accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                                  TENNECO DISTRIBUTION AGREEMENT

                                   PACKAGING
                          NOTES TO UNAUDITED PRO FORMA

                             COMBINED BALANCE SHEET


(a) To reflect debt allocated to Packaging in the debt realignment. The adjustment to equity reflects the net impact of the debt realignment, the recording of debt issue costs and deferred income taxes related to the exchange offers and other transaction costs. Pro forma long-term debt
    includes $980 million of new securities ($       million aggregate principal
    amount) assumed to be exchanged in the exchange offers, and $20 million of long-term debt of Packaging subsidiaries. Pro forma short-term debt includes $1,187 million borrowed under Packaging's new credit facilities to be entered into as part of this debt realignment and $9 million of short-term debt of Packaging subsidiaries. At this time, Packaging and Tenneco cannot determine the ultimate amount of the original securities which will be exchanged into new securities, and this amount could vary significantly. These pro forma adjustments assume that 100% of the original securities subject to the exchange offers will be exchanged for new securities and the new securities will be recorded at the net carrying amount of the original securities (in other words, the new securities are assumed not to be "substantially different;" see "Accounting Treatment of the Exchange Offers"). The results of the exchange offers could vary based on a number of factors, including the level of acceptance of the exchange offers, the interest rate of the exchanged securities and whether the exchanges will be considered extinguishments for accounting purposes. Based on current interest rate markets, Packaging expects that the exchange offers will not be extinguishments for accounting purposes. Therefore, Packaging does not expect to recognize an extraordinary loss attributable to the debt exchange. Other costs, including transaction costs related to the spin-off and contractual employment obligations, are expected to be incurred by Packaging in connection with the corporate restructuring transactions and the spin-off which Packaging estimates will be approximately $70 million after-tax. The effects on Packaging's debt of these costs has been reflected in this pro forma adjustment. However, these charges have not been included in the unaudited pro forma combined statement of income.

(b) To reflect the purchase of Packaging accounts receivable at fair value which had previously been sold to a third party.

(c) To reflect the transfer to Packaging of prepaid pension costs attributable to Automotive employees and the corresponding reduction in net periodic pension costs and the increase in prepaid pension cost attributable to the curtailment of the pension benefits related to Automotive employees. Automotive employees will no longer participate in the Tenneco Retirement Plan following the spin-off and Packaging will become the sponsor of this plan. These prepaid pension costs will be transferred to Packaging in connection with the corporate restructuring transactions. Packaging estimates that a curtailment gain of approximately $30 million will be recognized relating to the freezing of Automotive employees' pension benefits in connection with the spin-off. This gain has not been included in the unaudited pro forma combined statements of income.

(d) To reflect the spin-off of Packaging common stock to holders of Tenneco common stock at an exchange ratio of one share of Packaging common stock for each share of Tenneco common stock.

(e) The Packaging pro forma debt balances do not give effect to the application of any proceeds from the planned sale of Packaging's remaining interest in Packaging's containerboard joint venture. Packaging expects the sale to be completed before the spin-off, with the proceeds used to repay the Tenneco debt that would otherwise be allocated to Packaging in the debt realignment. If the sale occurs after the spin-off, the net proceeds will be used to
    retire Packaging debt. Estimated proceeds ranging from $            to
    $            are anticipated to be received from the sale of Packaging's remaining interest in its containerboard joint venture. For each $50 million of after-tax proceeds received from the sale, pro forma interest expense would be reduced by approximately $3 million on an annual basis and pro forma income from continuing operations would be increased by approximately $2 million on an annual basis, or $0.01 per diluted common share.

                                    EXHIBIT G

                             PACKAGING SUBSIDIARIES

TENNECO PACKAGING INC. (DELAWARE)
     A&E Plastics, Inc. (Delaware).......................................................................100  %
     Aircal S.A. (France)................................................................................100
         (Tenneco Packaging Inc. owns all shares except seven which are held by its four directors and Tenneco Protective Packaging Inc. and Tenneco Packaging
          International Holdings Inc.)
     Airpack Japan K.K. (Japan)..........................................................................100
     Airpack Polska Sp.Z.O.O. (Poland)...................................................................100
     Airpack SPA (Italy)................................................................................. 98
         (Tenneco Packaging Inc. owns 98%; Tenneco Packaging International
          Holdings Inc. owns 2%)
         Altapack SPA (Italy)............................................................................100
     Alupak, A.G. (Switzerland)..........................................................................100
     Counce Finance Corporation (Delaware)...............................................................100
     Dongguan PCA Packaging Co., Ltd. (Peoples Republic of China).........................................50
         (Tenneco Packaging Inc. owns 50%; and Dongguan Dong Ya Color Printing
          & Packaging Factory, an unaffiliated company, owns 50%)
     EKCO Products, Inc. (Illinois)......................................................................100
     E-Z Por Corporation (Delaware)......................................................................100
     Glacier-Cor US Corporation (Delaware)...............................................................100
         Glacier-Cor US Holding Corporation (Delaware)...................................................100
              E. H. Carton Products - Management Company Ltd. (Israel)....................................50
                  (Glacier-Cor US Holding Corporation owns 50%; and
                  non-affiliates owns 50%)
                  Glacier-Cor 1995 L.P. (Israel)...........................................................2
                      (E.H. Carton Products - Management Company Ltd. owns 2%;
                       Ha'Lakoach Ha'Neeman Ha'Sheesheen Ou'Shena'yim Ltd.
                       owns 49%; and non-affiliates own 49%)
              Ha'Lakoach Ha'Neeman Ha'Sheesheem Ou'Shena'yim Ltd. (Israel)................................99
                  (Glacier-Cor US Holding Corporation owns 99%; and
                   Hexacomb Corporation owns 1%)
                  Glacier-Cor 1995 L.P. (Israel)..........................................................49
                      (Ha'Lakoach Ha'Neeman Ha'Sheesheen Ou'Shena'yim Ltd.
                       owns 49%; non-affiliates own 49%; and E. H. Carton Products -
                       Management Company Ltd. owns 2%)
                  Kinarot Pallet Ltd. (Israel)............................................................50
                      (Ha'Lakoach Ha'Neeman owns 50%; and I.M.A. Engineering,
                       an Israeli company and a non-affiliate, owns 50%
                  Yamaton Ltd. (Israel....................................................................33.3
                      (Ha'Lakoach Ha'Neeman owns 33.3%; and non-affiliates,
                       Kibbutz Ein Hamifietz and Kibbutz Ga'aton own 66.7%
     Hexacomb Corporation (Illinois).....................................................................100
         Ha'Lakoach Ha' Neeman Ha' Sheesheem Ou' Shena'yim Ltd. (Israel)...................................1
              (Hexacomb Corporation owns 1%; and Glacier-Cor US Holding
              Corporation owns 99%. Subsidiaries are listed above.)


                                                  TENNECO DISTRIBUTION AGREEMENT

SUBSIDIARIES OF TENNECO PACKAGING INC.
     SUBSIDIARIES OF HEXACOMB CORPORATION
         Hexajapan Company, Ltd. (Japan)..................................................................60  %
              (Hexacomb Corporation owns 60%; and non-affiliates own 40%)
     Kobusch Packaging Egypt Ltd. (Egypt).................................................................99.75
         (Tenneco Packaging Inc. owns 99.75%; and Tenneco Kobusch-Folien GmbH owns .25%)
     Omni-Pac S.A.R.L. (France)...........................................................................97
         (Tenneco Packaging Inc. owns 97%; and Tenneco Omni-Pac GmbH & Co. KG
         Verpackungsmittel owns 3%)
     Packaging Corporation of America (Delaware)..........................................................43.5
         (Tenneco Packaging Inc. owns 43.5%; PCA Holdings LLC, an
          unaffiliated limited liability company, owns 53.2%; and
          PCA's management owns 3.3%)
         American Cellulose Corporation (Delaware)........................................................50
              (Packaging Corporation of America owns 50%; and Larry E. Homan, an unaffiliated individual, owns 50%)
         Dahlonega Packaging Corporation (Delaware)......................................................100
         Dixie Container Corporation (Virginia)..........................................................100
         PCA Hydro, Inc. (Delaware)......................................................................100
         PCA Tomahawk Corporation (Delaware).............................................................100
         PCA Valdosta Corporation (Delaware).............................................................100
     PCA Box Company (Delaware)(1).......................................................................100
     PCA Romania Srl (Romania)............................................................................50
         (Tenneco Packaging Inc. owns 50%; and Kraftcorr Inc., an unaffiliated company, owns
         50%)
     PCA West Inc. (Delaware)............................................................................100
         Coast-Packaging Company (California General Partnership).........................................50
              (PCA West Inc. owns 50%, as General Partner; and J. G. Haddy Sales
               Company, an unaffiliated company, owns 50%, as General Partner)
     Pressware International, Inc. (Delaware)............................................................100
     Revere Foil Containers, Inc. (Delaware).............................................................100
     Scriptoria N.V. (Belgium)............................................................................99.6
         (Tenneco Packaging Inc. owns approximately 99.6%; Tenneco Packaging
          International Holdings Inc. owns 18 shares; and the remainder of the shares are held by unknown third parties)
         Sentinel GmbH Verpackungen (Germany).............................................................<1
              (Scriptoria N.V. owns <1%; and Tenneco Packaging Inc. owns >99%)
     Sentinel GmbH Verpackungen (Germany).................................................................99
         (Tenneco Packaging Inc. owns >99%; and Scriptoria N.V. owns <1%)


--------
(1)  In dissolution.

                                                  TENNECO DISTRIBUTION AGREEMENT

SUBSIDIARIES OF TENNECO PACKAGING INC.
     Sentinel Polyolefins, L.L.C..........................................................................50  %
         (Tenneco Packaging Inc. owns 50%; and Sentinel Products Corp., an unaffiliated company and its principals, own 50%)
     Suncor, Inc. (South Carolina).......................................................................100
     Tenneco AVI Acquisition Inc. (Delaware).............................................................100
     Tenneco Business Services Holdings Inc. (Delaware)..................................................100
         Tenneco Business Services Inc. (Delaware).......................................................100
     Tenneco CAP Acquisition Inc. (Delaware)(1)..........................................................100
     Tenneco CPI Holding Company (Delaware)..............................................................100
     Tenneco Forest Products GmbH (Germany)..............................................................100
         PCA Embalajes Espana S.L. (Spain)................................................................99
              (Tenneco Forest Products GmbH owns 99%; and Tenneco Omni-Pac Ekco
              Verpackungsmittel GmbH & Co. KG owns 1%)
     Tenneco International Business Development Limited (Delaware).......................................100
         Ambassador Packaging (Ireland) Limited (Ireland)................................................100
     Tenneco International Finance B.V. (Netherlands)....................................................100
     Tenneco Management Company (Delaware)...............................................................100
     Tenneco Management (Europe) Limited (United Kingdom)................................................100
     Tenneco NHC Inc. (Nevada)...........................................................................100
     Tenneco Packaging - Chile Holdings Inc. (Delaware)..................................................100
         Tenneco Packaging - Chile S.A. (Chile)..........................................................100
     Tenneco Packaging de Mexico, S.A. de C.V. (Mexico)....................................................0.01
         (Tenneco Packaging Inc. owns 1 share; and Tenneco Packaging
           International Holdings Inc. owns 499,999 shares)
     Tenneco Packaging Deutschland Holdinggesellschaft mbH (Germany).....................................100
         Kobusch Folien Verwaltungsgesellschaft mbH (Germany)............................................100
              Tenneco Kobusch-Folien GmbH & Co. KG (Germany).............................................100
                  (Tenneco Packaging Deutschland Holdinggesellschaft mbH is the
                   Limited Partner; and Kobusch-Folien Verwaltungsgesellschaft mbH
                   is the General Partner)
                  Kobusch Packaging Egypt Ltd. (Egypt).....................................................0.25
                      (Tenneco Kobusch-Folien GmbH & Co. KG owns 0.25%; and
                       Tenneco Packaging Inc. owns 99.75%)
         Nord-West Verpackung Verwaltungsgesellschaft mbH (Germany)......................................100
              Tenneco Nord-West Verpackung GmbH & Co. KG (Germany).......................................100
                  (Tenneco Packaging Deutschland Holdinggesellschaft mbH is the
                   Limited Partner; and Nord-West Verpackung Verwaltungs-
                   gesellschaft mbH is the General Partner)
                  Nord-West Wohnungsbau GmbH (Germany)...................................................100
         Omni-Pac Ekco Verpackungsmittel Verwaltungsgesellschaft mbH (Germany)...........................100

--------
(1)   In dissolution.

                                                  TENNECO DISTRIBUTION AGREEMENT

SUBSIDIARIES OF TENNECO PACKAGING INC.
     SUBSIDIARIES OF TENNECO PACKAGING DEUTSCHLAND HOLDINGGESELLSCHAFT MBH
         SUBSIDIARIES OF OMNI-PAC EKCO VERPACKUNGSMITTEL VERWALTUNGSGESELLSCHAFT MBH
              Tenneco Omni-Pac Ekco Verpackungsmittel GmbH & Co. KG (Germany)............................100  %
                  (Tenneco Packaging Deutschland Holdinggesellschaft mbH is the
                   Limited Partner; and Omni-Pac Ekco Verpackungsmittel Verwaltungs-
                   gesellschaft mbH is the General Partner)
                  Omni-Pac Poland Sp. z o.o. (Poland)....................................................100
                  PCA Embalajes Espana S.L. (Spain)........................................................1
                      (Tenneco Omni-Pac Ekco Verpackungsmittel GmbH & Co. KG
                       owns 1%; and Tenneco Forest Products GmbH owns 99%)
         Omni-Pac Verpackungsmittel Verwaltungsgesellschaft mbH..........................................100
              Tenneco Omni-Pac GmbH & Co. KG Verpackungsmittel (Germany).................................100
                  (Tenneco Packaging Deutschland Holdinggesellschaft mbH is the
                   Limited Partner; and Omni-Pac Verpackungsmittel Verwaltungs-
                   gesellschaft mbH is the General Partner)
                  Omni-Pac ApS (Denmark).................................................................100
                  Omni-Pac A.B. (Sweden).................................................................100
                  Omni-Pac S.A.R.L. (France)...............................................................3
                      (Tenneco Omni-Pac GmbH & Co. KG Verpackungsmittel owns 3%;
                       and Tenneco Packaging Inc. owns 97%)
         Sengewald Verpackungen Verwaltungsgesellschaft mbH (Germany)....................................100
              Tenneco Sengewald Verpackungen GmbH & Co. KG (Germany).....................................100
                  (Tenneco Packaging Deutschland Holdinggesellschaft mbH is the
                   Limited Partner; and Sengewald Verpackung Verwaltungs-
                   gesellschaft mbH is the General Partner)
         Sengewald Klinikprodukte Verpackungsmittel GmbH.................................................100
              Tenneco Sengewald Klinikprodukte GmbH & Co. KG (Germany)...................................100
                  (Tenneco Packaging Deutschland Holdinggesellschaft mbH is the
                   Limited Partner; and Sengewald Klinikprodukte Verwaltungs-
                   gesellschaft mbH is the General Partner)
                  Sengewald France S.A.R.L. (France)(1)..................................................100
         Tenneco Omni-Pac GmbH & Co. KG Verpackungsmittel (Germany)......................................100
              (Tenneco Packaging Deutschland Holdinggesellschaft mbH is the
               Limited Partner; and Omni-Pac Verpackungsmittel Verwaltungs-
               gesellschaft mbH is the General Partner)
         Tenneco Omni-Pac Ekco Verpackungsmittel GmbH & Co. KG (Germany).................................100
              (Tenneco Packaging Deutschland Holdinggesellschaft mbH is the
               Limited Partner; and Omni-Pac Ekco Verpackungsmittel Verwaltungs-
               gesellschaft mbH is the General Partner)

--------
(1)   In dissolution.

                                                  TENNECO DISTRIBUTION AGREEMENT
                                       G-4

SUBSIDIARIES OF TENNECO PACKAGING INC.
     SUBSIDIARIES OF TENNECO PACKAGING DEUTSCHLAND HOLDINGGESELLSCHAFT MBH
         Tenneco Sengewald Verpackungen GmbH & Co. KG (Germany)..........................................100  %
              (Tenneco Packaging Deutschland Holdinggesellschaft mbH is the
               Limited Partner; and Sengewald Verpackung Verwaltungs-
               gesellschaft mbH is the General Partner)
         Tenneco Kobusch-Folien GmbH & Co. KG (Germany)..................................................100
              (Tenneco Packaging Deutschland Holdinggesellschaft mbH is the
               Limited Partner; and Kobusch-Folien Verwaltungsgesellschaft mbH
               is the General Partner)
         Tenneco Nord-West Verpackung GmbH & Co. KG (Germany)............................................100
              (Tenneco Packaging Deutschland Holdinggesellschaft mbH is the
               Limited Partner; and Nord-West Verpackung Verwaltungs-
               gesellschaft mbH is the General Partner)
         Tenneco Sengewald Klinikprodukte GmbH & Co. KG (Germany)........................................100
              (Tenneco Packaging Deutschland Holdinggesellschaft mbH is the
               Limited Partner; and Sengewald Klinikprodukte Verwaltungs-
               gesellschaft mbH is the General Partner)
     Tenneco Packaging Europe B.V. (Netherlands).........................................................100
         Nederlandse Pillo-Pak Maatschappij B.V. (Netherlands)...........................................100
     Tenneco Packaging Hexacomb S.A. (Spain).............................................................100
     Tenneco Packaging Hungary Holdings Inc. (Delaware)..................................................100
     Tenneco Packaging Hungary Packaging Material Limited (Hungary)(1)...................................100
     Budafok Recycling Waste Paper Recovery Ltd. (Hungary)................................................63.8
              (Tenneco Packaging Hungary Packaging Material Limited owns 63.8%;
               and Asco Hungaria Kft., an unaffiliated company, owns 36.2%)
     Tenneco Packaging International Holdings Inc. (Delaware)............................................100
         Airpack SPA (Italy)...............................................................................2
              (Tenneco Packaging International Holdings Inc. owns 2%; and Tenneco
               Packaging Inc. owns 98%)
         Scriptoria N.V. (Belgium)........................................................................<1
              (Tenneco Packaging International Holdings Inc. owns <1% or 18 shares;
               Tenneco Packaging Inc. owns approximately 99.6%; and the remainder of the shares are held by unknown third parties)
         Tenneco Packaging de Mexico, S.A. de C.V.........................................................99.99
              (Tenneco Packaging International Holdings Inc. owns 499,999 shares; and
               Tenneco Packaging Inc. owns 1 share)

--------
(1)  This company is commonly referred to as "Tenneco Packaging Hungary Kft."

                                                  TENNECO DISTRIBUTION AGREEMENT

SUBSIDIARIES OF TENNECO PACKAGING INC.
     SUBSIDIARIES OF TENNECO PACKAGING INTERNATIONAL HOLDINGS INC.
         SUBSIDIARIES OF TENNECO PACKAGING DE MEXICO, S.A. DE C.V.
              Empaques Protectores Tenneco S.A. de C.V. (Mexico)..........................................40  %
                  (Tenneco Packaging de Mexico, S.A. de C.V. owns 40%; non-
                   affiliates own 60%)
         Wellenfoam N.V. (Belgium)........................................................................<1
              (Tenneco Packaging International Holdings Inc. owns <1% or 1 share;
               and Tenneco Packaging Inc. owns 99+%)
     Tenneco Packaging Leasing Company (Delaware)........................................................100
     Tenneco Packaging RSA Company (Delaware)............................................................100
     Tenneco PPI Company (Delaware)......................................................................100
     Tenneco Protective Packaging Inc. (Delaware)........................................................100
         AVI Technologies, Inc. (Delaware)...............................................................100
     Tenneco Retail Receivables Company (Delaware).......................................................100
     Tenneco Rochester Acquisition Inc. (Delaware)(1)....................................................100
     Tenneco Romania Holdings Inc. (Delaware)............................................................100
         Tenneco Forest Products S.A. (Romania)..........................................................100
              (Shawn Kelly, Richard Bierlich, Robert Haught and Brent Nyberg, all of
               whom are affiliated, each hold share(s) of this company)
     Tenneco Windsor Box & Display, Inc. (Delaware)(2)...................................................100
     The Baldwin Group, Ltd. (U.K.)......................................................................100
         Ambassador Packaging Ltd. (U.K.)................................................................100
              Coastal Packaging Ltd. (U.K.)..............................................................100
              Prempack Limited (U.K.)....................................................................100
              R & H Robinson (Sheffield) Ltd. (U.K.).....................................................100
         Baldwin Packaging Limited (U.K.).................................................................<1
              (The Baldwin Group owns <1% or 1 share J&W Baldwin (Holdings)
               Ltd. owns 99.9%)
         J&W Baldwin (Holdings) Ltd. (U.K.)..............................................................100
              Baldwin Packaging Limited (U.K.)............................................................99.9
                  (J&W Baldwin (Holdings) Ltd. owns 99.9%; and The Baldwin Group owns <1% or 1 share)
                  Jiffy Rugated Products Limited (U.K.)...................................................99.9
                      (Baldwin Packaging Limited owns 99.9%; and The Baldwin Group owns <1% or 1 share)
                  J&W Baldwin (Manchester) Limited (U.K.).................................................99.9
                      (Baldwin Packaging Limited owns 99.9%; and The Baldwin
                       Group owns <1% or 1 share)

--------
(1)   In dissolution.
(2)   In dissolution.
                                                  TENNECO DISTRIBUTION AGREEMENT

SUBSIDIARIES OF TENNECO PACKAGING INC.
     SUBSIDIARIES OF THE BALDWIN GROUP, LTD.
         SUBSIDIARIES OF J&W BALDWIN (HOLDINGS) LTD.
              Jifcour (UK) Limited (U.K.).................................................................99.9%
                  (J&W Baldwin (Holdings) Ltd. owns 99.9%; and The Baldwin
                   Group, Ltd. owns <1% or 1 share)
              Jiffy Packaging Company Ltd. (U.K.).........................................................99.9
                  (J&W Baldwin (Holdings) Ltd. owns 99.9%; and The Baldwin
                   Group, Ltd. owns <1% or 1 share)
              Pentland Packaging Limited (Scotland).......................................................99.9
                  (J&W Baldwin (Holdings) Ltd. owns 99.9%; and The Baldwin
                  Group, Ltd. owns <1% or 1 share)
         J&W Baldwin (Manchester) Limited (U.K.)..........................................................<1
              (The Baldwin Group, Ltd. owns <1% or 1 share; and Baldwin Packaging
               Limited owns 99.9%)
         Jifcour (UK) Limited (U.K.)......................................................................<1
              (The Baldwin Group, Ltd. owns <1% or 1 share; and J&W Baldwin
               (Holdings) Ltd. owns 99.9%)
         Jiffy Packaging Company Ltd. (U.K.)..............................................................<1
              (The Baldwin Group, Ltd. owns <1% or 1 share; and J&W Baldwin
               (Holdings) Ltd. owns 99.9%)
         Jiffy Rugated Products Limited (U.K.)............................................................<1
              (The Baldwin Group, Ltd. owns <1% or 1 share; and Baldwin Packaging
               Limited owns 99.9%)
         Omni-Pac U.K. Limited (United Kingdom)..........................................................100
         Pentland Packaging Limited (Scotland)............................................................<1
              (The Baldwin Group, Ltd. owns <1% or 1 share; and J&W Baldwin
               (Holdings) Ltd. owns 99.9%)
         Tenneco Packaging Limited (Scotland)............................................................100
              Alpha Products (Bristol) Limited (United Kingdom)..........................................100
              Brucefield Plastics Limited (Scotland).....................................................100
              Polbeth Packaging (Corby) Limited (Scotland)...............................................100
              Tenneco Packaging (Caerphilly) Limited (United Kingdom)....................................100
              Tenneco Packaging (Films) Limited (United Kingdom).........................................100
              Tenneco Packaging (Livingston) Limited (Scotland)..........................................100
              Tenneco Packaging (Stanley) Limited (United Kingdom).......................................100
         Tenneco Packaging (UK) Limited (United Kingdom).................................................100
     The Corinth and Counce Railroad Company (Mississippi)...............................................100
         Valdosta Southern Railroad Company (Florida)....................................................100
     798795 Ontario Limited (Ontario)....................................................................100
         Astro-Valcour, Ltd. (Ontario)...................................................................100
         Tenneco Packaging Canada Inc. (Ontario).........................................................100
         Tenneco Packaging - Hexacomb Limited (Ontario)..................................................100
              Shearmat Structures Ltd. (Manitoba)........................................................100

                                                  TENNECO DISTRIBUTION AGREEMENT

SUBSIDIARIES OF TENNECO PACKAGING INC.
     Wellenfoam N.V. (Belgium)............................................................................99.9%
         (Tenneco Packaging Inc. owns 99.9%; and Tenneco Packaging International
          Holdings Inc. owns <1% or 1 share)
     Wood Products Leasing Company (Delaware)............................................................100
     Zhejing Zhongbao Packaging (Peoples Republic of China)...............................................62.5
         (Tenneco Packaging Inc. owns 62.5%; and non-affiliates own 37.5%)

                                                  TENNECO DISTRIBUTION AGREEMENT

                                   EXHIBIT H

                                    FORM OF

                              TAX SHARING AGREEMENT

       This Tax Sharing Agreement is entered into as of _________ __, 1999 by and between Tenneco Inc., a Delaware corporation, to be renamed Tenneco Automotive Inc. ("Tenneco"), and _____________, a Delaware corporation, formerly known as Tenneco Packaging Inc. ("Packaging Company"). Tenneco and Packaging Company are sometimes collectively referred to herein as the "Companies." Capitalized terms used in this Agreement are defined in Section 1 below. Unless otherwise indicated, all "Section" references in this Agreement are to sections of this Agreement.

                                    RECITALS

       WHEREAS, as of the date hereof, Tenneco is the common parent of an affiliated group of corporations, including Packaging Company, which has elected to file consolidated Federal income tax returns; and

       WHEREAS, the Companies have entered into a Distribution Agreement setting forth the corporate transactions pursuant to which Tenneco will distribute all of the outstanding shares of common stock of Packaging Company to Tenneco shareholders in a transaction intended to qualify as a tax-free distribution under Section 355 of the Code; and

       WHEREAS, as a result of the Distribution, Packaging Company and its subsidiaries will cease to be members of the affiliated group of which Tenneco is the common parent, effective as of the Distribution Date; and

       WHEREAS, the Companies desire to provide for and agree upon the allocation between the parties of liabilities for Taxes arising prior to, as a result of, and subsequent to the transactions contemplated by the Distribution Agreement, and to provide for and agree upon other matters relating to Taxes;

       NOW THEREFORE, in consideration of the mutual agreements contained herein, the Companies hereby agree as follows:

       SECTION 1. DEFINITION OF TERMS. For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings:

       "ACCOUNTING CUTOFF DATE" means, with respect to Packaging Company, any date as of the end of which there is a closing of the financial accounting records for such entity.

       "ACCOUNTING FIRM" shall have the meaning provided in Section 15.


                                                  TENNECO DISTRIBUTION AGREEMENT

       "ADJUSTMENT REQUEST" means any formal or informal claim or request filed with any Tax Authority, or with any administrative agency or court, for the adjustment, refund, or credit of Taxes, including (a) any amended Tax Return claiming adjustment to the Taxes as reported on the Tax Return or, if applicable, as previously adjusted, or (b) any claim for refund or credit of Taxes previously paid.

       "AFFILIATE" means any entity that directly or indirectly is "controlled" by the person or entity in question. For purposes of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. Except as otherwise provided herein, the term Affiliate shall refer to Affiliates of a person as determined immediately after the Distribution.

       "AGREEMENT" shall mean this Tax Sharing Agreement.

       "AVAILABLE OTHER GROUP CARRYBACK" shall have the meaning provided in
Section 4.07(c)(ii).

       "BENCHMARK INCOME (OR LOSS) ALLOCATION" shall have the meaning provided in Section 2.02(a)(ii).

       "BENCHMARK 1997 LOSS CARRYFORWARD ALLOCATION" shall have the meaning provided in Section 2.02(a)(iii).

       "BENCHMARK 1998 LOSS CARRYFORWARD ALLOCATION" shall have the meaning provided in Section 2.02(a)(iii).

       "BENCHMARK PERIOD" shall have the meaning provided in Section
2.02(a)(ii).

       "CARRYBACK" means any net operating loss, net capital loss, excess tax credit, or other similar Tax item which may or must be carried from one Tax Period to another Tax Period under the Code or other applicable Tax Law.

       "CARRYBACK GROUP" shall have the meaning provided in Section 4.07(c)(ii).

       "CODE" means the U.S. Internal Revenue Code of 1986, as amended, or any successor law.

       "COMPANIES" means Tenneco and Packaging Company collectively, and "COMPANY" means any one of Tenneco or Packaging Company.

       "CONSOLIDATED OR COMBINED INCOME TAX" means any Income Tax computed by reference to the assets and activities of members of more than one Group.


                                                  TENNECO DISTRIBUTION AGREEMENT

       "CONSOLIDATED OR COMBINED STATE INCOME TAX" means any State Income Tax computed by reference to the assets and activities of members of more than one Group.

       "CONSOLIDATED TAX LIABILITY" means, with respect to any Tenneco Federal Consolidated Return, the "tax liability of the group" as that term is used in Treasury Regulation Section 1.1552-1(a)(1) (including applicable interest, additions to tax, additional amounts and penalties as provided in the Code), provided, that such tax liability shall be treated as including any alternative minimum tax liability under Code Section 55.

       "CORPORATE RESTRUCTURING TRANSACTIONS" shall have the meaning provided in the Distribution Agreement.

       "DEBT REALIGNMENT" shall have the meaning provided in the Distribution Agreement.

       "DISTRIBUTION AGREEMENT" means the Distribution Agreement, dated as of ______, 1999, between Tenneco and Packaging Company, as amended from time to time, setting forth the corporate transactions required to effect the distribution to Tenneco shareholders of all of the outstanding stock of Packaging Company owned by Tenneco, and to which this Tax Sharing Agreement is attached as an exhibit.

       "DISTRIBUTION DATE" means the Distribution Date as that term is defined in the Distribution Agreement.

       "DISTRIBUTION" shall have the meaning provided in the Distribution Agreement.

       "ESTIMATED TAX PAYMENTS" shall have the meaning provided in Section 2.03(a)(ii)(B).

       "FEDERAL INCOME TAX" means any Tax imposed by Subtitle A (Income Taxes) or F (Procedure and Administration) of the Code.

       "FINAL INCOME OR LOSS ALLOCATION" shall have the meaning provided in
Section 2.02(a)(iv).

       "FINAL 1997 LOSS CARRYFORWARD ALLOCATION" shall have the meaning provided in Section 2.02(a)(v).

       "FINAL 1998 LOSS CARRYFORWARD ALLOCATION" shall have the meaning provided in Section 2.02(a)(v).

       "FOREIGN INCOME TAX" means any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, which is an income tax as defined in Treasury Regulation Section 1.901-2.


                                                  TENNECO DISTRIBUTION AGREEMENT

       "GERMAN RESTRUCTURING TRANSACTIONS" shall have the meaning provided in
Section 2.04(b).

       "GROUP" means the Tenneco Group and the Packaging Group, as the context requires.

       "HYPOTHETICAL STATE TAX LIABILITY" shall have the meaning provided in
Section 2.03(a)(ii)(A).

       "INCOME TAX" means any Federal Income Tax, State Income Tax, or Foreign Income Tax.

       "IRS RULING LETTER" shall have the meaning provided in the Distribution Agreement.

       "JOINT ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest which is neither a Tenneco Adjustment nor a Packaging Adjustment.

       "OLD TENNECO" shall have the meaning provided in Section 2.06(a)

       "OTHER GROUP" shall have the meaning provided in Section 4.07(c)(ii).

       "PACKAGING ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent Packaging Company would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement.

       "PACKAGING COMPANY" means _____________________, a Delaware corporation, formerly known as Tenneco Packaging Inc., and any successor.

       "PACKAGING GROUP" means Packaging Company and its Affiliates as determined immediately after the Distribution, modified as provided in Section 18.

       "PACKAGING GROUP PRIOR STATE TAX LIABILITY" shall have the meaning provided in Section 2.03(b)(i)(B).

       "PACKAGING GROUP RECOMPUTED STATE TAX LIABILITY" shall have the meaning provided in Section 2.03(b)(i)(A).

       "PAYMENT DATE" means (i) with respect to any Tenneco Federal Consolidated Return, the due date for any required installment of estimated taxes determined under Code Section 6655, the due date (determined without regard to extensions) for filing the return determined under Code Section 6072, and the date the return is filed, and (ii) with respect to any Tax Return for any Consolidated or Combined State Income Tax, the corresponding dates determined under the applicable Tax Law.


                                                  TENNECO DISTRIBUTION AGREEMENT

       "POST-DISTRIBUTION PERIOD" means any Tax Period beginning after the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Distribution Date.

       "POST-DISTRIBUTION STATE INCOME TAX RETURN" means any State Income Tax Return for the Tax Period ended December 31, 1999.

       "PRE-DISTRIBUTION PERIOD" means any Tax Period ending on or before the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Distribution Date.

       "PRIME RATE" means the base rate on corporate loans charged by Citibank, N.A., New York, New York from time to time, compounded daily on the basis of a year of 365 or 366 (as applicable) days and actual days elapsed.

       "PRIOR INTERCOMPANY TAX ALLOCATION AGREEMENTS" means any written or oral agreement or any other arrangements relating to allocation of Taxes existing between or among the Tenneco Group and the Packaging Group as of the Distribution Date (other than this Agreement and other than any such agreement or arrangement between or among persons who are members of a single Group).

       "PROHIBITED ACTION" shall have the meaning provided in Section 11.

       "RESPONSIBLE COMPANY" means, with respect to any Tax Return, the Company having responsibility for preparing and filing such Tax Return under this Agreement.

       "RESTRUCTURING TAX" means the Taxes described in Sections 2.05(a)(i) or 2.05(a)(ii) (relating to Tax resulting from any income or gain recognized as a result of the Transactions but excluding any Transfer Taxes described in Section 2.05).

       "RULING REQUEST" means the letter filed by Tenneco with the Internal Revenue Service dated April 30, 1999 requesting a ruling from the Internal Revenue Service regarding certain Federal Income Tax consequences of the Transactions (including all attachments, exhibits, and other materials submitted with such ruling request letter) and any amendment or supplement to such ruling request letter.

       "SEPARATE COMPANY TAX" means any Tax computed by reference to the assets and activities of a member or members of a single Group.

       "SEPARATE COMPANY STATE INCOME TAX" means any State Income Tax that is a Separate Company Tax.


                                                  TENNECO DISTRIBUTION AGREEMENT

       "STRADDLE PERIOD" means any Tax Period that begins on or before and ends after the Distribution Date.

       "STATE INCOME TAX" means any Tax imposed by any State of the United States or by any political subdivision of any such State which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income (including, without limitation, any Tax which is measured by the higher of capital or net income (e.g., Ohio Rev. Code Ann. Title 57, Section 5733, Corporate Franchise Tax)).

       "TAX" or "TAXES" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

       "TAX AUTHORITY" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

       "TAX BENEFIT" means any refund, credit, or other reduction in otherwise required Tax payments (including any reduction in estimated Tax payments).

       "TAX CONTEST" means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes of any of the Companies or their Affiliates (including any administrative or judicial review of any claim for refund) for any Tax Period ending on or before the Distribution Date or for any Straddle Period.

       "TAX CONTEST COMMITTEE" shall have the meaning provided in Section
9.02(b).

       "TAX ITEM" means, with respect to any Income Tax, any item of income, gain, loss, deduction, and credit.

       "TAX LAW" means the law of any governmental entity or political subdivision thereof relating to any Tax.

       "TAX PERIOD" means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

       "TAX RECORDS" means Tax Returns, Tax Return work papers, documentation relating to any Tax Contests, and any other books of account or records required to be maintained under the


                                                  TENNECO DISTRIBUTION AGREEMENT

Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority.

       "TAX RETURN" means any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Code or other Tax Law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

       "TENNECO" means Tenneco Inc., a Delaware corporation, and any successor.

       "TENNECO ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent Tenneco would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement.

       "TENNECO AFFILIATED GROUP" means the affiliated group (as that term is defined in Code Section 1504) that includes Tenneco as the common parent and includes any member of the Packaging Group.

       "TENNECO FEDERAL CONSOLIDATED RETURN" means any United States federal Tax Return for the Tenneco Affiliated Group.

       "TENNECO GROUP" means Tenneco and its Affiliates excluding any entity that is a member of the Packaging Group.

       "TRANSACTIONS" means the transactions contemplated by the Distribution Agreement (including the Corporate Restructuring Transactions, Debt Realignment and Distribution, as defined in such agreement).

       "TRANSFER TAXES" means all Taxes (other than Taxes imposed on income or gains) incurred or imposed by reason of the sale, assignment or transfer of title of the applicable property, regardless of upon whom such Taxes are levied or imposed by the applicable Tax Law, including sales, use, value-added, excise, stock transfer, real estate transfer, lease assignment, transfer gains tax, stamp, documentary, filing, recording, permit, license, authorization, intangible and similar Taxes.

       "TRUE-UP AMOUNT" shall have the meaning provided in Section 2.02(a)(vi).

       "TREASURY REGULATIONS" means the regulations promulgated from time to time under the Code as in effect for the relevant Tax Period.

       "UK RESTRUCTURING TRANSACTIONS" shall have the meaning provided in
Section 2.04(c).

                                                  TENNECO DISTRIBUTION AGREEMENT

       "1996 SPIN-OFF TAX SHARING AGREEMENT" shall have the meaning provided in
Section 2.06(a).

       "1997 LOSS CARRYFORWARD" shall have the meaning provided in Section 2.02(a)(i).

       "1998 LOSS CARRYFORWARD" shall have the meaning provided in Section 2.02(a)(i).

       "1999 TAX PERIOD" shall have the meaning provided in Section 2.02(a).

              For purposes of this Agreement, any reference to "including" shall be deemed to mean "including, without limitation."

       SECTION 2. ALLOCATION OF TAX LIABILITIES. The provisions of this Section 2 are intended to determine each Company's liability for Taxes with respect to Pre-Distribution Periods. Once the liability has been determined under this
Section 2, Section 5 determines the time when payment of the liability is to be made, and whether the payment is to be made to the Tax Authority directly or to another Company.

              2.01 General Rule.

              (a) Tenneco Liability. Tenneco shall be liable for all Taxes not specifically allocated to Packaging Company under this Section 2. Tenneco shall indemnify and hold harmless the Packaging Group from and against any liability for Taxes for which Tenneco is liable under this Section 2.01(a).

              (b) Packaging Company Liability. Packaging Company shall be liable for, and shall indemnify and hold harmless the Tenneco Group from and against any liability for, Taxes which are allocated to Packaging Company under this
Section 2.

              2.02 Allocation of United States Federal Income Tax. Except as provided in Sections 2.05 and 2.06:

       (a) Allocation of Tax and Tax Attributes Relating to the 1999 Tax Period. With respect to the Tenneco Federal Consolidated Return for the tax period ending December 31, 1999 (the "1999 Tax Period"), the allocation and use of net operating loss carryforwards and current year losses, and the allocation of Consolidated Tax Liability, if any, shall be made as follows:

              (i) STEP ONE. The net operating losses attributable to the tax period ended December 31, 1997 (the "1997 Loss Carryforward") and the net operating losses attributable to the tax period ended December 31, 1998 (the "1998 Loss Carryforward") shall be allocated between the Tenneco Group and Packaging Group based upon the legal entities that incurred such losses (treating the income of any member of the Tenneco Affiliated Group for the relevant tax period

                                                  TENNECO DISTRIBUTION AGREEMENT
as reducing the losses of each legal entity included in the Tenneco Affiliated Group on a pro rata basis in accordance with Treasury Regulation Section 1.1502-21(b)(2).

              (ii) STEP TWO. The taxable income (or loss) of each of the Tenneco Group and Packaging Group for the portion of the 1999 Tax Period ending on September 30, 1999 (the "Benchmark Period") shall be computed (the "Benchmark Income (or Loss) Allocation ") subject to adjustment for material divestments, the costs of the Debt Realignment, and similar items.

              (iii) STEP THREE. The taxable losses, if any, incurred by any member of the Tenneco Affiliated Group for the Benchmark Period shall be deemed to be utilized first to offset the taxable income, if any, of each other member of the Tenneco Affiliated Group for such tax period (which losses shall be deemed to be utilized by such members on a pro rata basis). Next, the 1997 Loss Carryforward shall be deemed to be utilized, on a pro rata basis, to offset the taxable income of each member of the Tenneco Affiliated Group. Finally, to the extent the taxable income for such period exceeds the losses for such period and the 1997 Loss Carryforward, the 1998 Loss Carryforward shall be deemed to be utilized, on a pro rata basis, to offset the remaining taxable income of each member of the Tenneco Affiliated Group. Neither Tenneco nor Packaging Company shall have any obligation to pay or reimburse the other party for utilization of such party's net operating losses under this Step Three. Each Group's allocable share of the 1997 Loss Carryforward and 1998 Loss Carryforward following the utilization of losses described in this Step Three shall be referred to as such Group's "Benchmark 1997 Loss Carryforward Allocation" and "Benchmark 1998 Loss Carryforward Allocation," respectively. In the event the 1997 Loss Carryforward and 1998 Loss Carryforward are fully utilized, the Benchmark 1997 Loss Carryforward Allocation and the Benchmark 1998 Loss Carryforward Allocation shall be deemed to equal zero.

              In the event the Tax Return for the tax period ended December 31, 1998 has not been filed at the time the Benchmark 1997 and Benchmark 1998 Loss Carryforward Allocations are made pursuant to Step Three, the parties shall use an agreed upon estimate of the net operating losses for the tax period ended December 31, 1998, and within 30 days of the filing the Tax Return for such tax period, the Benchmark 1997 Loss Carryforward Allocation and Benchmark 1998 Loss Carryforward Allocation shall be redetermined. In the case of such redetermination if Packaging Company's Benchmark 1997 Loss Carryforward Allocation or Benchmark 1998 Loss Carryforward Allocation, as redetermined, exceeds the amount of such allocation as initially determined under Step Three, Packaging Company shall pay to Tenneco an amount equal to such excess multiplied by 35%, and if Packaging Company's Benchmark 1997 Loss Carryforward Allocation or Benchmark 1998 Loss Carryforward Allocation, as redetermined, is less than Packaging Company's Benchmark 1997 Loss Carryforward Allocation or Benchmark 1998 Loss Carryforward Allocation, Tenneco shall pay to Packaging Company an amount equal to such difference multiplied by 35%.

              (iv) STEP FOUR. The taxable income (or loss) of each of the Tenneco Group and the Packaging Group for the 1999 Tax Period shall be computed (in the same manner as described in

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                                      H-9

Step Two) based on the Tax Return as filed for such tax period (the "Final Income or Loss Allocation").

              (v) STEP FIVE. Based on the Tax Return as filed for the 1999 Tax Period, the taxable losses, if any incurred by any member of the Tenneco Group or Packaging Group for such period shall be deemed to be utilized first to offset the taxable income, if any, of each other member of the Tenneco Affiliated Group for such period (which losses shall be deemed to be utilized by such members on a pro rata basis). Next, the 1997 Loss Carryforward shall be deemed to be utilized, on a pro rata basis, to offset the taxable income of each member of the Tenneco Affiliated Group. Finally, to the extent the taxable income for such period exceeds the losses for the current period and the 1997 Loss Carryforward, the 1998 Loss Carryforward shall be deemed to be utilized, on a pro rata basis, to offset the remaining taxable income of each member of the Tenneco Affiliated Group. Each Group's allocable share of the 1997 Loss Carryforward and 1998 Loss Carryforward following the utilization of losses described in this Step Five shall be referred to as the "Final 1997 Loss Carryforward Allocation" and "Final 1998 Loss Carryforward Allocation," respectively.

              (vi) STEP SIX. Within sixty (60) days of filing the Tenneco Federal Consolidated Tax Return for the 1999 Tax Period, the Packaging Group shall compute the "True-Up Amount," which amount shall equal (I) the sum of (A) the Packaging Group's' Final Income (or Loss) Allocation less the Packaging Group's Benchmark Income or (Loss) Allocation (any loss allocation shall be treated as a negative number for purposes of this computation) plus (B) the Packaging Group's Final 1997 Loss Carryforward less the Packaging Group's Benchmark 1997 Loss Carryforward (as redetermined under Step Three, if applicable), plus (C) the Packaging Group's Final 1998 Loss Carryforward less the Packaging Group's Benchmark 1998 Carryforward (as redetermined under Step Three, if applicable), multiplied by (II) 35%.

              (vii) STEP SEVEN. In the event the Packaging Group's True-Up Amount is positive, Packaging Company shall pay such amount to Tenneco, and in the event the Packaging Group's True-Up Amount is negative, Tenneco shall pay such amount to Packaging Company.

              Schedule A attached hereto sets forth the parties' agreement as to the determinations required under Steps One, Two and Three of this Section 2.02(a). Schedule B attached hereto provides an example of the manner in which Steps Four, Five and Six are to be computed. The actual determination required to be made under Steps Four, Five and Six will be based on the information contained on the Tax Return as filed for the 1999 Tax Period.

              (b) Allocation of Tenneco Federal Consolidated Return Tax Adjustments. If there is any adjustment to the reported Tax liability with respect to any Tenneco Federal Consolidated Return, or to such Tax liability as previously adjusted, Packaging Company shall be liable to Tenneco for the excess (if any) of--


                                                  TENNECO DISTRIBUTION AGREEMENT

                    (i) the Consolidated Tax Liability of the Packaging Group computed as if all members of the Packaging Group included in the Tax Return had filed a consolidated Tax Return for such members based on the Tax Items of such members as so adjusted (the "Packaging Group Recomputed Federal Tax Liability"); over

                    (ii) the Consolidated Tax Liability of the Packaging Group computed as if such members of the Packaging Group had filed a consolidated Tax Return for such members based on the Tax Items of such members as reported (or, if applicable, as previously adjusted) (the "Packaging Group Prior Federal Tax Liability"). Solely with respect to the Tenneco Federal Consolidated Return for the 1999 Tax Period, the Packaging Group Prior Federal Tax Liability with respect to such Tax Return shall equal the Consolidated Tax Liability allocable to the Packaging Group with respect to such Tax Return under Section 2.02(a) hereof.

If the Packaging Group Prior Federal Tax Liability exceeds the Packaging Group Recomputed Federal Tax Liability, Tenneco shall be liable to Packaging Company for such excess. For purposes of this Section 2.02(b), if the Packaging Group has a net operating loss after taking into account the adjustments allocable to such Group, the Recomputed Federal Tax Liability of the Group shall be less than zero to the extent such net operating loss produces a Tax Benefit in consolidation for the applicable taxable year (which shall be determined applying the principles of Section 4.07(c)(ii)). For example, if the Packaging Group's Prior Federal Tax Liability for Year X was $50 and taking into account all adjustments for Year X, Packaging Group has a net operating loss of $40 resulting in a Tax Benefit of $14 (determined by computing the Consolidated Tax Liability for such Tax Period with and without the net operating loss), then the Packaging Group's Recomputed Federal Tax Liability for Year X would be negative $14, and Tenneco would be liable to Packaging Company in the amount of $64, i.e. ($50 - (-$14)).

              2.03 Allocation of State Income Taxes. Except as provided in Sections 2.04, 2.05 and 6.03, State Income Taxes shall be allocated as follows:

                    (a) Allocation of State Income Tax Liabilities for Post-Distribution State Income Tax Returns.

                           (i) Separate Company Taxes.  In the case of any
Separate Company State Income Tax with respect to a Post-Distribution State Income Tax Return, Packaging Company shall be liable for such Tax imposed on any members of the Packaging Group.

                           (ii) Consolidated or Combined State Income Taxes. In
the case of any Consolidated or Combined State Income Tax with respect to a Post-Distribution State Income Tax Return, the Consolidated or Combined State Income Tax liability shall be allocated between the Tenneco Group and the Packaging Group as follows:


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                                 (A) Each Group shall compute its "Hypothetical
State Tax Liability," which shall equal the State Income Tax liability of such Group (which number shall be deemed to be zero if such Group has net operating losses for such Tax Period), computed as if all members of such Group included in the computation of such Tax had filed a consolidated or combined Tax Return for such Group's members based on the income, apportionment factors, and other items of such members.

                                 (B) In the event the Estimated Tax Payments (as
defined below) exceed, or are less than, the actual State Income Tax liability shown on the Consolidated and Combined State Income Tax Return such excess or deficit, as the case may be, shall be shared by the Tenneco Group and the Packaging Group. Each Group's share shall be determined by multiplying such excess or deficit by a fraction, (a) the numerator of which is the Hypothetical State Tax Liability of such Group, and (b) the denominator of which is the sum of the Hypothetical State Tax Liability of the Tenneco Group and the Packaging Group, with appropriate payments being made by Packaging Company to Tenneco, or by Tenneco to Packaging Company, to achieve the appropriate sharing of such excess or deficit. The term "Estimated Tax Payments" shall mean any and all estimated payments made in connection with the Combined or Consolidated State Income Tax Return filed for such Tax Period; provided, however, such amount shall (i) exclude any estimated Tax payments made after the Distribution Date and (ii) include any overpayments of Combined or Consolidated State Income Tax for any prior Tax Periods which are carried forward and applied as payments on the Combined or Consolidated State Income Tax Returns for the applicable Tax Period.

                    (iii) Post-Distribution Estimated Payments. Notwithstanding anything to the contrary in the foregoing, in the case of both Separate Company Taxes and Consolidated or Combined Income Taxes, Packaging Company shall pay to the appropriate State Tax Authority any estimated Taxes with respect to the Tax Period ended December 31, 1999 due after the Distribution Date. Tenneco shall reimburse Packaging Company for (i) any estimated Tax payments made by Packaging Company after the Distribution Date with respect to Separate Company Taxes imposed on members of the Tenneco Group and (ii) any and all estimated Tax payments made by Packaging Company after the Distribution Date with respect to any Consolidated or Combined State Income Tax.

                    (b) Allocation of State Income Tax Adjustments.

       (i) Combined or Consolidated State Income Tax Adjustments. If there is any adjustment to the amount of Consolidated or Combined State Income Tax reported on any Tax Return (or as previously adjusted), the liability of the Packaging Group shall be recomputed as provided in this subparagraph. Packaging Company shall be liable to Tenneco for the excess (if any) of--

                           (A) the State Income Tax liability computed as if all
              members of the Packaging Group included in the Tax Return had filed a consolidated or combined


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              Tax Return for such members based on the income, apportionment factors, and other items of such members as so adjusted (the "Packaging Group Recomputed State Tax Liability"); over

                           (B) the State Income Tax liability computed as if
              such members of the Packaging Group had filed a consolidated or combined Tax Return for such members based on the income, apportionment factors, and other items of such members as reported (or, if applicable, as previously adjusted) (the "Packaging Group Prior State Tax Liability").

       If the Packaging Group Prior State Tax Liability exceeds the Packaging Group Recomputed State Tax Liability, Tenneco shall be liable to Packaging Company for such excess. For purposes of this paragraph, (i) if the Packaging Group has a net operating loss after taking into account the adjustments allowable to such Group, the Packaging Group Recomputed State Tax Liability shall be less than zero to the extent such net operating loss produces a Tax Benefit for purposes of the applicable Consolidated or Combined State Income Tax and (ii) the determination and payment of estimated Taxes (including the determination and payment of any Tax required to be paid with a request for an extension of time to file a Tax Return) shall not be treated as an adjustment to the related Consolidated or Combined State Income Tax.

       (ii) Separate Company Taxes. In the case of any adjustment to the amount of a Separate Company Tax Liability, Packaging Company shall be liable for such Tax imposed on members of the Packaging Group, and Tenneco shall be liable for such Tax imposed on members of the Tenneco Group.

              2.04 Allocation of Other Taxes.

              (a) General. Except as provided in Section 2.04 (b) and (c) and
Section 2.05, all Taxes other than those specifically allocated pursuant to Sections 2.02 and 2.03 shall be allocated based on the legal entity on which the legal incidence of the Tax is imposed (provided, however, that in the event the legal entity on which the legal incidence of the tax is imposed is a member of a group including members of both the Packaging Group and Tenneco Group, the tax shall be allocated between the Tenneco Group and Packaging Group based on each Group's respective share of the taxable income giving rise to such Tax. As between the parties to this Agreement, Packaging Company shall be liable for all Taxes imposed on any member of the Packaging Group. The Companies believe that there is no Tax not specifically allocated pursuant to Sections 2.02 and 2.03 which is legally imposed on more than one legal entity (e.g., joint and several liability); however, if there is any such Tax, it shall be allocated in accordance with past practices as reasonably determined by the affected Companies, or in the absence of such practices, in accordance with any allocation method agreed upon by the affected Companies.


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              (b) German Restructuring. Notwithstanding anything to the contrary in this Agreement, with respect to the Corporate Restructuring Transactions involving the restructuring of the German entities (i.e., the members of the Tenneco Affiliated Group organized under the laws of Germany) (the "German Restructuring Transactions"), the parties agree as follows:

                    (i) Packaging Company shall be liable for any and all Transfer Taxes incurred as a result of the German Restructuring Transactions.

                    (ii) Tenneco Deutschland Holdinggesellschaft mBH's ("Tenneco Deutschland") German Tax losses shall be utilized to the fullest extent permitted under German Tax Law to offset income realized in connection with the German Restructuring Transactions and Packaging Company shall have no obligation to reimburse or otherwise compensate Tenneco for the use of such Tax losses; provided, however, that (X) in the event the German Tax Authority makes a final determination that the income realized in connection with the German Restructuring Transactions is greater than the amount reported on the Tax Return as originally filed, Packaging Company shall pay to Tenneco Deutschland an amount equal to the additional German Tax loss used to offset Tenneco Deutschland's in creased income multiplied by the applicable German Tax rate, and (Y) in the event the German Tax Authority makes a final determination that the income realized in connection with the German Restructuring Transactions is less than the amount reported on the Tax Return as originally filed, Tenneco Deutschland shall pay to Packaging Company an amount equal to the German Tax loss restored as a result of such determination multiplied by the applicable German Tax rate.

                    (iii) In the event any member of the Packaging Group is required to make profit and absorption payments to Tenneco Deutschland after the Distribution Date, such payments shall be promptly repaid to Tenneco Packaging Deutschland Holding Gesellschaft mBH as an adjustment to purchase price with respect to Tenneco Deutschland's sale of such member to Tenneco Packaging Deutschland Holding Gesellschaft mBH pursuant to the German Restructuring Transactions.

                    (iv) In the event the German Tax Authority disallows Tenneco Deutschland's Organschaft status for any reason whatsoever, Tenneco Deutschland shall pay to Packaging Company the Tax Benefit realized by Tenneco Deutschland by reason of claiming input credits arising out of deemed dividend payments made by members of the Packaging Group.

       (c) United Kingdom Restructuring. Notwithstanding anything to the contrary in this Agreement, with respect to the Corporate Restructuring Transactions involving the restructuring of the United Kingdom entities (i.e., the members of the Tenneco Affiliated Group organized

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under the laws of United Kingdom) (the "UK Restructuring Transactions"), the
Companies agree as follows:

                    (i) Packaging Company shall be liable for any and all Transfer Taxes (including, without limitation, any stamp duty) incurred as a result of the UK Restructuring Transactions.

                    (ii) Each Group shall be entitled to cause any of its members to surrender such member's Tax losses for group relief or consortium relief (or other amounts eligible for group or consortium relief) to another member of such Group; provided, however, that if the Tax losses of a Group cannot be utilized by the members of such Group, the Tax losses shall be surrendered for group relief or consortium relief to the members of the other Group, as designated in writing by the parent company of such other Group (and such other Group shall have no obligation to reimburse or otherwise compensate the surrendering Group for its losses).

              2.05 Transaction and Other Taxes.

              (a) General. Except as otherwise provided in this Section 2.05, any and all liability for Taxes resulting from the Transactions shall be allocated as follows:

                    (i) Any sales and use, gross receipts or other Transfer Taxes imposed on the transfers occurring pursuant to the Transactions (together with any Tax resulting from any income or gain recognized under Treasury Regulation Sections 1.1502-13 or 1.1502-19 (or any other corresponding provisions of other applicable Tax Laws) as a result of the Transactions) shall be allocated to the legal entity on which the legal incidence of the Tax is imposed. As between the parties to this Agreement, Packaging Company shall be liable for all Taxes imposed on any member of the Packaging Group and Tenneco shall be liable for all Taxes imposed on any member of the Tenneco Group.

                    (ii) Any Tax liability resulting from any income or gain recognized as a result of any of the transactions contemplated by the Distribution Agreement failing to qualify for tax-free treatment under Code Sections 332, 351, 355, 361 or other provisions of the Code (as contemplated by the Ruling Request) or corresponding provisions of other applicable Tax Laws, shall be allocated fifty percent (50%) to Tenneco and fifty percent (50%) to Packaging Company.

              (b) Indemnity for Inconsistent Acts. Tenneco or Packaging Company, as the case may be, shall be liable for, and shall indemnify and hold harmless the members of the other Group from and against any liability for, any Restructuring Tax to the extent arising from any breach by such party of its representations or covenants under Section 11.


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              (c) Indemnity for Liability Under Code Section 355(e).
Notwithstanding anything to the contrary in this Section 2.05, any Tax liability incurred by Tenneco under Code Section 355(e) (or any corresponding provision of other applicable Tax Laws) by reason of the acquisition by one or more persons of a "50-percent or greater interest" (as such term is defined in Code Section 355(d)(4)) in Tenneco or Packaging Company (a "50% Ownership Shift") shall be allocated to that entity (i.e., Tenneco or Packaging Company) with respect to which such Ownership Shift has occurred.

       2.06 Liability Under 1996 Spin-Off Tax Sharing Agreement.

              (a) With respect to any Tax liability imposed on or incurred by Tenneco (or any Tax Benefit owing to Tenneco) under the Tax Sharing Agreement dated as of December 11, 1996, as amended, by and among Tenneco, Newport News Shipbuilding Inc., El Paso Natural Gas Company, and El Paso Tennessee Pipeline Co. ("Old Tenneco") (the "1996 Spin-Off Tax Sharing Agreement), Packaging Company shall be liable for, and shall indemnify and hold the Tenneco Group harmless from, any and all such Tax liabilities (and Packaging Company shall be entitled to any and all such Tax Benefits) except to the extent such Tax liability (or such Tax Benefit) would be treated as allocable to the Tenneco Group under the terms of Sections 2.01 through 2.04 hereof, in which case the Tenneco Group shall be liable for such Tax liability and shall be entitled to such Tax Benefit. Any amount owed by Packaging Company under this Section 2.06 shall be paid by Packaging Company to Tenneco within 30 days from the date of written notice and demand from Tenneco evidencing the payment of such amount by Tenneco in accordance with the terms of the 1996 Spin-Off Tax Sharing Agreement. Any amount due to Packaging Company under this Section 2.06 shall be paid to Packaging Company by Tenneco within 30 days from the date of receipt of such amount by Tenneco in accordance with the terms of the 1996 Spin-Off Tax Sharing Agreement.

              (b) The Companies agree that in the case of any dispute or controversy under the 1996 Spin-Off Tax Sharing Agreement, (i) each Company shall control the portion of such dispute or controversy that directly and exclusively relates to a Tax liability or Tax Benefit borne by such Company under the terms hereof, and (ii) to the extent any issue involved in, or aspect of, such dispute or controversy does not directly and exclusively relate to the Tax liability or Tax Benefits of one Company under the terms hereof, the Companies shall jointly control and otherwise handle such issue or matter in accordance with the rules for defense or prosecution of Joint Adjustments in
Section 9.02(b) hereof. In furtherance of the foregoing, Tenneco shall, upon Packaging Company's request, execute such powers of attorney or other documentation as reasonably determined by Packaging Company to be necessary or appropriate to permit Packaging Company to fully exercise its rights under this
Section 2.06(b). Each of Tenneco and Packaging Company agree that, with respect to any issue which involves or could involve the other Company's liability (or entitlement to payment) under the 1996 Spin-Off Tax Sharing Agreement pursuant to this Section 2.06, it shall not have the right to settle such issue without the prior written consent of such other Company.


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       SECTION 3. PRORATION OF TAXES FOR STRADDLE PERIODS.

              3.01 General Method of Proration. In the case of any Straddle Period, Tax Items shall be apportioned between Pre-Distribution Periods and Post-Distribution Periods in accordance with the principles of Treasury Regulation Section 1.1502-76(b) as reasonably interpreted and applied by the Companies. No election shall be made under Treasury Regulation Section 1.1502-76(b)(2)(ii) (relating to ratable allocation of a year's items). If the Distribution Date is not an Accounting Cutoff Date, the principles of Treasury Regulation Section 1.1502-76 (b)(2)(iii) will be applied to ratably allocate the items (other than extraordinary items described in Treasury Regulation Section 1.1502-76(b)(2)(ii)(C)) for the month which includes the Distribution Date.

              3.02 Transaction Treated as Extraordinary Item. In determining the apportionment of Tax Items between Pre-Distribution Periods and Post-Distribution Periods, any Tax Items relating to the Transactions shall be treated as an extraordinary item described in Treasury Regulation Section 1.1502-76(b)(2)(ii)(C) and shall be allocated to Pre-Distribution Periods, and any Taxes related to such items shall be treated under Treasury Regulation
Section 1.1502-76(b)(2)(iv) as relating to such extraordinary item and shall be allocated to Pre-Distribution Periods.

       SECTION 4. PREPARATION AND FILING OF TAX RETURNS.

              4.01 General. Except as otherwise provided in this Section 4, Tax Returns shall be prepared and filed when due (including extensions) by the person obligated to file such Tax Returns under the Code or applicable Tax Law. The Companies shall provide, and shall cause their Affiliates to provide, assistance and cooperate with one another in accordance with Section 7 with respect to the preparation and filing of Tax Returns, including providing information required to be provided in Section 7.

              4.02 Packaging Company's Responsibility. Packaging Company has the exclusive obligation and right to prepare and file, or to cause to be prepared and filed:

              (a) Tenneco Federal Consolidated Returns for Tax Periods ending on or before December 31, 1999.

              (b) The U.S. federal Income Tax return for the affiliated group (as that term is defined in Code Section 1504) of which Tenneco International Holding Corp. is the common parent for Tax Periods ending on or before December 31, 1999.

              (c) Tax Returns for Separate Company State Income Taxes or Consolidated or Combined State Income Taxes which the Companies reasonably determine, in accordance with Tenneco's past practices, are required to be filed by the Companies or any of their Affiliates for


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Tax Periods ending on or before December 31, 1999 (including without limitation, the filing of amended Tax Returns to take into account Federal Income Tax adjustments or Carryback Items).

              (d) Tax Returns that are required to be filed by the members of the Packaging Group.

Nothing in this Section 4.02 shall impose on Packaging Company any liability for any failure to file any Tax Return, or for failure to file any Tax Return when due, with respect to any Pre-Distribution Period if the due date for such return (including extensions) was prior to the Distribution Date.

              4.03 Tenneco Responsibility. Tenneco shall prepare and file, or shall cause to be prepared and filed, Tax Returns required to be filed by or with respect to members of the Tenneco Group other than those Tax Returns which Packaging Company is required to prepare and file under Section 4.02. The Tax Returns required to be prepared and filed by Tenneco under this Section 4.03 shall include (a) the Tenneco Federal Consolidated Return for Tax Periods ending after December 31, 1999, (b) the U.S. Federal Income Tax return for the affiliated group (as that term is defined in Code Section 1504) of which Tenneco International Holding Corp. is the common parent for Tax Periods ending after December 31, 1999, and (c) Tax Returns for Consolidated or Combined State Income Taxes which the Companies reasonably determine, in accordance with Tenneco's past practices, are required to be filed by the Companies or any of their Affiliates for Tax Periods ending after December 31, 1999.

              4.04 Tax Accounting Practices.

              (a) General Rule. Except as otherwise provided in this Section 4.04, any Tax Return for any Pre-Distribution Period or any Straddle Period, and any Tax Return for any Post-Distribution Period to the extent items reported on such Tax Return might reasonably affect items reported on any Tax Return for any Pre-Distribution Period or any Straddle Period, shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the Code or other applicable Tax Law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the Code or other applicable Tax Law), in accordance with reasonable Tax accounting practices selected by the Responsible Company.

              (b) Reporting of Transaction Tax Items. The tax treatment reported on any Tax Return of Tax Items relating to the Transactions shall be consistent with the treatment of such item in the IRS Ruling Letter. To the extent there is a Tax Item relating to the Transactions which is not covered by the IRS Ruling Letter, the Companies shall agree on the tax treatment of any such Tax Item reported on any Tax Return. For this purpose, the tax treatment of such Tax Items on a Tax Return by the Responsible Company with respect to such Tax Return shall be agreed to by the other Company unless either (i) there is no reasonable basis for such tax treatment, or (ii) such tax treatment is inconsistent with the tax treatment contemplated in the

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Ruling Request. Such Tax Return shall be submitted for review pursuant to
Section 4.06(a), and any dispute regarding such proper tax treatment shall be referred for resolution pursuant to Section 15, sufficiently in advance of the filing date of such Tax Return (including extensions) to permit timely filing of the return.

       4.05 Consolidated or Combined Returns. The Companies will elect and join, and will cause their respective Affiliates to elect and join, in filing consolidated, unitary, combined, or other similar joint Tax Returns, to the extent each entity is eligible to join in such Tax Returns, if the Companies reasonably determine that the filing of such Tax Returns is consistent with past reporting practices, or in the absence of applicable past practices, will result in the minimization of the net present value of the aggregate Tax to the entities eligible to join in such Tax Returns.

       4.06 Right to Review Tax Returns.

              (a) General. The Responsible Company with respect to any Tax Return shall make such Tax Return and related workpapers available for review by the other Company, if requested, to the extent (i) such Tax Return relates to Taxes for which the requesting party may be liable, (ii) such Tax Return relates to Taxes for which the requesting party may be liable in whole or in part for any additional Taxes owing as a result of adjustments to the amount of Taxes reported on such Tax Return, (iii) such Tax Return relates to Taxes for which the requesting party may have a claim for Tax Benefits under this Agreement, or
(iv) the requesting party reasonably determines that it must inspect such Tax Return to confirm compliance with the terms of this Agreement. The Responsible Company shall use its reasonable best efforts to make such Tax Return available for review as required under this paragraph sufficiently in advance of the due date for filing such Tax Returns to provide the requesting party with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, taking into account the party responsible for payment of the tax (if any) reported on such Tax Return and the materiality of the amount of Tax liability with respect to such Tax Return. The Companies shall attempt in good faith to resolve any issues arising out of the review of such Tax Returns.

              (b) Execution of Returns Prepared by Other Party. In the case of any Tax Return which is required to be prepared and filed by one Company under this Agreement and which is required by law to be signed by the other Company (or by its authorized representative), the Company which is legally required to sign such Tax Return shall not be required to sign such Tax Return under this Agreement if there is no reasonable basis for the tax treatment of any material items reported on the Tax Return.

              4.07 Claims for Refund, Carrybacks, and Self-Audit Adjustments ("Adjustment Requests").

              (a) Consent Required for Adjustment Requests Related to Consolidated or Combined Income Taxes. Neither Company shall be entitled to file an Adjustment Request with respect to any Consolidated or Combined Income Tax for a Pre-Distribution Period without the

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consent in writing of the other Company (which consent shall not be unreasonably withheld or delayed). Any Adjustment Request which the Companies consent to make under this Section 4.07 shall be prepared and filed by the Responsible Company under Section 4.02 for the Tax Return to be adjusted. The Company requesting the Adjustment Request (if not the Responsible Company) shall provide to the Responsible Company all information required for the preparation and filing of such Adjustment Request in such form and detail as reasonably requested by the Responsible Filing Company.

              (b) Other Adjustment Requests Permitted. Nothing in this Section
4.07 shall prevent any Company or its Affiliates from filing any Adjustment Request with respect to Income Taxes which are not Consolidated or Combined Income Taxes or with respect to any Taxes other than Income Taxes. Any refund or credit obtained as a result of any such Adjustment Request (or otherwise) shall be for the account of the person liable for the Tax under this Agreement.

              (c) Ordering of and Payment for Carrybacks.

                    (i) In the event that a member of the Packaging Group, on the one hand, and a member of the Tenneco Group, on the other hand, are each entitled to carryback a Tax Item to a Pre-Distribution Period, the respective Tax Items shall be utilized under the rules of applicable Tax Law (which shall be, in the case of Carrybacks to such Tax Periods of the affiliated group of which Tenneco is the common parent, the rules contained in Treasury Regulation
Section 1.1502-21T).

                    (ii) Any Tax refund or other Tax Benefit resulting from the Carryback of any member of one Group (the "Carryback Group") of any Tax Item arising after the Distribution Date to a Pre-Distribution Period shall be for the account of the Carryback Group (and in the event the Packaging Group is the Carryback Group, Tenneco shall promptly pay to Packaging Company the amount of such Tax refund or other Tax Benefit); provided, however, that if at the time of the utilization of the Carryback Items of a member of the Carryback Group, a member of the other Group (the "Other Group") possesses Carryback Tax Items which, but for the ordering rule set forth in Section 4.07(c)(i), would have been available to be utilized (the "Available Other Group Carryback") in lieu of the Carryback Group's Tax Items, then (but only to the extent of the Available Other Group Carryback) the Carryback Group shall not be entitled to payment of the amount of such Tax refund or Tax Benefit until the earlier of (X) the date on which a member of the Other Group claims the Available Other Group Carryback on a Tax Return or (Y) the date on which a member of the Carryback Group would have been able to utilize the Carryback had it not been claimed with respect to the Pre-Distribution Period Tax Return.

                    (iii) In the event the Carryback of Tax Items of a member of the Packaging Group, or the Tenneco Group, as the case may be, does not result in a Tax refund, due to an offsetting Tax adjustment to a member of the Other Group, then the Other Group shall promptly pay the amount of any decrease in Tax liability resulting from the Carryback claim, provided,


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however, that in the event the Other Group possesses Carryback Items which, but for the ordering rules of Section 4.07(c)(i) would have been available to be utilized in lieu of the Carryback Group's Tax Items, then (but only to the extent of the Available Other Group Carryback), the Other Group shall not be required to pay the amount of such decrease in Tax liability to the Carryback Group until the earlier of (X) the date on which a member of the Other Group claims the Available Other Group Carryback on a Tax Return or (Y) the date on which a member of the Carryback Group would have been able to utilize the Carryback had it not been claimed with respect to the Pre-Distribution Period Tax Return.

              (d) Payment of Refunds. Except as otherwise provided in Section 4.07(c), any refunds or other Tax Benefits received by any Company (or any of its Affiliates) as a result of any Adjustment Request which are for the account of another Company (or member of such other Company's Group) shall be paid by the Company receiving (or whose Affiliate received) such refund or Tax Benefit to such other Company in accordance with Section 6.

       SECTION 5. TAX PAYMENTS AND INTERCOMPANY BILLINGS.

              5.01 Payment of Taxes With Respect to Post-Distribution Tenneco Federal Consolidated Returns. In the case of the Tenneco Federal Consolidated Tax Return for the 1999 Tax Period:

                    (a) Computation and Payment of Tax Due. At least three business days prior to the Payment Date with respect to the Tenneco Federal Consolidated Tax Return for the 1999 Tax Period, Packaging Company shall compute the amount of Tax required to be paid to the Internal Revenue Service (taking into account the requirements of Section 4.04 relating to consistent accounting practices) with respect to such Tax Return, and Packaging Company shall notify Tenneco in writing of the amount of Tax required to be paid on such Payment Date. Tenneco will pay such amount to the Internal Revenue Service on or before such Payment Date.

                    (b) Computation and Payment of Packaging Company Liability With Respect to Tax Due.

                           (i) Within 30 days of the determination date under
Section 2.01(a)(vi) with respect to the Tenneco Federal Consolidated Tax Return for the 1999 Tax Period, Packaging Company shall pay to Tenneco an amount equal to the True-Up Amount, if positive, as determined under Section 2.02(a)(vii). In the event the Packaging Group's True-Up Amount, as determined under Section 2.02(a)(vii) is negative, Tenneco shall pay such amount to Packaging Company within 30 days of the Payment Date with respect to the Tenneco Federal Consolidated Return for the 1999 Tax Period.

                           (ii) In the event of a redetermination of the
Benchmark 1997 Loss Allocation Carryforward or Benchmark 1998 Loss Allocation Carryforward pursuant to Section 2.02(a)(iii), Packaging Company shall pay to Tenneco, or Tenneco shall pay to Packaging


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



Company, the amount, if any, required to be paid pursuant to the last sentence of Section 2.02(a)(iii), which payment shall be due within 30 days of such redetermination.

              (b) Interest on Intergroup Tax Allocation Payments. In the case of any payments to Tenneco required under paragraph (b) of this subsection 5.01, Packaging Company shall also pay to Tenneco an amount of interest computed at the Prime Rate on the amount of the payment required based on the number of days from the applicable Payment Date to the date of payment. In the case of any payments by Tenneco required under paragraph (b) of this subsection 5.01, Tenneco shall also pay to Packaging Company an amount of interest computed at the Prime Rate on the amount of the payment required based on the number of days from the date of receipt of the Tax Benefit to the date of payment of such amount to Packaging Company.

              5.02 Payment of Federal Income Tax Related to Adjustments.

              (a) Adjustments Resulting in Underpayments. Tenneco shall pay to the Internal Revenue Service when due any additional Federal Income Tax required to be paid as a result of any adjustment to the Tax liability with respect to any Tenneco Federal Consolidated Return for any Pre-Distribution Period. The Responsible Company shall compute the amount attributable to the Packaging Group in accordance with Section 2.02(b) and Packaging Company shall pay to Tenneco any amount due Tenneco under Section 2.02(b) within 30 days from the later of
(i) the date the additional Tax was paid by Tenneco or (ii) the date of receipt by Packaging Company of a written notice and demand from Tenneco for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Any amount due to Packaging Company under Section 2.02(b) shall be paid by Tenneco to Packaging Company within 30 days from the date the additional Tax was paid by Tenneco to the Internal Revenue Service. Any payments required under this Section 5.02(a) shall include interest computed at the Prime Rate based on the number of days from the date the additional Tax was paid by Tenneco to the date of the payment under this Section 5.02(a).

              (b) Adjustments Resulting in Overpayments. Within 30 days of receipt by Tenneco of any Tax Benefit resulting from any adjustment to the Consolidated Tax Liability with respect to any Tenneco Federal Consolidated Return for any Pre-Distribution Period, Tenneco shall pay to Packaging Company or Packaging Company shall pay to Tenneco (as the case may be), respective amounts due from or to Tenneco as determined by the Responsible Company in accordance with Section 2.02(b). Any payments required under this Section 5.02(b) shall include interest computed at the Prime Rate based on the number of days from the date the Tax Benefit was received by Tenneco to the date of payment to under this Section 5.02(b).


                                                  TENNECO DISTRIBUTION AGREEMENT

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              5.03 Payment of State Income Tax With Respect to Post-Distribution
State Income Tax Returns.

              (a) Computation and Payment of Tax Due. At least three business days prior to any Payment Date for any Tax Return with respect to any State Income Tax (except for post-Distribution estimated Tax payments which shall be governed by Section 2.03(a)(iii)), the Responsible Company shall compute the amount of Tax required to be paid to the applicable Tax Authority (taking into account the requirements of Section 4.04 relating to consistent accounting practices) with respect to such Tax Return on such Payment Date and--

              (i) If such Tax Return is with respect to a Consolidated or Combined State Income Tax, the Responsible Company shall, if Tenneco is not the Responsible Company with respect to such Tax Return, notify Tenneco in writing of the amount of Tax required to be paid on such Payment Date. Tenneco will pay such amount to such Tax Authority on or before such Payment Date.

              (ii) If such Tax Return is with respect to a Separate Company Tax, the Responsible Company shall, if it is not the Company liable for the Tax reported on such Tax Return, notify the Company liable for such Tax in writing of the amount of Tax required to be paid on such Payment Date. The Company liable for such Tax will pay such amount to such Tax Authority on or before such Payment Date.

              (b) Computation and Payment of Packaging Company Liability. With respect to the Consolidated or Combined State Income Tax Returns (excluding any Tax Return with respect to payment of estimated Taxes or Taxes due with a request for extension of time to file), within 120 days of the due date (including extensions) for filing of the Consolidated or Combined Tax Return with the latest due date for filing of all such Consolidated or Combined Tax Returns, Packaging Company shall pay to Tenneco the Tax liability allocable to the Packaging Group, or Tenneco shall pay to Packaging Company amounts owing to Packaging Company, as the case may be, as determined by the Responsible Company under the provisions of Section 2.03(a), plus interest computed at the Prime Rate on the amount of the payment based on the number of days from such latest due date (including extensions) to the date of payment.

              5.04 Payment of State Income Taxes Related to Consolidated or Combined State Income Tax Adjustments.

              (a) Adjustments Resulting in Underpayments. Tenneco shall pay to the applicable Tax Authority when due any additional State Income Tax required to be paid as a result of any adjustment to the Tax liability with respect to any Tax Return for any Consolidated or Combined State Income Tax for any Pre-Distribution Period. Packaging Company shall pay to Tenneco its share of any such additional Tax payment determined by the Responsible Company in accordance with Section 2.03(b) within 120 days from the later of (i) the date the additional Tax was paid by Tenneco or (ii) the date of receipt by Packaging Company of a written notice and demand from Tenneco for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Packaging Company shall also pay to Tenneco interest on its share of such additional


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                                      H-23

Tax computed at the Prime Rate based on the number of days from the date the additional Tax was paid by Tenneco to the date of payment to Tenneco under this
Section 5.04(a). Any amount due to Packaging Company under Section 2.03(b) shall be paid within 30 days from the date the additional Tax was paid by Tenneco to the applicable Tax Authority (including interest computed at the Prime Rate based on the number of days from the date the additional Tax was paid by Tenneco to the date of payment to Packaging Company).

              (b) Adjustments Resulting in Overpayments. In the case of any Tax Benefits resulting from any adjustment to any Tax Return for any Consolidated or Combined State Income Tax for any Pre-Distribution Period, Tenneco shall pay to Packaging Company or Packaging Company shall pay to Tenneco (as the case may be) respective amounts due from or to Tenneco as determined in accordance with
Section 2.03(b). Any payments owing to Packag ing Company under this Section 5.04(b) shall be made within 60 days of the earlier of (i) the date of receipt of the Tax Benefit by Tenneco or (ii) receipt by Tenneco of a written notice and demand from Packaging Company evidencing the filing of the applicable Consolidated or Combined Income Tax Return containing the relevant adjustments and detailing the extent to which the resulting Tax Benefit is attributable to Packaging Company. Any payments owing to Tenneco under this Section 5.04(b) shall be made within 30 days of Tenneco's receipt of any Tax Benefit resulting from the adjustment to the applicable Consolidated or Combined State Income Tax Return. Any payments required under this Section 5.04(b) shall include interest computed at the Prime Rate based on the number of days from the date the Tax Benefit was received by Tenneco to the date of payment to Packaging Company under this Section 5.04(b).

              5.05 Payment of Separate Company Taxes. Each Company shall pay, or shall cause to be paid, to the applicable Tax Authority when due all Separate Company Taxes owed by such Company or a member of such Company's Group.

              5.06 Indemnification Payments. If any Company (the "payor") is required to pay to a Tax Authority a Tax that another Company (the "responsible party") is liable for under this Agreement, the responsible party shall reimburse the payor within 30 days of delivery by the payor to the responsible party of an invoice for the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. The reimbursement shall include interest on the Tax payment computed at the Prime Rate based on the number of days from the date of the payment to the Tax Authority to the date of reimbursement under this
Section 5.06.

       SECTION 6. TAX BENEFITS.

              6.01 General Rule.

              (a) If a member of one Group receives a Tax refund with respect to Taxes for which a member of the other Group is liable hereunder, the Company receiving such Tax refund shall make a payment to the Company who is liable for such Taxes hereunder within 30 days



                                                  TENNECO DISTRIBUTION AGREEMENT
following receipt of the Tax refund in an amount equal to such Tax refund, plus interest on such amount computed at the Prime Rate based on the number of days from the date of receipt of the Tax refund to the date of payment under this
Section 6.01.

              (b) In the event one Group is reimbursed for its payment of a Tax liability of the other Group, the amount of such reimbursement shall be computed net of any Tax Benefit realized by the reimbursed Group as the result of payment of the other Group's Tax liability.

              6.02 Adjustment of Tax Attributes. In the event that the Carryback of Tax Items of one Group, or a Tax adjustment attributable to such Group under the terms of this Agreement, results in the disallowance or limitation of Tax attributes (including Tax credits, deductions and similar items) claimed on the Tax Return as filed, the Carryback Group shall be responsible for any increase in Tax liability resulting from the disallowance or limitation of such Tax attributes; provided, however, that in the event the disallowance or limitation of Tax attributes results in a Tax Benefit resulting from the use of such Tax attributes in another Tax Period, such Tax Benefit shall be deemed to be for the account of the Carryback Group for purposes of this Agreement.

              6.03 Correlative Adjustments. If, upon examination by any Tax Authority of any Tax Return including a member of the Tenneco Group or Packaging Group for any Tax Period, an item of deduction, credit or expense is disallowed for which Tenneco is or may be liable for Taxes hereunder (or an item of income is required to be recognized on a Tax Return which was not reported on such Tax Return), in either such case resulting in a tax detriment suffered by the Tenneco Group, and such disallowance (or recognition) results in a Tax Benefit to the Packaging Group (with respect to that Tax Period or another Tax Period), then Packaging shall pay to Tenneco the amount of such Tax Benefit (but in no case to exceed the corresponding tax detriment). Any payment required to be made hereunder shall be made when such Tax Benefit is realized in the form of an actual reduction in Tax (which shall be computed by comparing the Tax which would have been owed by Packaging but for the item giving rise to the Tax Benefit with the Tax owed by Packaging taking such item into account). The provisions of this Section 6.03 shall apply mutatis mutandis where an item of deduction, credit or expense is disallowed for which Packaging is or may be liable for Taxes hereunder (or an item of income is required to be recognized on a Tax Return which was not reported on such Tax Return), as they apply where the Tenneco Group suffers such a tax detriment. For avoidance of doubt, any payment required to be made by Tenneco to the Packaging Group under this Section 6.03 shall, to the extent applicable, be deemed as an offset to amounts owing by Packaging to Tenneco under Section 2.02 hereof.

       SECTION 7. ASSISTANCE AND COOPERATION.

              7.01 General. After the Distribution Date, each of the Companies shall cooperate (and cause their respective Affiliates to cooperate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Companies and their Affiliates including (i) preparation and filing of Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and



                                                  TENNECO DISTRIBUTION AGREEMENT
amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making all information and documents in their possession relating to the other Companies and their Affiliates available to such other Companies as provided in Section 8. Each of the Companies shall also make available to each other, as reasonably requested and available, personnel (including officers, directors, employees and agents of the Companies or their respective Affiliates) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes. Any information or documents provided under this
Section 7 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes.

              7.02 Income Tax Return Information. Each Company will provide to the other Company information and documents relating to their respective Groups required by the other Company to prepare Tax Returns. The Responsible Company shall determine a reasonable compliance schedule for such purpose in accordance with Tenneco's past practices. Any additional information or documents the Responsible Company requires to prepare such Tax Returns will be provided in accordance with past practices, if any, or as the Responsible Company reasonably requests and in sufficient time for the Responsible Company to file such Tax Returns timely.

       SECTION 8. TAX RECORDS.

              8.01 Retention of Tax Records. Except as provided in Section 8.02, each Company shall preserve and keep all Tax Records exclusively relating to the assets and activities of its Group for Pre-Distribution Tax Periods, and Tenneco shall preserve and keep all other Tax Records relating to Taxes of the Groups for Pre-Distribution Tax Periods, for so long as the contents thereof may become material in the administration of any matter under the Code or other applicable Tax Law, but in any event until the later of (i) the expiration of any applicable statutes of limitation, and (ii) seven years after the Distribution Date. If, prior to the expiration of the applicable statute of limitation and such seven-year period, a Company reasonably deter mines that any Tax Records which it is required to preserve and keep under this Section 8 are no longer material in the administration of any matter under the Code or other applicable Tax Law, such Company may dispose of such records upon 90 days prior notice to the other Company. Such notice shall include a list of the records to be disposed of describing in reasonable detail each file, book, or other record accumulation being disposed. The notified Company shall have the opportunity, at its cost and expense, to copy or remove, within such 90-day period, all or any part of such Tax Records.

              8.02 State Income Tax Returns. Tax Returns with respect to State Income Taxes and workpapers prepared in connection with preparing such Tax Returns shall be preserved and kept,



                                                  TENNECO DISTRIBUTION AGREEMENT
                                     H-26
in accordance with the guidelines of Section 8.01, by the Company responsible for preparing and filing the applicable Tax Return.

              8.03 Access to Tax Records. The Companies and their respective Affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax Records in their possession to the extent reasonably required by the other Company in connection with the preparation of Tax Returns, audits, litigation, or the resolution of items under this Agreement.

       SECTION 9. TAX CONTESTS.

              9.01 Notice. Each of the parties shall provide prompt notice to the other party of any pending or threatened Tax audit, assessment or proceeding or other Tax Contest of which it becomes aware related to Taxes for Tax Periods for which it is indemnified by the other party hereunder. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Tax Authority in respect of any such matters. If an indemnified party has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such party fails to give the indemnifying party prompt notice of such asserted Tax liability, then (i) if the indemnifying party is precluded from contesting the asserted Tax liability in any forum as a result of the failure to give prompt notice, the indemnifying party shall have no obligation to indemnify the indemnified party for any Taxes arising out of such asserted Tax liability, and
(ii) if the indemnifying party is not precluded from contesting the asserted Tax liability in any forum, but such failure to give prompt notice results in a monetary detriment to the indemnifying party, then any amount which the indemnifying party is otherwise required to pay the indemnified party pursuant to this Agreement shall be reduced by the amount of such detriment.

              9.02 Control of Tax Contests.

              (a) Separate Company Taxes. In the case of any Tax Contest with respect to any Separate Company Tax, the Company having liability for the Tax shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability.

              (b) Consolidated or Combined Income Taxes. In the case of any Tax Contest with respect to any Consolidated or Combined Income Tax, (i) Tenneco shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any Tenneco Adjustment, including settlement of any such Tenneco Adjustment, and (ii) Packaging Company shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any Packaging Adjustment, including any settlement of any Packaging Adjustment, and (iii) the two-person committee (the "Tax Contest Committee"), comprised of one person selected by Packaging Company (as designated in writing to Tenneco) and one person selected by



                                                  TENNECO DISTRIBUTION AGREEMENT

Tenneco (as designated in writing to Packaging Company) shall control the defense or prosecution of Joint Adjustments and any and all administrative matters not directly and exclusively related to any Tenneco Adjustment. Each person serving on the Tax Contest Committee shall continue to serve unless and until he or she is replaced by the party designating such person. Any and all matters to be decided by the Tax Contest Committee shall require the unanimous approval of both persons serving on the committee. In the event the Tax Contest Committee shall be deadlocked on any matter, the provisions of Section 15 of this Agreement shall apply. A Company shall not agree to any Tax liability for which another Company may be liable under this Agreement, or compromise any claim for any Tax Benefit which another Company may be entitled under this Agreement, without such other Company's written consent (which consent may be given or withheld at the sole discretion of the Company from which the consent would be required).

       SECTION 10. EFFECTIVE DATE; TERMINATION OF PRIOR INTERCOMPANY TAX ALLOCATION AGREEMENTS. This Agreement shall be effective on the Distribution Date. Immediately prior to the close of business on the Distribution Date Tenneco shall cause all Prior Intercompany Tax Allocation Agreements to be terminated with respect to Packaging Company and its Affiliates. Upon such termination, no further payments by or to Tenneco or by or to Packaging Company, with respect to such agreements shall be made, and all other rights and obligations resulting from such agreements between the Companies and their Affiliates shall cease at such time.

       SECTION 11. NO INCONSISTENT ACTIONS. Each of the Companies covenants and agrees that it will not take any action, and it will cause its Affiliates to refrain from taking any action, which is inconsistent with the Tax treatment of the Transactions as contemplated in the Ruling Request (any such action is referred to in this Section 11 as a "Prohibited Action"), unless such Prohibited Action is required by law, or the person acting has obtained the prior written consent of each of the other parties (which consent shall not be unreasonably withheld). With respect to any Prohibited Action proposed by a Company (the "Requesting Party"), the other party (the "Requested Party") shall grant its consent to such Prohibited Action if the Requesting Party obtains a ruling with respect to the Prohibited Action from the Internal Revenue Service or other applicable Tax Authority that is reasonably satisfactory to each of the Requested Party (except that the Requesting Party shall not submit any such ruling request if a Requested Party deter mines in good faith that filing such request might have a materially adverse effect upon such Requested Party). Without limiting the foregoing:

              (a) No Inconsistent Plan or Intent. Packaging Company and Tenneco each represent and warrant that neither it nor any of its Affiliates has any plan or intent to take any action which is inconsistent with any factual statements or representations in the Ruling Request. Regardless of any change in circumstances, Packaging Company and Tenneco each covenant and agree that it will not take, and it will cause its Affiliates to refrain from taking, any such inconsistent action on or before the last day of the calendar year ending after the second anniversary of the Distribution Date, other than as permitted in this
Section 11.



                                                  TENNECO DISTRIBUTION AGREEMENT

              (b) 355(e) Covenant. Without in any manner limiting paragraph (a) above, each of Packaging Company and Tenneco covenants and agrees that it will not enter into any negotiations, agreement or arrangements with respect to transactions or events (including stock issuances, option grants, capital contributions or acquisitions, but not including the Transactions), which may cause the Distribution to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly Packaging Company or Tenneco stock, as the case may be, representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code.

              (c) Amended or Supplemental Rulings. Each of the Companies covenants and agrees that it will not file, and it will cause its Affiliates to refrain from filing, any amendment or supplement to the Ruling Request subsequent to the Distribution Date without the consent of the other Company, which consent shall not be unreasonably withheld or delayed.

       SECTION 12. SURVIVAL OF OBLIGATIONS. The representations, warranties, covenants and agreements set forth in this Agreement shall be unconditional and absolute and shall remain in effect without limitation as to time.

       SECTION 13. EMPLOYEE MATTERS. Each of the Companies agrees to utilize, or cause its Affiliates to utilize, the alternative procedure set forth in respect to wage reporting set forth in Revenue Procedure 96-60, 1996-2 C.B. 399, with respect to wage reporting.

       SECTION 14. TREATMENT OF PAYMENTS; TAX GROSS UP.

              14.01 Treatment of Tax Indemnity and Tax Benefit Payments. In the absence of any change in tax treatment under the Code or other applicable Tax Law,

              (a) any Tax indemnity payments made by a Company under Section 5 shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the distribution of all of the outstanding stock of Packaging Company to Tenneco shareholders on the Distribution Date, and

              (b) any Tax Benefit payments made by a Company under Section 6, shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the distribution of all of the outstanding stock of Packaging Company to Tenneco shareholders on the Distribution Date.

              14.02 Tax Gross Up. If notwithstanding the manner in which Tax indemnity payments and Tax Benefit payments were reported, there is an adjustment to the Tax liability of a Company as a result of its receipt of a payment pursuant to this Agreement, such payment shall be appropriately adjusted so that the amount of such payment, reduced by the amount of all Income Taxes payable with respect to the receipt thereof (but taking into account all correlative Tax Benefits resulting from the payment of such Income Taxes), shall equal the amount of the



                                                  TENNECO DISTRIBUTION AGREEMENT
                                     H-29
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payment which the Company receiving such payment would otherwise be entitled to receive pursuant to this Agreement.

              14.03 Interest Under This Agreement. Anything herein to the contrary notwithstanding, to the extent one Company ("indemnitor") makes a payment of interest to another Company ("indemnitee") under this Agreement with respect to the period from the date that the indemnitee made a payment of Tax to a Tax Authority to the date that the indemnitor reimbursed the indemnitee for such Tax payment, or with respect to the period from the date that the indemnitor received a Tax Benefit to the date indemnitor paid the Tax Benefit to the indemnitee, the interest payment shall be treated as interest expense to the indemnitor (deductible to the extent provided by law) and as interest income by the indemnitee (includible in income to the extent provided by law). The amount of the payment shall not be adjusted under Section 14.02 to take into account any associated Tax Benefit to the indemnitor or increase in Tax to the indemnitee.

       SECTION 15. DISAGREEMENTS. If after good faith negotiations the parties cannot agree on the application of this Agreement to any matter, then the matter will be referred to a nationally recognized accounting firm acceptable to each of the parties (the "Accounting Firm"). The Accounting Firm shall furnish written notice to the parties of its resolution of any such disagreement as soon as practical, but in any event no later than 45 days after its acceptance of the matter for resolution. Any such resolution by the Accounting Firm will be conclusive and binding on all parties to this Agreement. In accordance with
Section 17, each party shall pay its own fees and expenses (including the fees and expenses of its representatives) incurred in connection with the referral of the matter to the Accounting Firm. All fees and expenses of the Accounting Firm in connection with such referral shall be shared equally by the parties affected by the matter.

       SECTION 16. LATE PAYMENTS. Any amount owed by one party to another party under this Agreement which is not paid when due shall bear interest at the Prime Rate plus two percent, compounded semiannually, from the due date of the payment to the date paid. To the extent interest required to be paid under this Section 16 duplicates interest required to be paid under any other provision of this Agreement, interest shall be computed at the higher of the interest rate provided under this Section 16 or the interest rate provided under such other provision.

       SECTION 17. EXPENSES. Except as provided in Section 15, each party and its Affiliates shall bear their own expenses incurred in connection with preparation of Tax Returns, Tax Contests, and other matters related to Taxes under the provisions of this Agreement.

       SECTION 18. SPECIAL RULES FOR DETERMINING MEMBERS OF GROUPS. For purposes of this Agreement, the following special rules shall apply for determining the members of the Packaging Group:

              (a) Former Affiliates of Packaging Group. The Packaging Group shall be deemed to include any corporation which (1) was a member of the affiliated group (as defined in Code Section 1504(a), but treating all corporations as "includable corporations" for purposes of



                                                  TENNECO DISTRIBUTION AGREEMENT
such Code Section) of which Tenneco is (or Old Tenneco was) the common parent,
(2) was included in the "packaging," "specialty packaging" or "paperboard packaging" segments for purposes of segment reporting in Tenneco's (or Old Tenneco's) Annual Reports on Form 10-K and (3) was sold, transferred, otherwise disposed of, or discontinued prior to the date hereof. Any entity substantially all of the assets and liabilities of which have been transferred to a member of the Packaging Group (e.g., by a statutory merger) shall be treated as a member of the Packaging Group. For example, Tenneco Packaging Specialty and Consumer Products Inc., a Delaware corporation, shall, by virtue of its liquidation into Tenneco Packaging Inc., be treated as a member of the Packaging Group. Similarly, Tenneco United Kingdom Holdings Limited shall be treated as a member of the Packaging Group.

       SECTION 19. GENERAL PROVISIONS

              19.01 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to any party under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other commercially reasonable means of written communication (including delivery by an internationally recognized courier service or by facsimile transmission) to the party at the party's address as follows:



       If to Tenneco:
                                                     --------------
                                                     --------------
                                                     --------------
                                                     --------------


       With a copy to:
                                                     --------------
                                                     --------------
                                                     --------------
                                                     --------------


       If to Packaging Company
                                                     --------------
                                                     --------------
                                                     --------------
                                                     --------------


       With a copy to:
                                                     --------------
                                                     --------------
                                                     --------------
                                                     --------------



                                                  TENNECO DISTRIBUTION AGREEMENT
                                     H-31
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       A party may change the address for receiving notices under this Agreement by providing written notice of the change of address to the other parties.

              19.02 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

              19.03 Waiver. No failure by any party to insist upon the strict performance of any obligation under this Agreement or to exercise any right or remedy under this Agreement shall constitute waiver of any such obligation, right, or remedy or any other obligation, rights, or remedies under this Agreement.

              19.04 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

              19.05 Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement, including the execution and delivery to the other parties and their Affiliates and representatives of such powers of attorney or other authorizing documentation as is reasonably necessary or appropriate in connection with Tax Contests (or portions thereof) under the control of such other parties in accordance with Section 9.

              19.06 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining thereto. In the event of any inconsistency between this Agreement and the Distribution Agreement or any other agreements relating to the transactions contemplated by the Distribution Agreement, the provisions of this Agreement shall control.

              19.07 Construction. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and shall not be strictly construed for or against any party.

              19.08 No Double Recovery; Subrogation. No provision of this Agreement shall be construed to provide an indemnity or other recovery for any Taxes costs, damages, or other amounts (including Tax Benefits) for which the damaged party has been fully compensated under any other provision of this Agreement or under any other agreement or action at law or equity. Unless expressly required in this Agreement, a party shall not be required to exhaust all remedies available under other agreements or at law or equity before recovering under the remedies provided in this Agreement. Subject to any limitations provided in this Agreement (for example, the limitation on filing claims for refund in Section 4.07), the indemnifying party shall be subrogated to all rights of the indemnified party for recovery from any third party.



                                                  TENNECO DISTRIBUTION AGREEMENT

              19.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

              19.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers as of the date set forth above.


                                         TENNECO INC.


                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------


                                         --------------------------------------

                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------




                                                  TENNECO DISTRIBUTION AGREEMENT
                                     H-33

                                    EXHIBIT I

                                SHARED AGREEMENTS


Section 1.


1. Corporate Travel Agreement dated as of November 30, 1998 by and between American Airlines, Inc. and Tenneco Business Services Inc. (travel incentive).

2. Corporate Supply Agreement dated as of July 1, 1996 by and between Boise Cascade Office Products Corporation and Tenneco Business Services Inc. (office supplies).

3. Corporate Supply Agreement dated as of February 1, 1999 by and between Bowman Distribution Division of Barnes Group, Inc. and Tenneco Business Services Inc. (fasteners).

4. Corporate Agreement dated as of October 30, 1998 by and between Delta Air Lines, Inc. (on its own behalf and on behalf of Austrian Airlines, N.V. Sabena S.A. and Swiss Air Transport Company) and Tenneco Business Services Inc. (air travel incentive).

5. Global Pricing Agreement dated as of February 4, 1998 by and between Federal Express Corporation and Tenneco Business Services Inc. (package delivery).

6. Corporate Account Agreement dated as of October 17, 1998 by and between The Hertz Corporation and Tenneco Business Services Inc. (vehicle rental).

7. Agreement for Services dated as of May 16, 1996 by and between Kelly Services, Inc. and Tenneco Business Services Inc. (services/temporary workers).

8. Supply Agreement dated as of August 31, 1995 by and among Motion Industries, Inc., Berry Bearing Company, a division of Motion Industries, Inc. and Tenneco Business Services Inc. (bearings, etc.).

9. Preferred Carrier Agreement dated as 1998 by and between Northwest Airlines, Inc. and Tenneco Business Services Inc. (travel incentive).

10. Security Services Contract dated as of September 15, 1995 by and between Per Mar Security and Research Corp. and Tenneco Business Services Inc. (security services).

11. Travel Services Agreement dated as of September 3, 1996 by and between Rosenbluth International, Inc. and Tenneco Business Services Inc. (travel services).

12. Agreement by and between Equilon Enterprises LLC (formerly Texaco Lubricants Company) and Tenneco Business Services Inc. (industrial lubricants).

13. UPS Ground, Air and International Incentive Program dated as of April 28, 1997 by and between United Parcel Service, Inc. and Tenneco Business Services Inc. (carrier/package delivery).


                                                  TENNECO DISTRIBUTION AGREEMENT

14. Corporate Supply Agreement dated as of April 1996 by and between Wallace Computer Services, Inc. and Tenneco Business Services Inc. (business forms).

15. Agreement by and between WESCO Distribution Inc. and Tenneco Business Services Inc. (electrical supplies).

16. Copier Outsourcing Agreement and Various Configuration Changes and Amendments dated as of May 8, 1996 by and between Xerox Business Services, a division of Xerox Corporation, and Tenneco Business Services Inc. (copiers).

Section 2.

1. Services Agreement dated as of November 30, 1998 by and between Aaron Security & Investigation, Inc. and Tenneco Business Services Inc. (security services).

2. Purchasing Card Agreement dated as of March 18, 1996 by and between Citibank (South Dakota) N.A. and Tenneco Business Services Inc., including its parent Tenneco Inc. (purchasing card/credit card).

3. Consultancy Services Agreement dated as of April 1, 1997 by and between Dames & Moore and Tenneco Business Services Inc. (environmental services/audits).

4. Central Travel System (CTS) Program Agreement dated as of July 11, 1996 by and between First Bank of South Dakota (National Association) and Tenneco Business Services Inc. (credit card/travel and entertainment card).

5. Agreement by and between Fuchs Lubricants Company and Tenneco Business Services Inc. (lubricants).

6.   Agreement by and between G&K and Tenneco Business Services Inc.
     (uniforms).

7. Amended and Restated Administrative Service Agreement dated as of April 9, 1999 by and between Hewitt Associates LLC and Tenneco Business Services Inc. (administrative services).

8. Supplier Management Agreement dated as of April 26, 1996 by and between Lyons Safety, Inc. and Tenneco Business Services Inc. (safety equipment).

9. Special Customer Arrangement dated as of March 5, 1999 by and between MCI Telecommunications Corporation and Tenneco Business Services Inc. (telecommunication services).

10. Relocation Services Agreement dated as of March 15, 1996 by and between Prudential Residential Services Limited Partnership d/b/a Prudential Resources Management, Tennessee Gas Pipeline Company and Tenneco Business Services Inc. (relocation services).


                                                  TENNECO DISTRIBUTION AGREEMENT

11. Corporate Visa Card Agreement undated by and between Royal Bank of Canada and Tenneco Business Services Inc. (credit card/Canadian travel card).

12. Parts Washing and Waste Disposal Services Agreement dated as of 1997 by and between Safety-Kleen Corp. and Tenneco Business Services Inc. (parts washing/waste disposal services).

13. Corporate Volume Agreement dated as of September 22, 1998 by and between United Air Lines, Inc. and Tenneco Business Services Inc. (travel incentive).

14. Services Contract dated as of September 1, 1995 by and between The Wackenhut Corporation and Tenneco Business Services Inc. (security services).

15. Lease dated as of November 19, 1992 by and between Wheels, Inc. and Tenneco Business Services Inc. (original agreement with Tennessee Gas & Pipeline, assigned to TBS) (vehicle lease).


                                                  TENNECO DISTRIBUTION AGREEMENT

                                    EXHIBIT J

     EXCEPTIONS TO RESIGNATIONS OF COMMON DIRECTORS, OFFICERS AND EMPLOYEES

1. Investment Committee of the Tenneco Inc. General Employee Benefit Trust (existing members may remain as members of the Committee until March 31, 2000).


2.   Tenneco Packaging (UK) Limited (Urszula Kitchen to remain as director).

3. Tenneco Rabbi Trust created in 1999 in connection with the spin-off (existing trustees may remain trustees after the Distribution).


                                                  TENNECO DISTRIBUTION AGREEMENT

                                   EXHIBIT K
                                    FORM OF
                     TRADEMARK TRANSITION LICENSE AGREEMENT

         THIS TRADEMARK TRANSITION LICENSE AGREEMENT (this "Trademark Transition License Agreement") is made and entered into as of ______, 1999, (the "Effective Date") by and between Tenneco Inc., a Delaware company to be renamed Tenneco Automotive Inc., a corporation organized and existing under the laws of the State of Delaware, whose principal place of business is located at 500 North Field Drive, Lake Forest, IL 60045 ("Licensor"), and Tenneco Packaging Inc. (to be renamed), a corporation organized under the laws of the State of Delaware, whose principal place of business is located at 1900 West Field Court, Lake Forest, IL 60045 ("Licensee").

         WHEREAS, Pursuant to the terms of that certain Distribution Agreement dated _____, 1999, (the "DISTRIBUTION AGREEMENT"), Licensee and Licensor have agreed to cause this Trademark Transition License Agreement to be entered into regarding the use of certain trademarks by Licensee.

         WHEREAS, Licensor has adopted and is using the name and mark "Tenneco", alone and in combination with other terms and/or symbols and variations thereof, in the United States and elsewhere throughout the world and is the owner of the U.S. Trademark Applications and the U.S. Trademark Registrations, listed on Exhibit A of this Agreement, from the United States Patent and Trademark Office, as well as their foreign counterparts, and other foreign trademarks listed on Exhibit A (hereinafter individually and collectively referred to as the "Trademark"); and

         WHEREAS, Licensee previously has used the Trademark and is desirous of continuing to use said Trademark with respect to the goods and services listed on Exhibit B, to assist Licensee during its transition to a new identity and for the limited purposes more fully described below;

         NOW, THEREFORE, in consideration of the foregoing Recitals which are hereby incorporated into the operative terms hereof, the mutual promises contained in this Agreement and good and valuable consideration from the Licensee to the Licensor, the receipt and sufficiency of which is hereby acknowledged by said Licensor, the parties hereby agree as follows:

         1. LICENSE. Licensor grants to Licensee and its Subsidiaries (as such term is defined in the Distribution Agreement), the limited, non-exclusive right to use the Trademark under the common law and under the auspices and privileges provided by any of the registrations covering the same during the term of this Agreement, and Licensee hereby undertakes to use the Trademark as follows:

                                                  TENNECO DISTRIBUTION AGREEMENT

                  a. For a period of sixty (60) days following the Effective Date of this Agreement, Licensee and its Subsidiaries may continue to use the Trademark in their corporate names. After sixty (60) days following the Effective Date of this Agreement, or as soon thereafter as reasonably practical in non-U.S. jurisdictions, Licensee shall change or cause to be changed, if necessary, such corporate names to delete the Trademark or any other word that is confusingly similar to the Trademark.

                  b. For a period of nine (9) months following the Effective Date of this Agreement, Licensee and its Subsidiaries shall be entitled to use their supplies and documents which have imprinted thereon the Trademark to the extent that such supplies and documents were existing inventory prior to the Effective Date of this Agreement. Licensee shall not print or permit to be printed any new supplies or documents bearing the Trademark from and after the Effective Date of this Agreement.

                  c. For a period of eighteen (18) months from the Effective Date of this Agreement, Licensee and its Subsidiaries may use the Trademark on signs, displays or other identifications or advertising material (other than supplies or documents, which shall be governed by paragraph b above), in each case to the extent existing as of the date hereof. Licensee shall not, and shall not permit its Subsidiaries to, prepare or install any new signs, displays or other identifications or advertising material bearing the Trademark. Licensee shall remove or cause to be removed any and all references to the Trademark from any and all signs, displays or other identifications or advertising material by the end of the eighteen (18) month period.

         2. QUALITY OF SERVICES. Licensee agrees to maintain and cause its Subsidiaries to maintain such quality standards as shall be prescribed by Licensor in the conduct of the business operations with which the Trademark is used. Licensee shall, and shall cause its Subsidiaries to, use the Trademark only with goods and services listed in Exhibit B rendered by Licensee and/or its Subsidiaries in accordance with the terms of this Agreement and with the guidance and directions furnished to the Licensee by the Licensor, or its authorized representatives or agents, from time to time, if any; but always the quality of the goods and services shall be satisfactory to the Licensor or as specified by it.

         3. INSPECTION. Licensee will permit duly authorized representatives of the Licensor to inspect the premises of Licensee and/or its Subsidiaries using the Trademarks at all reasonable times, for the purpose of ascertaining or determining compliance with Paragraphs 1 and 2 hereof.

         4. USE OF TRADEMARK. When using the Trademark under this Agreement, Licensee undertakes to, and shall cause its Subsidiaries to, comply with all laws pertaining to the Trademark. This provision includes compliance with marking requirements. Licensee represents and warrants that all goods and services to be sold under the Trademark and the marketing, sales, and distribution of them shall meet or exceed all federal, state, local and foreign laws, ordinances, standards, regulations, and guidelines pertaining to such products or activities, including, but not limited to those pertaining to product safety, quality, labeling and propriety. Licensee agrees that it will not package, market, sell, or distribute any goods or services or cause or permit any goods or services to be

                                                  TENNECO DISTRIBUTION AGREEMENT
packaged, marketed, sold or distributed in violation of any such federal, state, local or foreign law, ordinance, standard, regulation or guideline.

         5. EXTENT OF LICENSE. The license granted herein is for the sole purpose of assisting Licensee in its transition to a new identity and is not assignable or transferable in any manner whatsoever. Licensee has no right to grant any sublicenses or to use the Trademark for any other purpose.

         6. INDEMNITY. Licensee acknowledges that neither it nor its Subsidiaries will have any claims against Licensor hereunder for any damage to property or injury to persons arising out of the operation of their business. Licensee agrees to indemnify, hold harmless, and defend Licensor and its Subsidiaries, affiliates and authorized representatives with legal counsel acceptable to Licensor from and against any and all demands, claims, injuries, losses, damages, actions, suits, causes of action, proceedings, judgments, liabilities and expenses, including attorneys' fees, court costs and other legal expenses, arising out of or connected with:

         a. the use of the Trademark by Licensee or any of its Subsidiaries or affiliates; or

         b. any breach by Licensee or any of its Subsidiaries of any provision of this Agreement or of any warranty made by Licensee in this Agreement.

No approval by Licensor of any action by Licensee or any of its Subsidiaries or affiliates shall affect any right of Licensor to indemnification hereunder.

         7. TERMINATION. Except as otherwise provided herein, this Agreement shall remain in full force and effect for the periods stated in Paragraph 1 above. However, Licensor retains the right to immediately terminate this Agreement in the event of a material breach of any term of this Agreement by Licensee or any of its Subsidiaries, upon written notice to the Licensee.

         8. OWNERSHIP OF TRADEMARK. The Licensee acknowledges Licensor's exclusive right, title and interest in and to the Trademark and will not at any time do or cause or permit to be done any act or thing contesting or in any way impairing or tending to impair any part or all of such right, title and interest. In connection with the use of the Trademark, Licensee and each of its Subsidiaries shall not in any manner represent that it has any ownership in the Trademark or registrations thereof, and acknowledges that use of the Trademark shall inure to the benefit of the Licensor. On termination of this Agreement or any portion hereof in any manner provided herein, the Licensee will destroy or cause to be destroyed all signs, displays or other identifications or advertising material, supplies and documents, and any other materials bearing the Trademark and will certify to Licensor in writing that it has done so. Furthermore, Licensee and each of its Subsidiaries will not at any time adopt or use without the Licensor's prior written consent, any word or mark which is likely to be similar to or confusing with the Trademark.

                                                  TENNECO DISTRIBUTION AGREEMENT

         9. INFRINGEMENT OF TRADEMARK. If Licensee or any of its Subsidiaries learns of any actual or threatened infringement of the Trademark or of the existence, use, or promotion of any mark or design similar to the Trademark, Licensee shall promptly notify Licensor. Licensor has the right to decide at its sole discretion what legal proceedings or other action, if any, shall be taken, by who, how such proceedings or other action shall be conducted, and in whose name such proceedings or other action shall be performed. Any legal proceedings instituted pursuant to this Section shall be for the sole benefit of Licensor and all sums recovered in such proceedings whether by judgment, settlement, or otherwise, shall be retained solely and exclusively by Licensor.

         10. INJUNCTIVE RELIEF. Licensee acknowledges that any breach or threatened breach of any of Licensee's covenants in this Agreement relating to the Trademark, including, without limitation, Licensee's and/or any of its Subsidiaries' failure to cease the manufacture, sale, marketing, or distribution of the goods bearing the Trademark at the termination or expiration of this Agreement will result in immediate and irreparable damage to Licensor and to the rights of any subsequent licensee of them. Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities, and Licensee agrees that in the event of such breach or threatened breach, Licensor shall be entitled to temporary and permanent injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

         11. SEVERABILITY. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law or any competent government or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so as this Agreement without such terms or provisions does not fail of its essential purpose or purposes. The parties will negotiate in good faith to replace any such illegal or unenforceable provision or provisions with suitable substitute provisions which maintain the economic purposes and intentions of this Agreement.

         12. NOTICE. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown above (followed by facsimile) or at such other address as may be furnished in writing to the notifying party.

         13. MISCELLANEOUS.

                  a. CAPTIONS. The captions for each Section have been inserted for the sake of convenience and shall not be deemed to be binding upon the parties for the purpose of interpretation of this Agreement.

                  b. INTERPRETATION. The parties agree that each party and its counsel has reviewed this Agreement and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                                                  TENNECO DISTRIBUTION AGREEMENT

                  c. WAIVER. The failure of Licensor to insist in any one or more instance upon the performance of any term, obligation, or condition of this Agreement by Licensee or any of its Subsidiaries or to exercise any right or privilege herein conferred upon Licensor shall not be construed as thereafter waiving such term, obligation, or condition, or relinquishing such right or privilege, and the acknowledged waiver or relinquishment by Licensor of any default or right shall not constitute waiver of any other default or right. No waiver shall be deemed to have been made unless expressed in writing.

                  d. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Agreement, and Licensee shall use its best efforts to cause the transition of all existing materials, including signs and displays, bearing the Trademark to a new name and mark.

                  e. RIGHTS CUMULATIVE. Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity.

                  f. GOVERNING LAW. ALL QUESTIONS OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY, AS SUCH PARTY'S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND (iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.


Attest:                                       LICENSOR

                                              By:
-------------------------------------            -------------------------------


Attest:                                       LICENSEE

                                              By:
-------------------------------------            -------------------------------

                                                  TENNECO DISTRIBUTION AGREEMENT

                                   EXHIBIT "A"


                                REGISTRATION                       EXPIRATION
TRADEMARK                            NO.                              DATE
---------                       -----------                        -----------








                                APPLICATION                        APPLICATION
TRADEMARK                           NO.                                 NO.
---------                       -----------                        ------------



                                                  TENNECO DISTRIBUTION AGREEMENT

                                   EXHIBIT "B"






                                                  TENNECO DISTRIBUTION AGREEMENT